                                                                    Exhibit 10.1

================================================================================

                                CREDIT AGREEMENT

                                      AMONG

                                 AGILYSYS, INC.,
                                AS A US BORROWER,

                      THE OTHER US BORROWERS NAMED HEREIN,

                                       AND

                       THE FOREIGN BORROWERS NAMED HEREIN,
                           COLLECTIVELY, AS BORROWERS,

                            THE LENDERS NAMED HEREIN,
                                   AS LENDERS,

                                       AND

                       LASALLE BANK NATIONAL ASSOCIATION,
             AS LEAD ARRANGER, BOOK RUNNER AND ADMINISTRATIVE AGENT,

                               NATIONAL CITY BANK,
                              AS SYNDICATION AGENT,

                                  HARRIS N.A.,
                           AS CO-DOCUMENTATION AGENT,

                             CHARTER ONE BANK, N.A.,
                            AS CO-DOCUMENTATION AGENT

                                       AND

                         U.S. BANK NATIONAL ASSOCIATION,
                                AS MANAGING AGENT

                                   ----------

                                   DATED AS OF
                                OCTOBER 18, 2005

                                   ----------

================================================================================

                                TABLE OF CONTENTS

                                                                                  PAGE
                                                                            ----------------
ARTICLE I. DEFINITIONS...................................................           1
   Section 1.1.   Definitions............................................           1
   Section 1.2.   Accounting Terms.......................................          23
   Section 1.3.   Terms Generally........................................          23

ARTICLE II. AMOUNT AND TERMS OF CREDIT...................................          23
   Section 2.1.   Amount and Nature of Credit............................          23
   Section 2.2.   Revolving Credit.......................................          24
   Section 2.3.   Interest...............................................          28
   Section 2.4.   Evidence of Indebtedness...............................          30
   Section 2.5.   Notice of Credit Event; Funding of Loans...............          30
   Section 2.6.   Payment on Loans and Other Obligations.................          31
   Section 2.7.   Prepayment.............................................          33
   Section 2.8.   Facility and Other Fees; Reduction of Commitment.......          33
   Section 2.9.   Computation of Interest and Fees.......................          34
   Section 2.10.  Mandatory Payments.....................................          34
   Section 2.11.  Effectiveness of Guaranties............................          34
   Section 2.12.  Liability of Borrowers.................................          35
   Section 2.13.  Addition of US Borrowers, Foreign Borrowers and
                  Foreign Guarantors.....................................          36

ARTICLE III. ADDITIONAL PROVISIONS RELATING TO LIBOR FIXED RATE LOANS;
INCREASED CAPITAL; TAXES.................................................          38
   Section 3.1.   Requirements of Law....................................          38
   Section 3.2.   Taxes..................................................          39
   Section 3.3.   Funding Losses.........................................          41
   Section 3.4.   Eurodollar Rate or Alternate Currency Rate Lending
                  Unlawful; Inability to Determine Rate..................          41
   Section 3.5.   Discretion of Lenders as to Manner of Funding..........          42

ARTICLE IV. CONDITIONS PRECEDENT.........................................          42
   Section 4.1.   Conditions to Each Credit Event........................          42
   Section 4.2.   Conditions to the First Credit Event...................          43

ARTICLE V. COVENANTS.....................................................          45
   Section 5.1.   Insurance..............................................          45
   Section 5.2.   Money Obligations......................................          45
   Section 5.3.   Financial Statements and Information...................          45
   Section 5.4.   Financial Records......................................          46
   Section 5.5.   Franchises; Change in Business.........................          46
   Section 5.6.   ERISA and Benefit Plan Compliance......................          47
   Section 5.7.   Financial Covenants....................................          47
   Section 5.8.   Borrowing..............................................          48
   Section 5.9.   Liens..................................................          49
   Section 5.10.  Regulations T, U and X.................................          50
   Section 5.11.  Investments, Loans and Guaranties......................          50
   Section 5.12.  Merger and Sale of Assets..............................          51
   Section 5.13.  Acquisitions...........................................          52

                                TABLE OF CONTENTS

                                                                                  PAGE
                                                                            ----------------
   Section 5.14.  Notice.................................................          53
   Section 5.15.  Restricted Payments....................................          53
   Section 5.16.  Environmental Compliance...............................          53
   Section 5.17.  Affiliate Transactions.................................          54
   Section 5.18.  Use of Proceeds........................................          54
   Section 5.19.  Corporate Names........................................          54
   Section 5.20.  Subsidiary Guaranties and Pledge of Stock or Other
                  Ownership Interest.....................................          54
   Section 5.21.  Restrictive Agreements.................................          55
   Section 5.22.  Other Covenants........................................          55
   Section 5.23.  Guaranty Under Material Indebtedness Agreement.........          55
   Section 5.24.  Pari Passu Ranking.....................................          55
   Section 5.25.  Amendment of Organizational Documents..................          55
   Section 5.26.  Other Indebtedness.....................................          56

ARTICLE VI. REPRESENTATIONS AND WARRANTIES...............................          56
   Section 6.1.   Corporate Existence; Subsidiaries; Foreign
                  Qualification..........................................          56
   Section 6.2.   Corporate Authority....................................          56
   Section 6.3.   Compliance with Laws and Contracts.....................          56
   Section 6.4.   Litigation and Administrative Proceedings..............          57
   Section 6.5.   Title to Assets........................................          57
   Section 6.6.   Liens and Security Interests...........................          57
   Section 6.7.   Tax Returns............................................          57
   Section 6.8.   Environmental Laws.....................................          58
   Section 6.9.   Continued Business.....................................          58
   Section 6.10.  Employee Benefits Plans................................          58
   Section 6.11.  Consents or Approvals..................................          59
   Section 6.12.  Solvency...............................................          59
   Section 6.13.  Financial Statements...................................          59
   Section 6.14.  Regulations............................................          60
   Section 6.15.  Material Agreements....................................          60
   Section 6.16.  Intellectual Property..................................          60
   Section 6.17.  Insurance..............................................          60
   Section 6.18.  Accurate and Complete Statements.......................          60
   Section 6.19.  Investment Company; Holding Company....................          60
   Section 6.20.  Defaults...............................................          60

ARTICLE VII. EVENTS OF DEFAULT...........................................          60
   Section 7.1.   Payments...............................................          60
   Section 7.2.   Special Covenants......................................          61
   Section 7.3.   Other Covenants........................................          61
   Section 7.4.   Representations and Warranties.........................          61
   Section 7.5.   Cross Default..........................................          61
   Section 7.6.   ERISA Default..........................................          61
   Section 7.7.   Change in Control......................................          61
   Section 7.8.   Money Judgment.........................................          61
   Section 7.9.   Material Adverse Change................................          62

                                TABLE OF CONTENTS

                                                                                  PAGE
                                                                            ----------------
   Section 7.10.  Validity of Loan Documents.............................          62
   Section 7.11.  Solvency...............................................          62

ARTICLE VIII. REMEDIES UPON DEFAULT......................................          62
   Section 8.1.   Optional Defaults......................................          63
   Section 8.2.   Automatic Defaults.....................................          63
   Section 8.3.   Letters of Credit......................................          63
   Section 8.4.   Offsets................................................          63
   Section 8.5.   Equalization Provision.................................          64
   Section 8.6.   Other Remedies.........................................          64

ARTICLE IX. THE AGENT....................................................          64
   Section 9.1.   Appointment and Authorization..........................          64
   Section 9.2.   Note Holders...........................................          65
   Section 9.3.   Consultation With Counsel..............................          65
   Section 9.4.   Documents..............................................          65
   Section 9.5.   Agent and Affiliates...................................          65
   Section 9.6.   Knowledge of Default...................................          66
   Section 9.7.   Action by Agent........................................          66
   Section 9.8.   Release of Guarantor of Payment or Pledge of Stock.....          66
   Section 9.9.   Notices, Default.......................................          66
   Section 9.10.  Delegation of Duties...................................          66
   Section 9.11.  Indemnification of Agent...............................          67
   Section 9.12.  Successor Agent........................................          67
   Section 9.13.  Fronting Lender........................................          67
   Section 9.14.  Agent May File Proofs of Claim.........................          67
   Section 9.15.  Other Agents...........................................          68

ARTICLE X. MISCELLANEOUS.................................................          68
   Section 10.1.  Lenders' Independent Investigation.....................          68
   Section 10.2.  No Waiver; Cumulative Remedies.........................          68
   Section 10.3.  Amendments, Waivers and Consents.......................          69
   Section 10.4.  Notices................................................          69
   Section 10.5.  Costs, Expenses and Taxes..............................          70
   Section 10.6.  Indemnification........................................          70
   Section 10.7.  Obligations Several; No Fiduciary Obligations..........          70
   Section 10.8.  Execution in Counterparts..............................          71
   Section 10.9.  Binding Effect; Borrower's Assignment..................          71
   Section 10.10. Lender Assignments.....................................          71
   Section 10.11. Sale of Participations.................................          73
   Section 10.12. Patriot Act Notice.....................................          74
   Section 10.13. Severability of Provisions; Captions; Attachments......          74
   Section 10.14. Investment Purpose.....................................          74
   Section 10.15. Entire Agreement.......................................          74
   Section 10.16. Confidentiality........................................          74
   Section 10.17. Legal Representation of Parties........................          75
   Section 10.18. Currency...............................................          75

                                TABLE OF CONTENTS

                                                                                  PAGE
                                                                            ----------------
   Section 10.19. Governing Law; Submission to Jurisdiction..............          76
   Section 10.20. Jury Trial Waiver......................................   Signature Page 1

Schedule 1      Commitments of Lenders
Schedule 2      Borrowers
Schedule 3      Guarantors of Payment
Schedule 4      Additional Foreign Borrower Maximum Amount
Schedule 5      Pledged Securities
Schedule 5.8    Indebtedness
Schedule 5.9    Liens
Schedule 5.11   Permitted Foreign Subsidiary Loans and Investments
Schedule 6.1    Corporate Existence; Subsidiaries; Foreign Qualification
Schedule 6.4    Litigation and Administrative Proceedings
Schedule 6.10   Employee Benefits Plans
Schedule 6.15   Material Agreements

Exhibit A       US Borrower Revolving Credit Note
Exhibit B       Foreign Borrower Revolving Credit Note
Exhibit C       Swing Line Note
Exhibit D       Notice of Loan
Exhibit E       Compliance Certificate
Exhibit F       Form of Assignment and Acceptance Agreement
Exhibit G       Form of Additional Borrower Assumption Agreement
Exhibit H       Master Letter of Credit Agreement

     This CREDIT AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is made effective as of the 18th day of October, 2005 among:

          (a) AGILYSYS, INC., an Ohio corporation ("Agilysys");

          (b) each US Borrower (other than Agilysys), as hereinafter defined;

          (c) each Foreign Borrower, as hereinafter defined (each such Foreign Borrower, together with each US Borrower shall be referred to herein, collectively, as "Borrowers" and, individually, each a "Borrower");

          (d) the lenders listed on Schedule 1 hereto and each other Eligible Transferee, as hereinafter defined, that becomes a party hereto pursuant to
     Section 10.10 hereof (collectively, the "Lenders" and, individually, each a "Lender");

          (e) LASALLE BANK NATIONAL ASSOCIATION, as lead arranger, book runner and administrative agent for the Lenders under this Agreement ("Agent");

          (f) NATIONAL CITY BANK, as syndication agent ("Syndication Agent");

          (g) HARRIS N.A., as co-documentation agent ("Co-Documentation Agent");

          (h) CHARTER ONE BANK, N.A., as co-documentation agent
     ("Co-Documentation Agent"); and

          (i) U.S. BANK NATIONAL ASSOCIATION, as managing agent ("Managing Agent").

                                   WITNESSETH:

     WHEREAS, Borrowers, Agent and the Lenders desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to Borrowers upon the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, it is mutually agreed as follows:

                             ARTICLE I. DEFINITIONS

     Section 1.1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

     "Acquisition" shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person (other than a Company), or any business or division of any Person (other than a Company), (b) the acquisition of in excess of fifty percent (50%) of the stock (or other equity interest) of any Person (other than a Company), or
(c) the acquisition of another Person (other than a Company) by a merger, amalgamation or consolidation or any other combination with such Person.

     "Additional Borrower Assumption Agreement" shall mean each of the Additional Borrower Assumption Agreements executed by a US Borrower or Foreign Borrower, as applicable, after the Closing Date, in the form of the attached Exhibit G, as the same may from time to time be amended, restated or otherwise modified.

     "Additional Foreign Borrower Maximum Amount" shall mean that term as defined in Section 2.13(b) hereof.

     "Additional Foreign Guarantor Maximum Amount" shall mean that term as defined in Section 2.13(c) hereof.

     "Administrative Borrower" shall mean Agilysys.

     "Advantage" shall mean any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Lender in respect of the Obligations, if such payment results in that Lender having less than its pro rata share of the Obligations then outstanding.

     "Affiliate" shall mean any Person, directly or indirectly, controlling, controlled by or under common control with a Company and "control" (including the correlative meanings, the terms "controlling", "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of a Company, whether through the ownership of voting securities, by contract or otherwise.

     "Agent" shall mean that term as defined in the first paragraph hereof.

     "Agent Fee Letter" shall mean the Agent Fee Letter between Agilysys and Agent, dated as of the Closing Date, as the same may from time to time be amended, restated or otherwise modified.

     "Agreement" shall mean that term as defined in the first paragraph hereof.

     "Agreement for Inventory Financing" shall mean that certain Amended and Restated Agreement for Inventory Financing (Unsecured), dated on or about April 16, 2003, by and between IBM Credit LLC and Agilysys, as amended and as the same may from time to time be further amended, restated or otherwise modified.

     "Alternate Currency" shall mean Euros, Pounds Sterling, Canadian Dollars, Japanese Yen, Hong Kong Dollars or any other currency, other than Dollars, agreed to by Agent that shall be freely transferable and convertible into Dollars.

     "Alternate Currency Exposure" shall mean, at any time and without duplication, the sum of the Dollar Equivalent of (a) the aggregate principal amount of Alternate Currency Loans, and (b) the Letter of Credit Exposure that is denominated in one or more Alternate Currencies.

     "Alternate Currency Loan" shall mean a Revolving Loan described in Section 2.2(a) hereof, that shall be denominated in an Alternate Currency and on which Borrowers shall pay interest at a rate based upon the Derived LIBOR Fixed Rate applicable to such Alternate Currency.

     "Alternate Currency Maximum Amount" shall mean Twenty Million Dollars ($20,000,000).

     "Alternate Currency Rate" shall mean, with respect to an Alternate Currency Loan, for any Interest Period, a rate of interest equal to the quotient of (a) the per annum rate of interest at which relevant Alternate Currency deposits in an amount comparable to the amount of such Alternate Currency Loan and for a period equal to the such Interest Period are offered in the London Interbank Eurodollar market at 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period (or three Business Days prior to the commencement of such Interest Period if banks in London, England were not open and dealing in such Alternate Currency on such second preceding Business Day), as displayed in the Bloomberg Financial Markets Information Service system (or other authoritative source selected by Agent in its sole discretion) or, if the Bloomberg Financial Markets Information Service system or another authoritative source is not available, as the Alternate Currency Rate is otherwise determined by Agent in its sole and absolute discretion; divided by (b) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), such rate to remain fixed for such Interest Period. Agent's determination of the Alternate Currency Rate shall be rebuttably presumptive evidence of such rate.

     "Applicable Facility Fee Rate" shall mean:

          (a) for the period from the Closing Date through November 30, 2005, twenty-two and one-half (22.50) basis points; and

          (b) commencing with the Consolidated financial statements of Agilysys for the fiscal quarter ending September 30, 2005, the number of basis points set forth in the following matrix, based upon the result of the computation of the Leverage Ratio, shall be used to establish the number of basis points that will go into effect on December 1, 2005 and thereafter:

                   LEVERAGE RATIO                     APPLICABLE FACILITY FEE RATE
                   --------------                     ----------------------------
Greater than or equal to 2.50 to 1.00                      50.00 basis points

Greater than or equal to 2.00 to 1.00 but less than        37.50 basis points
2.50 to 1.00
Greater than or equal to 1.50 to 1.00 but less than        35.00 basis points
2.00 to 1.00
Greater than or equal to 1.00 to 1.00 but less than        22.50 basis points
1.50 to 1.00
Greater than or equal to .50 to 1.00 but less than         20.00 basis points
1.00 to 1.00
Less than .50 to 1.00                                      17.50 basis points

After December 1, 2005, changes to the Applicable Facility Fee Rate shall be effective on the first day of each month following the date upon which Agent should have received, pursuant to Section 5.3(a) and (b) hereof, the Consolidated financial statements of Agilysys. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of Agent and the Lenders to charge the Default Rate, or the rights and remedies of Agent and the Lenders pursuant to Articles VII and VIII hereof.

     "Applicable Margin" shall mean:

          (a) for the period from the Closing Date through November 30, 2005, one hundred two and one-half (102.50) basis points for LIBOR Fixed Rate Loans and zero (0.00) basis points for Base Rate Loans; and

          (b) commencing with the Consolidated financial statements of Agilysys for the fiscal quarter ending September 30, 2005, the number of basis points (depending upon whether Loans are LIBOR Fixed Rate Loans or Base Rate Loans) set forth in the following matrix, based upon the result of the computation of the Leverage Ratio, shall be used to establish the number of basis points that will go into effect on December 1, 2005 and thereafter:

                                               APPLICABLE BASIS      APPLICABLE BASIS POINTS
                                            POINTS FOR LIBOR FIXED        FOR BASE RATE
              LEVERAGE RATIO                      RATE LOANS                  LOANS
              --------------                ----------------------   -----------------------
Greater than or equal to 2.50 to 1.00               150.00                    50.00
Greater than or equal to 2.00 to 1.00 but           137.50                     0.00
less than 2.50 to 1.00
Greater than or equal to 1.50 to 1.00 but           115.00                     0.00
less than 2.00 to 1.00
Greater than or equal to 1.00 to 1.00 but           102.50                     0.00
less than 1.50 to 1.00

Greater than or equal to .50 to 1.00 but             80.00                     0.00
less than 1.00 to 1.00
Less than 0.50 to 1.00                               57.50                     0.00

After December 1, 2005, changes to the Applicable Margin shall be effective on the first day of each month following the date upon which Agent should have received, pursuant to Section 5.3(a) and (b) hereof, the Consolidated financial statements of Agilysys. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of Agent and the Lenders to charge the Default Rate, or the rights and remedies of Agent and the Lenders pursuant to Articles VII and VIII hereof.

     "Assignment Agreement" shall mean an Assignment and Acceptance Agreement in the form of the attached Exhibit F.

     "Authorized Officer" shall mean the general counsel, a Financial Officer or other individual authorized by a Financial Officer in writing (with a copy to Agent) to handle certain administrative matters in connection with this Agreement.

     "Base Rate" shall mean a rate per annum equal to the greater of (a) the Prime Rate or (b) one-half of one percent (.50%) in excess of the Federal Funds Effective Rate. Any change in the Base Rate shall be effective immediately from and after such change in the Base Rate.

     "Base Rate Loan" shall mean a Revolving Loan described in Section 2.2(a) hereof, that shall be denominated in Dollars and on which Borrowers shall pay interest at a rate based on the Derived Base Rate.

     "Borrower" shall mean that term as defined in the first paragraph hereof.

     "Borrowers" shall mean that term as defined in the first paragraph hereof.

     "Borrower Investment Policy" shall mean the Investment Policy Guidelines of Agilysys in effect as of the Closing Date, together with such modifications as approved from time to time by the Board of Directors of Agilysys.

     "Business Day" shall mean (a) a day of the year that is not a Saturday, Sunday or on which national banks are not authorized or required to close in Chicago, Illinois, (b) if the applicable Business Day relates to a Eurodollar Loan, a day of the year on which dealings in deposits are carried on in the London interbank Eurodollar market, and (c) if the applicable Business Day relates to an Alternate Currency, a day of the year on which dealings in deposits are carried on in the relevant Alternate Currency.

     "Capital Distribution" shall mean a payment made, liability incurred or other consideration given by a Company to any Person that is not a Company, for the purchase, acquisition, redemption, repurchase, payment or retirement of any capital stock or other equity interest (other than the Convertible Debentures) of such Company, or as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in capital stock or other equity of such Company) in respect of such Company's capital stock or other equity interest (other than the Convertible Debentures).

     "Capitalized Lease Obligations" shall mean obligations of the Companies for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     "Cash Equivalent Investments" shall mean (a) short-term obligations of, or fully guaranteed by, the United States of America, (b) commercial paper rated A-2 or better by Standard & Poor's or P-2 or better by Moody's, (c) demand deposit accounts maintained in the ordinary course of business, and (d) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of One Hundred Million Dollars ($100,000,000); provided, in each case, that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

     "Change in Control" shall mean (a) the acquisition of, or, if earlier, the shareholder or director approval of the acquisition of, ownership or voting control, directly or indirectly, beneficially (within the meaning of Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as then in effect) or of record, on or after the Closing Date, by any Person or group (within the meaning of Sections 13d and 14d of the Securities Exchange Act of 1934, as then in effect), of shares representing more than thirty percent (30%) of the aggregate ordinary Voting Power represented by the issued and outstanding capital stock of Agilysys; (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors or other governing body of Agilysys by Persons who were neither (i) nominated by the board of directors or other governing body of Agilysys nor (ii) appointed by directors so nominated or elected by a majority of shareholders; or (c) the occurrence of a change in control, or other similar provision, as defined in any Material Indebtedness Agreement.

     "Closing Date" shall mean the effective date of this Agreement as set forth in the first paragraph of this Agreement.

     "Closing Date Required Net Worth Amount" shall mean an amount equal to the sum of (a) eighty-five percent (85%) of the Consolidated Net Worth of Agilysys as of June 30, 2005; plus (b) fifty percent (50%) of positive Consolidated Net Earnings for the fiscal quarter of Agilysys ending September 30, 2005.

     "Closing Fee Letter" shall mean the Closing Fee Letter between Agilysys and Agent, dated as of the Closing Date.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

     "Commitment" shall mean the obligation hereunder of the Lenders, during the Commitment Period, to make Loans and to participate in the issuance of Letters of Credit pursuant to the Revolving Credit Commitment, up to the Total Commitment Amount.

     "Commitment Percentage" shall mean, for each Lender, the percentage set forth opposite such Lender's name under the column headed "Commitment Percentage", as listed in Schedule 1 hereto (taking into account any assignments pursuant to Section 10.10 hereof).

     "Commitment Period" shall mean the period from the Closing Date to October 17, 2010, or such earlier date on which the Commitment shall have been terminated pursuant to Article VIII hereof.

     "Companies" shall mean all Borrowers and Subsidiaries.

     "Company" shall mean a Borrower or Subsidiary.

     "Compliance Certificate" shall mean a Compliance Certificate in the form of the attached Exhibit E.

     "Confidential Information" shall mean all confidential or proprietary information about the Companies that has been furnished by any Company to Agent or any Lender, whether furnished before or after the Closing Date and regardless of the manner in which it is furnished, but does not include any such information that (a) is or becomes generally available to the public other than as a result of a disclosure by Agent or such Lender not permitted by this Agreement, (b) was available to Agent or such Lender on a nonconfidential basis prior to its disclosure to Agent or such Lender, or (c) becomes available to Agent or such Lender on a nonconfidential basis from a Person other than a Company.

     "Consideration" shall mean, in connection with an Acquisition, the aggregate consideration paid, including borrowed funds, cash, the issuance of securities or notes, the assumption or incurring of liabilities (direct or contingent), the payment of consulting fees or fees for a covenant not to compete and any other consideration paid for such Acquisition.

     "Consolidated" shall mean the resultant consolidation of the financial statements of Agilysys and its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Section 6.13 hereof.

     "Consolidated Capital Expenditures" shall mean, for any period, as determined on a Consolidated basis and in accordance with GAAP, purchases of property, plant and equipment as reported in Agilysys' Consolidated statement of cash flows for such period, as reflected in Agilysys' Quarterly Report on Form 10-Q or Agilysys' Annual Report on Form 10-K filed with the SEC for such period, as applicable.

     "Consolidated Depreciation and Amortization Charges" shall mean, for any period, as determined on a Consolidated basis and in accordance with GAAP, the aggregate of all depreciation and amortization charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of Agilysys, as reported in Agilysys' Consolidated statement of cash flows for such period, as reflected in Agilysys' Quarterly Report on Form 10-Q or Agilysys' Annual Report on Form 10-K filed with the SEC for such period, as applicable.

     "Consolidated EBITDA" shall mean, for any period, as determined on a Consolidated basis and in accordance with GAAP, Consolidated Net Earnings from continuing operations of Agilysys, as reported in Agilysys' Consolidated income statement for such period, as reflected in Agilysys' Quarterly Report on Form 10-Q or Agilysys' Annual Report on Form 10-K filed with the SEC for such period, as applicable, plus the aggregate amounts deducted in determining such Consolidated Net Earnings from continuing operations in respect of:

          (a) Consolidated Income Tax Expense;

          (b) Consolidated Interest Expense (including, to the extent deducted from Consolidated Net Earnings from continuing operations of Agilysys, the amortization of deferred financing costs, interest expense on deferred compensation arrangements, if any, and payments made to obtain Hedge Agreements);

          (c) distributions on the Convertible Debentures to the extent not included in Consolidated Interest Expense;

          (d) Consolidated Depreciation and Amortization Charges;

          (e) Consolidated restructuring charges as reported in Agilysys' Consolidated financial statements for any such period during the 2006 fiscal year, as reflected in Agilysys' Quarterly Report on Form 10-Q or Agilysys' Annual Report on Form 10-K filed with the SEC for such period, as applicable, in an aggregate amount not to exceed Seven Million Dollars ($7,000,000) for all such periods during the 2006 fiscal year;

          (f) losses resulting from the premiums paid with respect to the early redemption of the Convertible Debentures; and

          (g) (i) extraordinary non-cash losses not incurred in the ordinary course of business, minus (ii) extraordinary non-cash gains not incurred in the ordinary course of business.

Consolidated EBITDA shall be calculated on a pro forma basis giving effect to Acquisitions permitted under this Agreement for the most recently completed twelve (12) calendar months using, for any Acquisition permitted under this Agreement, as applicable, historical financial statements containing such adjustments as are approved by Agent for inclusion in such calculation, which adjustments shall be satisfactory to Agent, in its reasonable credit judgment. The aforementioned adjustments may be broken down by fiscal quarter in Agilysys' reasonable judgment.

     "Consolidated Fixed Charges" shall mean, at any date, as determined on a Consolidated basis and in accordance with GAAP, without duplication, the aggregate of (a) Consolidated

Interest Expense (including, without limitation, the "imputed interest" portion of capital leases, synthetic leases and asset securitizations, if any), (b) rent expenses, (c) principal payments on Consolidated Funded Indebtedness (other than (i) optional prepayments or scheduled amortization of the Senior Unsecured Notes, and (ii) optional prepayments of the Loans or any other Indebtedness),
(d) Consolidated Income Tax Expense paid in cash, and (e) cash expenditures relating to Capital Distributions.

     "Consolidated Funded Indebtedness" shall mean, for any period, as determined on a Consolidated basis, the sum of (a) all Indebtedness for borrowed money, as determined in accordance with GAAP, (b) all obligations (contingent or otherwise) under any letter of credit or banker's acceptance, and (c) Capitalized Lease Obligations and Indebtedness pursuant to synthetic leases, as determined in accordance with GAAP.

     "Consolidated Income Tax Expense" shall mean, for any period, as determined on a Consolidated basis and in accordance with GAAP, all provisions for taxes based on the gross or net income of Agilysys (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), and all franchise taxes of Agilysys, all as reported in Agilysys' Consolidated income statement for such period as reflected in Agilysys' Quarterly Report on Form 10-Q or Agilysys' Annual Report on Form 10-K filed with the SEC for such period, as applicable.

     "Consolidated Interest Expense" shall mean, for any period, as determined on a Consolidated basis and in accordance with GAAP, the interest expense of Agilysys as reported in Agilysys' Consolidated income statement for such period as reflected in Agilysys' Quarterly Report on Form 10-Q or Agilysys' Annual Report on Form 10-K filed with the SEC for such period, as applicable.

     "Consolidated Net Earnings" shall mean, for any period, as determined on a Consolidated basis and in accordance with GAAP, the net income (loss) of Agilysys, as reported in Agilysys' Consolidated income statement for such period as reflected in Agilysys' Quarterly Report on Form 10-Q or Agilysys' Annual Report on Form 10-K filed with the SEC for such period, as applicable.

     "Consolidated Net Worth" shall mean, at any date, as determined on a Consolidated basis and in accordance with GAAP, the stockholders' equity of Agilysys, as determined as of such date and as reported in Agilysys' Consolidated balance sheet as reflected in the Agilysys' Quarterly Report on Form 10-Q or Agilysys' Annual Report on Form 10-K filed with the SEC, as applicable for the period ending as of such date.

     "Controlled Group" shall mean a Company and each Person required to be aggregated with a Company under Code Section 414(b), (c), (m) or (o).

     "Convertible Debentures" shall mean the Series A 6 3/4% Junior Convertible Subordinated Debentures of Agilysys, due March 31, 2028, issued in the aggregate original principal amount of up to One Hundred Fifty Million Dollars ($150,000,000), under the Convertible Debentures Indenture, and redeemed in full prior to the Closing Date.

     "Convertible Debentures Indenture" shall mean that certain Junior Subordinated Indenture, dated as of March 23, 1998, of Agilysys to Wilmington Trust Company, as trustee, as supplemented by that certain First Supplemental Indenture, dated as of March 23, 1998, of Agilysys to Wilmington Trust Company, as trustee.

     "Credit Event" shall mean the making by the Lenders of a Loan, the conversion by the Lenders of a Base Rate Loan to a LIBOR Fixed Rate Loan, the continuation by the Lenders of a LIBOR Fixed Rate Loan after the end of the applicable Interest Period, the making by the Swing Line Lender of a Swing Loan, or the issuance (or amendment) by the Fronting Lender of a Letter of Credit.

     "Credit Party" shall mean each Borrower and any Subsidiary or other Affiliate that is a Guarantor of Payment.

     "Credit Rating" shall mean the Moody's Rating or the S&P Rating.

     "Default" shall mean an event or condition that constitutes, or with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default and that has not been waived by the Required Lenders (or, if applicable, all of the Lenders) in writing.

     "Default Rate" shall mean (a) with respect to any Loan, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto, and (b) with respect to any other amount, if no rate is specified or available, a rate per annum equal to two percent (2%) in excess of the Derived Base Rate from time to time in effect.

     "Derived Base Rate" shall mean a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) for Base Rate Loans plus the Base Rate.

     "Derived LIBOR Fixed Rate" shall mean (a) with respect to a Eurodollar Loan, a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) plus the Eurodollar Rate, and (b) with respect to an Alternate Currency Loan, a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) plus the Alternate Currency Rate applicable to the relevant Alternate Currency.

     "Disposition" shall mean the lease, transfer or other disposition of assets (whether in one or more than one transaction) by a Company, other than a sale, lease, transfer or other disposition made by a Company pursuant to Section 5.12(b) hereof or in the ordinary course of business.

     "Dollar" or the sign $ shall mean lawful money of the United States of America.

     "Dollar Equivalent" shall mean (a) with respect to an Alternate Currency Loan or Letter of Credit denominated in an Alternate Currency, the Dollar equivalent of the amount of such Alternate Currency Loan or Letter of Credit denominated in an Alternate Currency, determined by Agent on the basis of the Spot Rate for the purchase of the relevant Alternate Currency with

Dollars for delivery on the date such Alternate Currency Loan is advanced or Letter of Credit issued, and (b) with respect to any other amount, (i) if such amount is denominated in Dollars, then such amount in Dollars, and (ii) if such amount is not denominated in Dollars, then the Dollar equivalent of such amount, determined by Agent on the basis of the Spot Rate for the purchase of the relevant Alternate Currency with Dollars for delivery on such date; provided, however, that, in calculating the Dollar Equivalent for purposes of determining
(A) any Borrower's obligation to prepay Loans and Letters of Credit pursuant to
Section 2.10 hereof, or (B) any Borrower's ability to request additional Loans or Letters of Credit pursuant to the Commitment, Agent may, in its discretion, on any Business Day selected by Agent (prior to payment in full of the Obligations), calculate the Dollar Equivalent of each such Loan or Letter of Credit. Agent shall notify Administrative Borrower of the Dollar Equivalent of such Alternate Currency Loan or any other amount, at the time that such Dollar Equivalent shall have been determined.

     "Domestic Guarantor of Payment" shall mean each of the Companies designated a "Domestic Guarantor of Payment" on Schedule 3 hereto, each of which is executing and delivering a Guaranty of Payment on the Closing Date, and any other Domestic Subsidiary that shall deliver a Guaranty of Payment to Agent subsequent to the Closing Date.

     "Domestic Subsidiary" shall mean a Subsidiary that is not a Foreign Subsidiary.

     "EBITDA" shall mean, for any period, in accordance with GAAP and on a non-consolidated basis, the net earnings of a Person (without giving effect to extraordinary losses or gains) for such period plus the aggregate amounts deducted in determining such net earnings in respect of (a) interest expense of such Person, (b) income taxes of such Person and (c) the aggregate of all depreciation and amortization charges of such Person.

     "Eligible Transferee" shall mean a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D) that is not a Borrower, a Subsidiary or an Affiliate.

     "Environmental Laws" shall mean all provisions of law (including the common law), statutes, ordinances, codes, rules, guidelines, policies, procedures, orders-in-council, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by a Governmental Authority or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning environmental health or safety and protection of, or regulation of the discharge of substances into, the environment.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.

     "ERISA Event" shall mean (a) the existence of a condition or event with respect to an ERISA Plan that presents a significant risk of the imposition of an excise tax in a material amount or any other material liability on a Company or of the imposition of a Lien on the assets of a Company; (b) the engagement by a Controlled Group member in a non-exempt "prohibited transaction" (as defined under ERISA Section 406 or Code Section 4975) or a breach of a fiduciary duty under ERISA that, in either case, could result in a material liability to a Company; (c) the application by a Controlled Group member for a waiver from the minimum funding requirements of Code Section 412 or ERISA
Section 302 or a Controlled Group member is required to provide security under Code Section 401(a)(29) or ERISA Section 307; (d) the occurrence of a Reportable Event with respect to any Pension Plan as to which thirty-day notice is required to be provided to the PBGC; (e) the withdrawal by a Controlled Group member from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in ERISA Sections 4203 and 4205, respectively) which results or is likely to result in a material liability to a Company; (f) the involvement of, or occurrence or existence of any event or condition that makes likely the involvement of, a Multiemployer Plan in any reorganization under ERISA Section 4241; (g) the failure of an ERISA Plan (and any related trust) that is intended to be qualified under Code Sections 401 and 501 to be so qualified or the failure of any "cash or deferred arrangement" under any such ERISA Plan to meet the requirements of Code Section 401(k), provided, in any such case, that the failure exposes or is likely to expose a Company to material liability; (h) the taking by the PBGC of any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or the taking by a Controlled Group member of any steps to terminate a Pension Plan; (i) the failure by a Controlled Group member or an ERISA Plan to satisfy any requirements of law applicable to an ERISA Plan, provided, in any such case, that the failure exposes or is likely to expose a Company to material liability; (j) the commencement, existence or threatening of a claim, action, suit, audit or investigation with respect to an ERISA Plan, other than a routine claim for benefits, provided any such commencement, existence or threatening can reasonably be anticipated to expose a Company to a material liability; or (k) any incurrence by or any expectation of the incurrence by a Controlled Group member of any liability for post-retirement medical benefits under any Welfare Plan, other than as required by ERISA Section 601, et. seq. or Code Section 4980B other than limited payment in connection with severance benefits or with respect to senior executives of a Company.

     "ERISA Plan" shall mean an "employee benefit plan" (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

     "Eurodollar" shall mean a Dollar denominated deposit in a bank or branch outside of the United States.

     "Eurodollar Loan" shall mean a Revolving Loan described in Section 2.2(a) hereof, that shall be denominated in Dollars and on which Borrowers shall pay interest at a rate based upon the Derived LIBOR Fixed Rate applicable to Eurodollars.

     "Eurodollar Rate" shall mean, with respect to a Eurodollar Loan, for any Interest Period, a rate of interest equal to the quotient of (a) the per annum rate of interest at which United States dollar deposits in an amount comparable to the amount of such Eurodollar Loan and for a period equal to the such Interest Period are offered in the London Interbank Eurodollar market at 11:00 A.M. (London time) two Business Days prior to the commencement of such Interest Period (or three Business Days prior to the commencement of such Interest Period if banks in London, England were not open and dealing in offshore United States dollars on such second preceding

Business Day), as displayed in the Bloomberg Financial Markets Information Service system (or other authoritative source selected by Agent in its sole discretion) or, if the Bloomberg Financial Markets Information Service system or another authoritative source is not available, as the Eurodollar Rate is otherwise determined by Agent in its sole and absolute discretion; divided by
(b) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), such rate to remain fixed for such Interest Period. Agent's determination of the Eurodollar Rate shall be rebuttably presumptive evidence of such rate.

     "Event of Default" shall mean an event or condition that shall constitute an event of default as defined in Article VII hereof.

     "Excluded Subsidiary" shall mean a Company that (a) is not a Credit Party,
(b) has aggregate assets of less than One Million Dollars ($1,000,000) and aggregate investments by the Companies of less than One Million Dollars ($1,000,000) (but excluding any assets of, or investment by the Companies in, Aprisa Holdings, Inc. or Aprisa Inc. so long as no further assets have been acquired by, and no further investments have been made by the Companies in, Aprisa Holdings, Inc. or Aprisa Inc. since April 16, 2003), and (c) has no direct or indirect Subsidiaries with aggregate assets for all such Subsidiaries of more than One Million Dollars ($1,000,000); provided that the aggregate assets of all Excluded Subsidiaries shall not exceed Five Million Dollars ($5,000,000).

     "Excluded Taxes" shall mean net income taxes (and franchise taxes imposed in lieu of net income taxes) imposed on Agent or a Lender by the Governmental Authority located in the jurisdiction where Agent or such Lender is organized.

     "Federal Funds Effective Rate" shall mean, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the Closing Date.

     "Financial Officer" shall mean any of the following officers: chief executive officer, president, chief financial officer or treasurer. Unless otherwise qualified, all references to a Financial Officer in this Agreement shall refer to a Financial Officer of Agilysys.

     "Fixed Charge Coverage Ratio" shall mean, for the most recently completed four fiscal quarters of Agilysys, as determined on a Consolidated basis and in accordance with GAAP, the ratio of (a) Consolidated EBITDA, minus (i) Consolidated Capital Expenditures, plus (ii) Consolidated rent expenses of the Companies; to (b) Consolidated Fixed Charges.

     "Foreign Affiliate" shall mean, with respect to a Foreign Borrower, a parent Company, sister Company or Subsidiary of such Foreign Borrower.

     "Foreign Borrower" shall mean each of the Foreign Subsidiaries of Agilysys set forth on Schedule 2 hereto, together with any other Foreign Subsidiary of Agilysys that, on or after the Closing Date, shall have satisfied, in the opinion of Agent, the requirements of Section 2.13(b) hereof.

     "Foreign Borrower Revolving Credit Note" shall mean a Foreign Borrower Revolving Credit Note executed and delivered by a Foreign Borrower pursuant to
Section 2.4(b) hereof.

     "Foreign Guarantor of Payment" shall mean each of the Companies set forth on Schedule 3 hereto that shall have been designated a "Foreign Guarantor of Payment", that are executing and delivering a Guaranty of Payment on or as of the Closing Date, or any other Foreign Subsidiary that shall execute and deliver a Guaranty of Payment to Agent subsequent to the Closing Date.

     "Foreign Subsidiary" shall mean a Subsidiary that is organized outside of the United States.

     "Fronting Lender" shall mean, as to any Letter of Credit transaction hereunder, Agent as issuer of the Letter of Credit, or, in the event that Agent either shall be unable to issue or shall agree that another Lender may issue a Letter of Credit, such other Lender as shall agree to issue the Letter of Credit in its own name, but on behalf of the Lenders hereunder.

     "FX Trading Office" shall mean the Chicago office of Agent, or such other office of Agent or its parent, ABN AMRO, as Agent may designate from time to time.

     "GAAP" shall mean generally accepted accounting principles in the United States as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of Agilysys.

     "Governmental Authority" shall mean any nation or government, any state, province or territory or other political subdivision thereof, any governmental agency, department, authority, instrumentality, regulatory body, court, central bank or other governmental entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

     "Guarantor" shall mean a Person that shall have pledged its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person that shall have agreed conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

     "Guarantor of Payment" shall mean a Domestic Guarantor of Payment or Foreign Guarantor of Payment, or any other Person that shall deliver a Guaranty of Payment to Agent subsequent to the Closing Date.

     "Guaranty Documents" shall mean that term as defined in Section 2.11 hereof.

     "Guaranty Effectiveness Date" shall mean the date on which the Senior Unsecured Notes are paid in full.

     "Guaranty of Payment" shall mean each Guaranty of Payment executed and delivered on or after the Closing Date in connection with this Agreement by the Guarantors of Payment, as the same may from time to time be amended, restated or otherwise modified.

     "Hedge Agreement" shall mean any (a) hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate management device entered into by a Company with any Person in connection with any Indebtedness of such Company, or (b) currency swap agreement, forward currency purchase agreement or similar arrangement or agreement designed to protect against fluctuations in currency exchange rates entered into by a Company.

     "Indebtedness" shall mean, for any Company (excluding in all cases trade payables payable in the ordinary course of business by such Company), without duplication, (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations for the deferred purchase price of capital assets, (c) all obligations under conditional sales or other title retention agreements, (d) all obligations (contingent or otherwise) under any letter of credit or banker's acceptance, (e) all net obligations under any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device or any Hedge Agreement, (f) all synthetic leases, (g) all lease obligations that have been or should be capitalized on the books of such Company in accordance with GAAP, (h) all obligations of such Company with respect to asset securitization financing programs to the extent that there is recourse against such Company or such Company is liable (contingent or otherwise) under any such program, (i) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, (j) all indebtedness of any partnership in which such Company is a general partner, (k) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements, and (l) any guaranty of any obligation described in subparts (a) through (k) hereof.

     "Interest Adjustment Date" shall mean the last day of each Interest Period.

     "Interest Period" shall mean, with respect to a LIBOR Fixed Rate Loan, the period commencing on the date such LIBOR Fixed Rate Loan is made and ending on the last day of such period, as selected by Administrative Borrower (or the appropriate Foreign Borrower) pursuant to the provisions hereof, and, thereafter (unless, with respect to a Eurodollar Loan, such LIBOR Fixed Rate Loan is converted to a Base Rate Loan), each subsequent period commencing on the first day after the immediately preceding Interest Period and ending on the last day of such period, as selected by Administrative Borrower (or the appropriate Foreign Borrower) pursuant to the provisions hereof. The duration of each Interest Period for a LIBOR Fixed Rate Loan shall be one month, two months, three months or six months, in each case as Administrative Borrower (or the appropriate Foreign Borrower) may select upon notice, as set forth in Section 2.5 hereof; provided that (a) if Administrative Borrower (or the appropriate Foreign Borrower) shall fail to so select the duration of any Interest Period for a Eurodollar Loan at least three Business Days prior to the Interest Adjustment Date applicable to such Eurodollar Loan, Borrowers shall be deemed to have converted such Eurodollar Loan to a Base Rate Loan at the end of the then current Interest Period; and (b) each Alternate Currency Loan must be repaid on the last day of the Interest Period applicable thereto.

     "Inventory" shall mean all inventory, as defined in the U.C.C.

     "Lender" shall mean that term as defined in the first paragraph hereof.

     "Letter of Credit" shall mean a standby letter of credit that shall be issued by the Fronting Lender for the account of a Borrower or Guarantor of Payment, including amendments thereto, if any, and shall have an expiration date no later than the earlier of (a) one year after its date of issuance (provided that such Letter of Credit may provide for the renewal thereof for additional one year periods), or (b) seven days prior to the last day of the Commitment Period.

     "Letter of Credit Commitment" shall mean the commitment of the Fronting Lender, on behalf of the Lenders, to issue Letters of Credit in an aggregate face amount of up to Twenty Million Dollars ($20,000,000).

     "Letter of Credit Exposure" shall mean, at any time, the Dollar Equivalent of the sum of (a) the aggregate undrawn amount of all issued and outstanding Letters of Credit, and (b) the aggregate of the draws made on Letters of Credit that have not been reimbursed by Borrowers or converted to a Revolving Loan pursuant to Section 2.2(b)(v) hereof.

     "Leverage Ratio" shall mean, as determined on a Consolidated basis and in accordance with GAAP, the ratio of (a) Consolidated Funded Indebtedness (as determined on the last day of the most recently completed fiscal quarter of Agilysys) to (b) Consolidated EBITDA (for the most recently completed four fiscal quarters of Agilysys.

     "LIBOR Fixed Rate Loan" shall mean a Eurodollar Loan or an Alternate Currency Loan.

     "Lien" shall mean any mortgage, deed of trust, security interest, lien (statutory or other), charge, assignment, hypothecation, encumbrance on, pledge or deposit of, or conditional sale, leasing (other than operating leases), sale with a right of redemption or other title retention agreement and any capitalized lease with respect to any property (real or personal) or asset.

     "Liquidity Ratio" shall mean, as determined on the last day of the most recently completed fiscal quarter of Agilysys, as determined on a Consolidated basis and in accordance with GAAP, the ratio of (a) an amount equal to the sum of (i) cash and Cash Equivalent Investments of the Companies, (ii) accounts receivable of the Companies (excluding accounts receivable due from any Affiliate, shareholder or employee of a Company), and (iii) the lesser of

(A) Inventory of the Companies, or (B) Seventy-Five Million Dollars ($75,000,000); to (b) the sum of (i) the aggregate amount outstanding under the Agreement for Inventory Financing, and (ii) the Revolving Credit Exposure.

     "Loan" shall mean a Revolving Loan or Swing Loan granted to Borrowers by the Lenders in accordance with Section 2.2(a) or (c) hereof.

     "Loan Documents" shall mean, collectively, this Agreement, each Note, each Guaranty of Payment, all documentation relating to each Letter of Credit, each Pledge Agreement, if any, the Agent Fee Letter and the Closing Fee Letter, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced, and any other document delivered pursuant thereto.

     "Master Letter of Credit Agreement" shall mean the Master Letter of Credit Agreement in the form of the attached Exhibit H.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Companies taken as a whole, (b) the ability of a Borrower or any other Credit Party to perform its obligations under the Loan Documents, or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of Agent or the Lenders hereunder or thereunder.

     "Material Indebtedness Agreement" shall mean any debt instrument, lease (capital, operating or otherwise), guaranty, contract, commitment, agreement or other arrangement evidencing or entered into in connection with any Indebtedness of any Company or the Companies in excess of the amount of Fifteen Million Dollars ($15,000,000).

     "Maximum Amount" shall mean, for each Lender, the amount set forth opposite such Lender's name under the column headed "Maximum Amount" as set forth on
Schedule 1 hereto, subject to decreases determined pursuant to Section 2.8(c) hereof and assignments of interests pursuant to Section 10.10 hereof; provided, however, that the Maximum Amount for the Swing Line Lender shall exclude the Swing Line Commitment (other than its pro rata share), and the Maximum Amount of the Fronting Lender shall exclude the Letter of Credit Commitment (other than its pro rata share).

     "Maximum Rate" shall mean that term as defined in Section 2.3(d) hereof.

     "Moody's" shall mean Moody's Investors Service, Inc., or any successor to such company.

     "Moody's Rating" means, at any time, the then current rating (including the failure to rate) by Moody's of Agilysys' unsecured corporate credit rating.

     "Multiemployer Plan" shall mean a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

     "Non-Credit Party" shall mean a Company that is not a Credit Party.

     "Non-Credit Party Exposure" shall mean the aggregate amount, incurred on or after the Closing Date, of loans by a Credit Party to, investments by a Credit Party in, guaranties by a Credit Party of Indebtedness of, and Letters of Credit issued to or for the benefit of, a Company that is a Non-Credit Party.

     "Note" shall mean each Revolving Credit Note or the Swing Line Note, or any other promissory note delivered pursuant to this Agreement.

     "Notice of Loan" shall mean a Notice of Loan in the form of the attached Exhibit D.

     "Obligations" shall mean, collectively, (a) all Indebtedness and other obligations incurred by a Borrower to Agent, the Fronting Lender, the Swing Line Lender, or any Lender pursuant to this Agreement and the other Loan Documents, and includes the principal of and interest on all Loans and all obligations pursuant to Letters of Credit, (b) each extension, renewal or refinancing of the foregoing, in whole or in part, (c) the facility and other fees and any prepayment fees payable hereunder, and (d) all fees and charges in connection with Letters of Credit.

     "Obligor Asset Ratio" shall mean, at any time, the ratio of (a) the sum of the assets (in each case for each such Company only, on a non-consolidated basis) of each US Borrower, each Domestic Guarantor of Payment and each Pledged Foreign Subsidiary, to (b) the Consolidated total assets of Agilysys, as determined in accordance with GAAP.

     "Obligor EBITDA Ratio" shall mean, at any time, the ratio of (a) the sum of the EBITDA (in each case for each such Company only, on a non-consolidated basis) of each US Borrower, each Domestic Guarantor of Payment and each Pledged Foreign Subsidiary (for the most recently completed four fiscal quarters of Agilysys), to (b) Consolidated EBITDA (for the most recently completed four fiscal quarters of Agilysys).

     "Organizational Documents" shall mean, with respect to any Person (other than an individual), such Person's Articles (Certificate) of Incorporation, operating agreement or equivalent formation documents, and Regulations (Bylaws), or equivalent governing documents, and any amendments to any of the foregoing.

     "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise, ad valorem or property taxes, goods and services taxes, harmonized sales taxes and other sales taxes, use taxes, value added taxes, charges or similar taxes or levies (other than Excluded Taxes) arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

     "Participant" shall mean that term as defined in Section 10.11 hereof.

     "Patriot Act" shall mean Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001, as amended from time to time.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or its successor.

     "Pension Plan" shall mean an ERISA Plan that is a "pension plan" (within the meaning of ERISA Section 3(2)).

     "Permitted Foreign Subsidiary Loans and Investments" shall mean:

          (a) the investments by Agilysys or a Domestic Subsidiary in a Foreign Subsidiary (that is not a Credit Party), in such amounts existing as of the Closing Date and set forth on Schedule 5.11 hereto;

          (b) the loans by Agilysys or a Domestic Subsidiary to a Foreign Subsidiary (that is not a Credit Party), in such amounts existing as of the Closing Date and set forth on Schedule 5.11 hereto;

          (c) any investment by a Foreign Subsidiary in, or loan from a Foreign Subsidiary to, or guaranty from a Foreign Subsidiary of Indebtedness of, a Company that is a Credit Party; and

          (d) any Non-Credit Party Exposure, so long as the Non-Credit Party Exposure does not exceed the aggregate amount of Thirty Million Dollars ($30,000,000) at any time outstanding.

     "Permitted Investment" shall mean an investment of a Company in the stock (or other debt or equity instruments) of a Person (other than a Company or a Person that will become a Company immediately after giving effect to such investment), so long as (a) the Company making the investment is a Credit Party or a Foreign Subsidiary; and (b) in addition to those existing on the Closing Date and listed on Schedule 5.11 hereto, the aggregate amount of all such investments of all Companies does not exceed, at any time, an aggregate amount (as determined when each such investment is made) of Twenty-Five Million Dollars ($25,000,000).

     "Person" shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, unlimited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

     "Pledge Agreement" shall mean each of the Pledge Agreements, relating to the Pledged Securities, executed and delivered by a US Borrower or a Domestic Guarantor of Payment, as applicable, in favor of Agent, for the benefit of the Lenders, dated on or after the Closing Date, and any other Pledge Agreement executed by any other Domestic Subsidiary on or after the Closing Date, as any of the foregoing may from time to time be amended, restated or otherwise modified.

     "Pledged Foreign Subsidiary" shall mean a first-tier Foreign Subsidiary whose capital stock (in an amount not to exceed sixty-five percent (65%)) has been pledged to Agent, for the benefit of the Lenders.

     "Pledged Securities" shall mean up to sixty-five percent (65%) of the shares of capital stock or other equity interest of any Foreign Subsidiary. (Schedule 5 hereto lists, as of the Closing Date, all of the Pledged Securities.)

     "Prime Rate" shall mean, for any day, the rate of interest in effect for such day as publicly announced from time to time by Agent as its prime rate (whether or not such rate is actually charged by Agent). Any change in the Prime Rate announced by Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Register" shall mean that term as defined in Section 10.10(i) hereof.

     "Regularly Scheduled Payment Date" shall mean the last day of each March, June, September and December of each year.

     "Related Writing" shall mean each Loan Document and any other (if any) assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by any Credit Party, or any of its officers, to Agent or the Lenders pursuant to or otherwise in connection with this Agreement.

     "Reportable Event" shall mean any of the events described in Section 4043 of ERISA except where notice is waived by the PBGC.

     "Requested Availability" shall mean that term as defined in Section 2.13(b) hereof.

     "Required Lenders" shall mean the holders of at least fifty-one percent (51%), based upon each Lender's Commitment Percentage, of (a) the Total Commitment Amount, or, (b) after the Commitment Period, the aggregate amount of the Revolving Credit Exposure (excluding the Swing Line Exposure); provided that, if there shall be two or more Lenders, Required Lenders shall constitute at least two Lenders.

     "Requirement of Law" shall mean, as to any Person, any law, treaty, rule or regulation or determination or policy statement or interpretation of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property.

     "Restricted Payment" shall mean, with respect to any Company, (a) any Capital Distribution, or (b) any amount paid by such Company in repayment, redemption, retirement or repurchase, directly or indirectly, of any Subordinated Indebtedness (other than Subordinated Indebtedness refinanced or repaid with respect to an Acquisition permitted pursuant to this Agreement).

     "Revolving Credit Commitment" shall mean the obligation hereunder, during the Commitment Period, of (a) each Lender to make Revolving Loans up to the Maximum Amount for such Lender, (b) the Fronting Lender to issue and each Lender to participate in Letters of Credit pursuant to the Letter of Credit Commitment, and (c) the Swing Line Lender to make and each Lender to participate in Swing Loans pursuant to the Swing Line Commitment.

     "Revolving Credit Exposure" shall mean, at any time, the Dollar Equivalent of the sum of (a) the aggregate principal amount of all Revolving Loans outstanding, (b) the Swing Line Exposure, and (c) the Letter of Credit Exposure.

     "Revolving Credit Note" shall mean a US Borrower Revolving Credit Note or a Foreign Borrower Revolving Credit Note.

     "Revolving Loan" shall mean a Loan granted to US Borrowers or a Foreign Borrower by the Lenders in accordance with Section 2.2(a) hereof.

     "S&P Rating" shall mean, at any time, the then current rating (including the failure to rate) by Standard & Poor's of Agilysys' unsecured corporate credit rating.

     "SEC" shall mean the United States Securities and Exchange Commission, or any governmental body or agency succeeding to any of its principal functions.

     "Senior Notes Indenture" shall mean that certain Indenture, dated as of August 1, 1996, of Agilysys to U.S. Bank, N.A. (formerly known as Star Bank, N.A.), as trustee, as the same may from time to time be amended, restated or otherwise modified.

     "Senior Unsecured Notes" shall mean the nine and one-half percent (9 1/2%) senior notes of Agilysys, due August 2006, issued in the aggregate original principal amount of One Hundred Fifty Million Dollars ($150,000,000), under the Senior Notes Indenture.

     "Significant Asset Disposition" shall mean a Disposition or a related series of Dispositions in which the aggregate fair market value or book value, whichever is greater, of the assets sold, leased, transferred or otherwise disposed of shall be greater than or equal to five percent (5%) of the Consolidated total assets of the Companies.

     "Spot Rate" shall mean, for any currency, the rate quoted by Agent as the spot rate for the purchase by Agent of such currency at the prevailing interbank rate with another currency through its FX Trading Office at approximately 9:00 A.M. (Eastern time) on the date two Business Days prior to the date as of which the foreign exchange computation is made.

     "Standard & Poor's" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or any successor to such company.

     "Subordinated" shall mean, as applied to Indebtedness, Indebtedness that shall have been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to Agent and the Required Lenders) in favor of the prior payment in full of the Obligations.

     "Subsidiary" shall mean (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by a Borrower or by one or more other subsidiaries of such Borrower or by such Borrower and one or more subsidiaries of such Borrower, (b) a partnership, limited liability company or unlimited liability company of which a Borrower, one or more other subsidiaries of such Borrower or such Borrower and one or more subsidiaries of such Borrower, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has an ownership interest greater than fifty percent (50%) of all of the ownership interests in such partnership, limited liability company or unlimited liability company, or (c) any other Person (other than a corporation, partnership, limited liability company or unlimited liability company) in which a Borrower, one or more other subsidiaries of such Borrower or such Borrower and one or more subsidiaries of such Borrower, directly or indirectly, has at least a majority interest in the Voting Power or the power to elect or direct the election of a majority of directors or other governing body of such Person.

     "Subsidiary Borrower" shall mean a Borrower other than Agilysys.

     "Swing Line Commitment" shall mean the commitment of the Swing Line Lender to make Swing Loans to US Borrowers up to the aggregate amount at any time outstanding of Twenty Million Dollars ($20,000,000).

     "Swing Line Exposure" shall mean, at any time, the aggregate principal amount of all Swing Loans outstanding.

     "Swing Line Lender" shall mean LaSalle Bank National Association, as holder of the Swing Line Commitment.

     "Swing Line Note" shall mean the Swing Line Note executed and delivered pursuant to Section 2.4(c) hereof.

     "Swing Loan" shall mean a loan that shall be denominated in Dollars granted to US Borrowers by the Swing Line Lender under the Swing Line Commitment, in accordance with Section 2.2(c) hereof.

     "Swing Loan Maturity Date" shall mean, with respect to any Swing Loan, the earlier of (a) thirty (30) days after the date such Swing Loan is made, or (b) the last day of the Commitment Period.

     "Taxes" shall mean any and all present or future taxes of any kind, including but not limited to, levies, imposts, duties, surtaxes, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (together with any interest, penalties, fines, additions to taxes or similar liabilities with respect thereto) other than Excluded Taxes.

     "Total Commitment Amount" shall mean the principal amount of Two Hundred Million Dollars ($200,000,000).

     "U.C.C." shall mean the Uniform Commercial Code, as in effect from time to time in Ohio.

     "U.C.C. Financing Statement" shall mean a financing statement filed or to be filed in accordance with the Uniform Commercial Code, as in effect from time to time, in the relevant state or states.

     "US Borrower" shall mean Agilysys and each of the Domestic Subsidiaries of Agilysys set forth on Schedule 2 hereto, together with any other Domestic Subsidiary of Agilysys that, on or after the Closing Date, shall have satisfied, in the opinion of Agent, the requirements of Section 2.13(a) hereof.

     "US Borrower Revolving Credit Note" shall mean a US Borrower Revolving Credit Note executed and delivered by US Borrowers pursuant to Section 2.4(a) hereof.

     "Voting Power" shall mean, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person. The holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

     "Welfare Plan" shall mean an ERISA Plan that is a "welfare plan" within the meaning of ERISA Section 3(l).

     Section 1.2. Accounting Terms. Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by GAAP.

     Section 1.3. Terms Generally. The foregoing definitions shall be applicable to the singular and plurals of the foregoing defined terms.

                     ARTICLE II. AMOUNT AND TERMS OF CREDIT

     Section 2.1. Amount and Nature of Credit.

     (a) Subject to the terms and conditions of this Agreement, the Lenders, during the Commitment Period and to the extent hereinafter provided, shall make Loans to Borrowers, participate in Swing Loans made by the Swing Line Lender to US Borrowers, and issue or participate in Letters of Credit at the request of Administrative Borrower, in such aggregate amount as Borrowers shall request pursuant to the Commitment; provided, however, that in no event shall the Revolving Credit Exposure be in excess of the Total Commitment Amount.

     (b) Each Lender, for itself and not one for any other, agrees to make Loans, participate in Swing Loans, and issue or participate in Letters of Credit, during the Commitment Period, on such basis that, immediately after the completion of any borrowing by Borrowers or the issuance of a Letter of Credit:

          (i) the Dollar Equivalent of the aggregate outstanding principal amount of Loans made by such Lender (other than Swing Loans made by the Swing Line Lender), when combined with such Lender's pro rata share, if any, of the Letter of Credit Exposure and the Swing Line Exposure, shall not be in excess of the Maximum Amount for such Lender; and

          (ii) the aggregate outstanding principal amount of Loans (other than Swing Loans) made by such Lender shall represent that percentage of the aggregate principal amount then outstanding on all Loans (other than Swing Loans) that shall be such Lender's Commitment Percentage.

Each borrowing (other than Swing Loans which shall be risk participated on a pro rata basis) from the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders.

     (c) The Loans may be made as Revolving Loans as described in Section 2.2(a) hereof and as Swing Loans as described in Section 2.2(c) hereof, and Letters of Credit may be issued in accordance with Section 2.2(b) hereof.

     Section 2.2. Revolving Credit.

     (a) Revolving Loans. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Lenders shall make a Revolving Loan or Revolving Loans to US Borrowers or a Foreign Borrower in such amount or amounts as Administrative Borrower may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the Total Commitment Amount, when such Revolving Loans are combined with the Letter of Credit Exposure and the Swing Line Exposure; provided, however, that Borrowers shall not request any Alternate Currency Loan (and the Lenders shall not be obligated to make an Alternate Currency Loan) if, after giving effect thereto, the Alternate Currency Exposure would exceed the Alternate Currency Maximum Amount. Borrowers shall have the option, subject to the terms and conditions set forth herein, to borrow Revolving Loans, maturing on the last day of the Commitment Period, by means of any combination of Base Rate Loans, Eurodollar Loans or Alternate Currency Loans. With respect to each Alternate Currency Loan, subject to the other provisions of this Agreement, US Borrowers or the appropriate Foreign Borrower, as applicable, shall receive all of the proceeds of such Alternate Currency Loan in one Alternate Currency and repay such Alternate Currency Loan in the same Alternate Currency. Subject to the provisions of this Agreement, Borrowers shall be entitled under this Section 2.2(a) to borrow funds, repay the same in whole or in part and re-borrow hereunder at any time and from time to time during the Commitment Period.

     (b) Letters of Credit.

          (i) Generally. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Fronting Lender shall, in its own name, on behalf of the Lenders, issue such Letters of Credit for the account of a Credit Party, as Administrative Borrower may from time to time request. Administrative Borrower shall not request any Letter of Credit (and the Fronting Lender shall not be obligated to issue any Letter of Credit) if, after giving effect thereto, (A) the Letter of Credit Exposure would exceed the Letter of Credit Commitment, (B) the Revolving Credit Exposure would exceed the Total Commitment Amount, or (C) with respect to a request for a Letter of Credit to be issued in an Alternate Currency, the Alternate Currency Exposure would exceed the Alternate Currency Maximum Amount. The issuance of each Letter of Credit shall confer upon each Lender the benefits and liabilities of a participation consisting of an undivided pro rata interest in the Letter of Credit to the extent of such Lender's Commitment Percentage. Unless otherwise agreed by Agent as the Fronting Lender, in the event of a conflict between this Agreement and the Master Letter of Credit Agreement, which conflict cannot be reasonably resolved to give meaning to the provisions of both agreements, this Agreement will control.

          (ii) Request for Letter of Credit. Each request for a Letter of Credit shall be delivered to Agent (and to the Fronting Lender, if the Fronting Lender is a Lender other than Agent) by an Authorized Officer not later than 12:00 noon (Eastern time) three Business Days prior to the day upon which the Letter of Credit is to be issued. Each such request shall be in a form acceptable to Agent (and the Fronting Lender, if the Fronting Lender is a Lender other than Agent) and shall specify the face amount thereof, the account party, the beneficiary, the intended date of issuance, the expiry date thereof, the Alternate Currency if other than Dollars are requested, and the nature of the transaction to be supported thereby. Concurrently with each such request, Administrative Borrower, and any Credit Party for whose account the Letter of Credit is to be issued, shall execute and deliver to the Fronting Lender an appropriate application and agreement, being in the standard form of the Fronting Lender for such letters of credit (which as of the Closing Date is, with respect to Agent as the Fronting Lender, the Master Letter of Credit Agreement), as amended to conform to the provisions of this Agreement if required by Agent. Agent shall give the Fronting Lender and each Lender notice of each such request for a Letter of Credit.

          (iii) Standby Letters of Credit. With respect to each Letter of Credit and the drafts thereunder, if any, whether issued for the account of a Borrower or any other Credit Party, US Borrowers agree (and each Foreign Borrower agrees to pay, with respect to Letters of Credit issued for its own account) to (A) pay to Agent, for the pro rata benefit of the Lenders, a non-refundable commission based upon the face amount of such Letter of Credit, which shall be paid quarterly in arrears, on each Regularly Scheduled Payment Date, at a rate per annum equal to the Applicable Margin for LIBOR Fixed Rate Loans (in effect on the Regularly Scheduled Payment
     Date) multiplied by the face amount of such Letter of Credit; (B) pay to Agent, for the sole benefit of the Fronting Lender, an additional Letter of Credit fee, which shall be paid on each date that such

     Letter of Credit shall be issued, amended or renewed at the rate of one-eighth percent (1/8%) of the face amount of such Letter of Credit; and
     (C) pay to Agent, for the sole benefit of the Fronting Lender, such other issuance, amendment, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are generally charged by the Fronting Lender under its fee schedule as in effect from time to time.

          (iv) Refunding of Letters of Credit with Revolving Loans. Whenever a Letter of Credit shall be drawn, US Borrowers, and any Foreign Borrower for whose account such Letter of Credit was issued, shall immediately reimburse the Fronting Lender for the amount drawn. In the event that the amount drawn is not in an Alternate Currency and shall not have been reimbursed by such Borrowers, as applicable, within one Business Day of the drawing of such Letter of Credit, at the sole option of Agent (and the Fronting Lender, if the Fronting Lender is a Lender other than Agent), Borrowers shall be deemed to have requested a Revolving Loan, subject to the provisions of Sections 2.2(a) and 2.5 hereof (other than the requirement set forth in Section 2.5(d) hereof), in the amount drawn. Such Revolving Loan shall be evidenced by the Revolving Credit Notes (or, if a Lender has not requested a Revolving Credit Note, by the records of Agent and such Lender). Each Lender agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever. Each Lender acknowledges and agrees that its obligation to make a Revolving Loan pursuant to Section 2.2(a) hereof when required by this Section 2.2(b)(iv) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to Agent, for the account of the Fronting Lender, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Lender's Revolving Credit Commitment shall have been reduced or terminated. Borrowers irrevocably authorize and instruct Agent to apply the proceeds of any borrowing pursuant to this Section 2.2(b)(iv) to reimburse, in full (other than the Fronting Lender's pro rata share of such borrowing), the Fronting Lender for the amount drawn on such Letter of Credit. Each such Revolving Loan shall be deemed to be a Base Rate Loan unless otherwise requested by and available to Borrowers hereunder. Each Lender is hereby authorized to record on its records relating to its Revolving Credit Note (or, if such Lender has not requested a Revolving Credit Note, its records relating to Revolving Loans) such Lender's pro rata share of the amounts paid and not reimbursed on the Letters of Credit.

          (v) Participation in Letters of Credit. If, for any reason, Agent (and the Fronting Lender if the Fronting Lender is a Lender other than Agent) shall be unable to or, in the opinion of Agent, it shall be impracticable to, convert any Letter of Credit to a Revolving Loan pursuant to the preceding subsection, or if the amount not reimbursed is a Letter of Credit drawn in an Alternate Currency, Agent (and the Fronting Lender if the Fronting Lender is a Lender other than Agent) shall have the right to request that each Lender purchase a participation in the amount due with respect to such Letter of Credit, and Agent shall promptly notify each Lender thereof (by facsimile or telephone, confirmed in writing). Upon such notice, but without further action, the Fronting Lender hereby agrees to grant to each Lender, and each Lender hereby agrees to acquire from the

     Fronting Lender, an undivided participation interest in the amount due with respect to such Letter of Credit in an amount equal to such Lender's Commitment Percentage of the principal amount due with respect to such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to Agent, for the account of the Fronting Lender, such Lender's ratable share of the amount due with respect to such Letter of Credit (determined in accordance with such Lender's Commitment Percentage). Each Lender acknowledges and agrees that its obligation to acquire participations in the amount due under any Letter of Credit that is drawn but not reimbursed by Borrowers pursuant to this Section 2.2(b)(v) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Lender's Revolving Credit Commitment shall have been reduced or terminated. Each Lender shall comply with its obligation under this Section 2.2(b)(v) by wire transfer of immediately available funds (in Dollars, except in the case of a Letter of Credit issued and drawn in an Alternate Currency, and, in such case, in such Alternate Currency), in the same manner as provided in Section 2.5 hereof with respect to Revolving Loans. Each Lender is hereby authorized to record on its records such Lender's pro rata share of the amounts paid and not reimbursed on the Letters of Credit.

     (c) Swing Loans.

          (i) Generally. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Swing Line Lender shall make a Swing Loan or Swing Loans to US Borrowers in such amount or amounts as Administrative Borrower, through an Authorized Officer, may from time to time request; provided that Administrative Borrower shall not request any Swing Loan if, after giving effect thereto, (A) the Revolving Credit Exposure would exceed the Total Commitment Amount, or (B) the Swing Line Exposure would exceed the Swing Line Commitment. Each Swing Loan shall be due and payable on the Swing Loan Maturity Date applicable thereto. US Borrowers shall not request that more than two Swing Loans be outstanding at any time. Each Swing Loan shall be made in Dollars.

          (ii) Refunding of Swing Loans. If the Swing Line Lender so elects, by giving notice to Administrative Borrower and the Lenders, US Borrowers agree that the Swing Line Lender shall have the right, in its sole discretion, to require that any Swing Loan be refinanced as a Revolving Loan. Such Revolving Loan shall be a Base Rate Loan unless otherwise requested by and available to US Borrowers hereunder. Upon receipt of such notice by US Borrowers and the Lenders, US Borrowers shall be deemed, on such day, to have requested a Revolving Loan in the principal amount of the Swing Loan in accordance with Sections 2.2(a) and 2.5 hereof (other than the requirement set forth in Section 2.5(d) hereof). Such Revolving Loan shall be evidenced by the US Borrower Revolving Credit Notes (or, if a Lender has not requested a US Borrower Revolving Credit Note, by the records of Agent and such Lender). Each Lender agrees to make a

     Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever. Each Lender acknowledges and agrees that such Lender's obligation to make a Revolving Loan pursuant to Section 2.2(a) hereof when required by this Section 2.2(c)(ii) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to Agent, for the account of the Swing Line Lender, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Lender's Revolving Credit Commitment shall have been reduced or terminated. US Borrowers irrevocably authorize and instruct Agent to apply the proceeds of any borrowing pursuant to this Section 2.2(c)(ii) to repay in full such Swing Loan. Each Lender is hereby authorized to record on its records relating to its US Borrower Revolving Credit Note (or, if such Lender has not requested a US Borrower Revolving Credit Note, its records relating to Revolving Loans) such Lender's pro rata share of the amounts paid to refund such Swing Loan.

          (iii) Participation in Swing Loans. If, for any reason, Agent is unable to or, in the opinion of Agent, it is impracticable to, convert any Swing Loan to a Revolving Loan pursuant to the preceding Section 2.2(c)(ii), then on any day that a Swing Loan is outstanding (whether before or after the maturity thereof), Agent shall have the right to request that each Lender purchase a participation in such Swing Loan, and Agent shall promptly notify each Lender thereof (by facsimile or telephone, confirmed in writing). Upon such notice, but without further action, the Swing Line Lender hereby agrees to grant to each Lender, and each Lender hereby agrees to acquire from the Swing Line Lender, an undivided participation interest in such Swing Loan in an amount equal to such Lender's Commitment Percentage of the principal amount of such Swing Loan. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to Agent, for the benefit of the Swing Line Lender, such Lender's ratable share of such Swing Loan (determined in accordance with such Lender's Commitment Percentage). Each Lender acknowledges and agrees that its obligation to acquire participations in Swing Loans pursuant to this Section 2.2(c)(iii) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Lender's Revolving Credit Commitment shall have been reduced or terminated. Each Lender shall comply with its obligation under this Section 2.2(c)(iii) by wire transfer of immediately available funds, in the same manner as provided in Section 2.5 hereof with respect to Revolving Loans to be made by such Lender.

     Section 2.3. Interest.

     (a) Revolving Loans.

          (i) Base Rate Loan. The appropriate Borrower or Borrowers shall pay interest on the unpaid principal amount of a Base Rate Loan outstanding from time to time from the date thereof until paid at the Derived Base Rate from time to time in effect. Interest on such Base Rate Loan shall be payable, commencing December 31, 2005, and on each Regularly Scheduled Payment Date thereafter and at the maturity thereof.

          (ii) LIBOR Fixed Rate Loans. The appropriate Borrower or Borrowers shall pay interest on the unpaid principal amount of each LIBOR Fixed Rate Loan outstanding from time to time, fixed in advance on the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto (but subject to changes in the Applicable Margin for LIBOR Fixed Rate Loans), at the Derived LIBOR Fixed Rate. Interest on such LIBOR Fixed Rate Loan shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period shall exceed three months, the interest must be paid every three months, commencing three months from the beginning of such Interest Period).

     (b) Swing Loans. US Borrowers shall pay interest to Agent, for the sole benefit of the Swing Line Lender (and any Lender that shall have purchased a participation in such Swing Loan), on the unpaid principal amount of each Swing Loan outstanding from time to time from the date thereof until paid at the Base Rate from time to time in effect. Interest on each Swing Loan shall be payable on the Swing Loan Maturity Date applicable thereto. Each Swing Loan shall bear interest for a minimum of one day.

     (c) Default Rate. Anything herein to the contrary notwithstanding, if an Event of Default shall occur, upon the election of the Required Lenders (i) the principal of each Loan and the unpaid interest thereon shall bear interest, until paid, at the Default Rate, (ii) the fee for the aggregate undrawn amount of all issued and outstanding Letters of Credit shall be increased by two percent (2%) in excess of the rate otherwise applicable thereto, and (iii) in the case of any other amount not paid when due from Borrowers hereunder or under any other Loan Document, such amount shall bear interest at the Default Rate; provided that, during an Event of Default under Section 7.1 or 7.11 hereof, the applicable Default Rate shall apply without any election or action on the part of Agent or any Lender.

     (d) Limitation on Interest. In no event shall the rate of interest hereunder exceed the maximum rate allowable by law. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the "Maximum Rate"). If Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

     Section 2.4. Evidence of Indebtedness.

     (a) US Borrower Revolving Loans. Upon the request of a Lender, to evidence the obligation of US Borrowers to repay the Base Rate Loans and LIBOR Fixed Rate Loans made by such Lender and to pay interest thereon, US Borrowers shall execute a US Borrower Revolving Credit Note in the form of the attached Exhibit A, payable to the order of such Lender in the principal amount of its Revolving Credit Commitment or, if less, the aggregate unpaid principal amount of Revolving Loans made by such Lender; provided, however, that the failure of a Lender to request a US Borrower Revolving Credit Note shall in no way detract from US Borrowers' obligations to such Lender hereunder.

     (b) Foreign Borrower Revolving Loans. Upon the request of a Lender, to evidence the obligation of each Foreign Borrower to repay the Base Rate Loans and LIBOR Fixed Rate Loans made by such Lender and to pay interest thereon, each such Foreign Borrower shall execute a Foreign Borrower Revolving Credit Note in the form of the attached Exhibit B, payable to the order of such Lender in the principal amount of its Revolving Credit Commitment or, if less, the aggregate unpaid principal amount of Revolving Loans made by such Lender; provided, however, that the failure of a Lender to request a Foreign Borrower Revolving Credit Note shall in no way detract from such Foreign Borrower's obligations to such Lender hereunder.

     (c) Swing Loan. Upon the request of the Swing Line Lender, to evidence the obligation of US Borrowers to repay the Swing Loans and to pay interest thereon, US Borrowers shall execute a Swing Line Note in the form of the attached Exhibit C, and payable to the order of the Swing Line Lender in the principal amount of the Swing Line Commitment, or, if less, the aggregate unpaid principal amount of Swing Loans made by the Swing Line Lender; provided, however, that the failure of the Swing Line Lender to request a Swing Line Note shall in no way detract from US Borrowers' obligations to the Swing Line Lender hereunder.

     Section 2.5. Notice of Credit Event; Funding of Loans.

     (a) Notice of Credit Event. Administrative Borrower, through an Authorized Officer, shall provide to Agent a Notice of Loan prior to (i) 12:00 noon (Eastern time) on the proposed date of borrowing or conversion of any Base Rate Loan, (ii) 12:00 noon (Eastern time) three Business Days prior to the proposed date of borrowing, conversion or continuation of any Eurodollar Loan, (iii) 12:00 noon (Eastern time) three Business Days prior to the proposed date of borrowing of any Alternate Currency Loan, and (iv) 3:00 P.M. (Eastern time) on the proposed date of borrowing of any Swing Loan. Administrative Borrower shall comply with the notice provisions set forth in Section 2.2(b)(ii) hereof with respect to Letters of Credit.

     (b) Funding of Loans. Agent shall notify each Lender of the date, amount, type of currency and Interest Period (if applicable) promptly upon the receipt of a Notice of Loan, and, in any event, by 2:00 P.M. (Eastern time) on the date such Notice of Loan is received. On the date that the Credit Event set forth in such Notice of Loan is to occur, each such Lender shall provide to Agent, not later than 3:00 P.M. (Eastern time), the amount in Dollars, or, with respect to an Alternate Currency, in the applicable Alternate Currency, in federal or other immediately available funds, required of it. If Agent shall elect to advance the proceeds of such Loan prior to receiving funds from such Lender, Agent shall have the right, upon prior notice to Administrative Borrower, to debit any account of any US Borrower or otherwise receive such amount from US Borrowers or the appropriate Foreign Borrower, on demand, in the event that such Lender shall fail to reimburse Agent in accordance with this subsection. Agent shall also have the right to receive interest from such Lender at the Federal Funds Effective Rate in the event that such Lender shall fail to provide its portion of the Loan on the date requested and Agent shall elect to provide such funds.

     (c) Conversion of Loans. At the request of Administrative Borrower to Agent, subject to the notice and other provisions of this Section 2.5, the Lenders shall convert a Base Rate Loan to one or more Eurodollar Loans at any time and shall convert a Eurodollar Loan to a Base Rate Loan on any Interest Adjustment Date applicable thereto. Swing Loans may be converted by the Swing Line Lender to Revolving Loans in accordance with Section 2.2(c)(ii) hereof. No Alternate Currency Loan may be converted to a Base Rate Loan or Eurodollar Loan and no Base Rate Loan or Eurodollar Loan may be converted to an Alternate Currency Loan.

     (d) Minimum Amount. Each request for:

          (i) a Base Rate Loan shall be in an amount of not less than Five Million Dollars ($5,000,000), increased by increments of One Million Dollars ($1,000,000);

          (ii) a LIBOR Fixed Rate Loan shall be in an amount (or, with respect to an Alternate Currency Loan, such approximately comparable amount as shall result in a rounded number) of not less than Five Million Dollars ($5,000,000), increased by increments of One Million Dollars ($1,000,000) (or, with respect to an Alternate Currency Loan, such approximately comparable amount as shall result in a rounded number); and

          (iii) a Swing Loan shall be in an amount of not less than Five Hundred Thousand Dollars ($500,000).

     (e) Interest Periods. Borrowers shall not request that LIBOR Fixed Rate Loans be outstanding for more than eight different Interest Periods at the same time.

     Section 2.6. Payment on Loans and Other Obligations.

     (a) Payments Generally. Each payment made hereunder by a Credit Party shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever.

     (b) Payments in Alternate Currency. With respect to any Alternate Currency Loan or any Alternate Currency Letter of Credit, all payments (including prepayments) to any Lender of the principal of or interest on such Alternate Currency Loan or Alternate Currency Letter of Credit shall be made in the same Alternate Currency as the original Loan or Letter of Credit. All such payments shall be remitted by Borrowers to Agent, at the address of Agent for notices referred to in Section 10.4 hereof, (or at such other office or account as designated in writing by Agent to Administrative Borrower) for the account of the Lenders (or the Fronting Lender or the Swing Line Lender, as appropriate) not later than 12:00 noon (Eastern time) on the due date thereof in same day funds. Any payments received by Agent after 12:00 noon (Eastern time) shall be deemed to have been made and received on the next Business Day.

     (c) Payments in Dollars. With respect to (i) any Loan (other than an Alternate Currency Loan), or (ii) any other payment to Agent and the Lenders that shall not be covered by subsection (b) above, all such payments (including prepayments) to Agent of the principal of or interest on such Loan or other payment, including but not limited to principal, interest, fees or any other amount owed by any Borrower under this Agreement, shall be made in Dollars. All payments described in this Section 2.6(c) shall be remitted to Agent, at the address of Agent for notices referred to in Section 10.4 hereof for the account of the Lenders (or the Fronting Lender or the Swing Line Lender, as appropriate) not later than 12:00 noon (Eastern time) on the due date thereof in immediately available funds. Any such payments received by Agent after 11:00 A.M. (Eastern time) shall be deemed to have been made and received on the next Business Day.

     (d) Payments to Lenders. Upon Agent's receipt of payments hereunder, Agent shall immediately distribute to each Lender (except with respect to Swing Loans, which shall be paid to the Swing Line Lender or, with respect to Letters of Credit, certain of which payments shall be paid to the Fronting Lender) its ratable shares, if any, of the amount of principal, interest, and facility and other fees received by Agent for the account of such Lender. Payments received by Agent in Dollars shall be delivered to the Lenders in Dollars in immediately available funds. Payments received by Agent in any Alternate Currency shall be delivered to the Lenders in such Alternate Currency in same day funds. Each Lender shall record any principal, interest or other payment, the principal amounts of Base Rate Loans, LIBOR Fixed Rate Loans, Swing Loans and Letters of Credit, the type of currency for each Loan, all prepayments and the applicable dates, including Interest Periods, with respect to the Loans made, and payments received by such Lender, by such method as such Lender may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligations of Borrowers under this Agreement or any Note. The aggregate unpaid amount of Loans, types of Loans, Interest Periods and similar information with respect to the Loans and Letters of Credit set forth on the records of Agent shall be rebuttably presumptive evidence with respect to such information, including the amounts of principal, interest and fees owing to each Lender.

     (e) Timing of Payments. Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Loan, shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Loan; provided, however, that, with respect to a LIBOR Fixed Rate Loan, if the next Business Day shall fall in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.

     Section 2.7. Prepayment.

     (a) Right to Prepay. Borrowers shall have the right at any time or from time to time to prepay, on a pro rata basis for all of the Lenders, all or any part of the principal amount of the Revolving Loans then outstanding, as designated by Administrative Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment, and any amount payable under Article III hereof with respect to the amount being prepaid. US Borrowers shall have the right, at any time or from time to time, to prepay, for the benefit of the Swing Line Lender (and any Lender that has purchased a participation in such Swing
Loan), all or any part of the principal amount of the Swing Loans then outstanding, as designated by Administrative Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment, and any amount payable under Article III hereof with respect to the amount being prepaid.

     (b) Notice of Prepayment. Administrative Borrower shall give Agent notice of prepayment of a Base Rate Loan or Swing Loan by no later than 12:00 noon (Eastern time) on the Business Day on which such prepayment is to be made and written notice of the prepayment of any LIBOR Fixed Rate Loan not later than 2:00 P.M. (Eastern time) three Business Days before the Business Day on which such prepayment is to be made.

     (c) Minimum Amount. Each prepayment of a LIBOR Fixed Rate Loan shall be in the principal amount of not less than One Million Dollars ($1,000,000) (or, with respect to an Alternate Currency Loan, rounded to a comparable amount of such amount) or, with respect to a Swing Loan, the principal balance of such Swing Loan, except in the case of a mandatory payment pursuant to Section 2.10 or
Article III hereof.

     Section 2.8. Facility and Other Fees; Reduction of Commitment.

     (a) Facility Fee. US Borrowers shall pay to Agent, for the ratable account of the Lenders, as a consideration for the Commitment, a facility fee from the Closing Date to and including the last day of the Commitment Period, payable quarterly, at a rate per annum equal to (i) the Applicable Facility Fee Rate in effect on the payment date, multiplied by (ii) the average daily Total Commitment Amount in effect during such quarter. The facility fee shall be payable in arrears, on December 31, 2005 and continuing on each Regularly Scheduled Payment Date thereafter, and on the last day of the Commitment Period.

     (b) Agent Fee. US Borrowers shall pay to Agent, for its sole benefit, the fees set forth in the Agent Fee Letter.

     (c) Optional Reduction of Commitment. Borrowers may at any time and from time to time permanently reduce in whole or ratably in part the Total Commitment Amount to an amount not less than the then existing Revolving Credit Exposure, by Administrative Borrower giving Agent not fewer than three Business Days' written notice of such reduction, provided that any such partial reduction shall be in an aggregate amount, for all of the Lenders, of not less than Five Million Dollars ($5,000,000), increased by increments of One Million Dollars ($1,000,000). Agent shall promptly notify each Lender of the date of each such reduction and such Lender's proportionate share thereof. After each such reduction, the facility fees payable hereunder shall be calculated upon the Total Commitment Amount as so reduced. If Borrowers reduce in whole the Commitment, on the effective date of such reduction (the appropriate Borrowers having prepaid in full the unpaid principal balance, if any, of the Loans, together with all interest and facility and other fees accrued and unpaid, and provided that no Letter of Credit Exposure or Swing Line Exposure shall exist), all of the Notes, if any, shall be delivered to Agent marked "Canceled" and Agent shall redeliver such Notes to Administrative Borrower. Any partial reduction in the Total Commitment Amount shall be effective during the remainder of the Commitment Period.

     Section 2.9. Computation of Interest and Fees. With the exception of Base Rate Loans and, if applicable, Alternate Currency Loans, interest on Loans, and facility and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed. With respect to Base Rate Loans, interest shall be computed on the basis of a year having three hundred sixty-five (365) days or three hundred sixty-six (366) days, as the case may be, and calculated for the actual number of days elapsed. With respect to certain Alternate Currency Loans (to the extent it is the market standard for the applicable Alternate Currency), interest shall be computed on the basis of a year having three hundred sixty-five (365) days or three hundred sixty-six (366) days, as the case may be, and calculated for the actual number of days elapsed.

     Section 2.10. Mandatory Payments.

     (a) If, at any time, the Revolving Credit Exposure shall exceed the Total Commitment Amount as then in effect, US Borrowers (and the appropriate Foreign Borrowers) shall, as promptly as practicable, but in no event later than the next Business Day, pay an aggregate principal amount of the Revolving Loans sufficient to bring the Revolving Credit Exposure within the Total Commitment Amount.

     (b) If, at any time, the Swing Line Exposure shall exceed the Swing Line Commitment, US Borrowers shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the Swing Loans sufficient to bring the Swing Line Exposure within the Swing Line Commitment.

     (c) Unless otherwise designated by Borrowers, each prepayment pursuant to this Section 2.10 shall be applied in the following order (i) first, on a pro rata basis for the Lenders, to outstanding Base Rate Loans, and (ii) second, on a pro rata basis for the Lenders, to outstanding Eurodollar Loans (to Eurodollars Loans with the earliest Interest Adjustment Dates first), provided that if the outstanding principal amount of any Eurodollar Loan shall be reduced to an amount less than the minimum amount set forth in Section 2.5(d) hereof as a result of such prepayment, then such Eurodollar Loan shall be converted into a Base Rate Loan on the date of such prepayment. Any prepayment of a LIBOR Fixed Rate Loan or Swing Loan pursuant to this Section 2.10 shall be subject to the prepayment penalties set forth in Article III hereof.

     Section 2.11. Effectiveness of Guaranties. Concurrently with the execution of this Agreement, Agilysys shall cause each Domestic Subsidiary (other than an Excluded Subsidiary) to execute and deliver to Agent, for the benefit of the Lenders, a Guaranty of Payment, to provide Organizational Documents and a legal opinion with respect to such Guaranty of Payment, and to provide such other documents as Agent shall deem reasonably necessary or appropriate (the "Guaranty Documents"). Agent, on behalf of the Lenders, acknowledges that the Guaranty Documents will be held in escrow by Agent and that any guaranty granted by such Domestic Subsidiary to Agent in the Guaranty Documents shall not be effective until the earliest of (a) Agilysys shall fail to comply with any financial covenant set forth in Section 5.7 hereof and the Required Lenders shall not have waived such violation in writing or amended such financial covenant to cure such violation within thirty (30) days after such failure to comply, (b) an Event of Default shall occur under Section 7.1, 7.7, or 7.11 hereof, or (c) the Guaranty Effectiveness Date, at which time Agent may, in its sole and absolute discretion, release the Guaranty Documents from escrow to Agent, for the benefit of the Lenders. Borrowers acknowledge and agree that Agent, on behalf of the Lenders, may release the Guaranty Documents from escrow under any of the preceding conditions by providing five days prior notice to Administrative Borrower or such Domestic Subsidiary (provided that no notice or time period shall be required if an Event of Default shall have occurred under Section 7.11 hereof), and such Guaranty Documents shall thereafter be automatically effective, without any further action by Agent, any Lender or any Credit Party or other Company. The provisions in this Section 2.11 shall control over the provisions of the Guaranty Documents until such time as the Guaranty Documents shall become effective in accordance with this Section 2.11.

     Section 2.12. Liability of Borrowers.

     (a) Joint and Several Liability. Each US Borrower acknowledges and agrees that Agent and the Lenders are entering into this Agreement at the request of each US Borrower and with the understanding that each US Borrower is and shall remain fully liable, jointly and severally, for payment in full of the Obligations. Each US Borrower agrees that it is receiving or will receive a direct pecuniary benefit for each Loan made or Letter of Credit issued hereunder.

     (b) Appointment of Administrative Borrower. Each Borrower hereby irrevocably appoints Agilysys as the borrowing agent and attorney-in-fact for all Borrowers ("Administrative Borrower") which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes Administrative Borrower to (i) provide Agent with all notices with respect to Loans and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement, (ii) take such action as Administrative Borrower deems appropriate on its behalf to obtain Loans and Letters of Credit, and (iii) exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.

     (c) Maximum Liability of Each Subsidiary Borrower. Anything in this Agreement or any other Loan Document to the contrary notwithstanding, in no event shall the maximum liability of any Subsidiary Borrower exceed the maximum amount that (after giving effect to the incurring of the obligations hereunder and to any rights to contribution of such Subsidiary Borrower from other Affiliates of such Subsidiary Borrower) would not render the rights to payment of Agent and the Lenders hereunder void, voidable or avoidable under any applicable fraudulent transfer law.

     (d) Waivers of Each Borrower. In the event that any obligation of any Borrower under this Agreement is deemed to be an agreement by such Borrower to answer for the debt or default of another Credit Party or as a hypothecation of property as security therefore, each Borrower represents and warrants that (i) no representation has been made to such Borrower as to the creditworthiness of such other Credit Party, and (ii) such Borrower has established adequate means of obtaining from such other Credit Party on a continuing basis, financial or other information pertaining to such other Credit Party's financial condition. Each Borrower expressly waives, except as expressly required under this Agreement, diligence, demand, presentment, protest and notice of every kind and nature whatsoever, consents to the taking by Agent and the Lenders of any additional security, if any, of another Credit Party for the obligations secured hereby, or the alteration or release in any manner of any security, if any, of another Credit Party now or hereafter held in connection with the Obligations, and consents that Agent, the Lenders and any other Credit Party may deal with each other in connection with such obligations or otherwise, or alter any contracts now or hereafter existing between them, in any manner whatsoever, including without limitation the renewal, extension, acceleration or changes in time for payment of any such obligations or in the terms or conditions of any security held. Agent and the Lenders are hereby expressly given the right, at their option, to proceed in the enforcement of any of the Obligations independently of any other remedy or security they may at any time hold in connection with such obligations secured and it shall not be necessary for Agent and the Lenders to proceed upon or against or exhaust any other security or remedy before proceeding to enforce their rights against such Borrower. Each Borrower further subordinates any right of subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect of sums paid to Agent and the Lenders by any other Credit Party.

     (e) Liability of Foreign Borrowers. Anything herein to the contrary notwithstanding, no Foreign Borrower shall at any time be liable for the Indebtedness of US Borrowers under this Agreement.

     Section 2.13. Addition of US Borrowers, Foreign Borrowers and Foreign Guarantors.

     (a) Addition of US Borrower. At the request of Administrative Borrower, a Domestic Subsidiary of Agilysys that shall not then be a US Borrower may become a US Borrower hereunder, provided that all of the following requirements shall have been met to the satisfaction of Agent: (i) Administrative Borrower shall have provided to Agent a written request that such Domestic Subsidiary be designated as a US Borrower pursuant to the terms of this Agreement; (ii) such Domestic Subsidiary shall be a wholly-owned subsidiary of Agilysys; (iii) such Domestic Subsidiary shall have executed an Additional Borrower Assumption Agreement and a US Borrower Revolving Credit Note (for any Lender requesting a
Note); and (iv) Agilysys and such Domestic Subsidiary that shall become a US Borrower shall have provided to Agent such corporate governance and authorization documents and an opinion of counsel and any other items as may be deemed necessary or advisable by Agent, all of the foregoing to be in form and substance reasonably satisfactory to Agent.

     (b) Addition of Foreign Borrower. At the request of Administrative Borrower, a Foreign Subsidiary of Agilysys that shall not then be a Foreign Borrower may become a Foreign Borrower hereunder, provided that all of the following requirements shall have been met to the satisfaction of Agent: (i) Administrative Borrower shall have provided to Agent a written request that such Foreign Subsidiary be designated as a Foreign Borrower pursuant to the terms of this Agreement, which request shall specify the amount of Revolving Loans and Letters of Credit requested to be made available to such Foreign Subsidiary (the "Requested Availability"); (ii) Agent shall have approved the amount of the Requested Availability or otherwise agreed with Administrative Borrower as to a revised amount of availability, and, upon such approval or reaching such agreement, Agent is hereby authorized to record such amount on Schedule 4 hereto as the "Additional Foreign Borrower Maximum Amount" with respect to such Foreign Subsidiary; (iii) such Foreign Subsidiary shall be a wholly-owned subsidiary of Agilysys; (iv) there shall be no adverse tax consequences or adverse legal impact as a result of such Foreign Subsidiary becoming a Foreign Borrower; (v) Agilysys and each Domestic Guarantor of Payment shall have guaranteed the obligations of such Foreign Subsidiary under this Agreement pursuant to the terms of a Guaranty of Payment; (vi) such Foreign Subsidiary shall have executed an Additional Borrower Assumption Agreement and a Foreign Borrower Revolving Credit Note (for any Lender requesting a Note); (vii) any material Foreign Affiliate, as determined by Agent in its reasonable discretion, of such Foreign Subsidiary shall become a Foreign Guarantor of Payment with respect to such Foreign Subsidiary and shall have executed a Guaranty of Payment with respect to the obligations of such Foreign Subsidiary (provided that there shall be no adverse tax consequences or adverse legal impact); and (viii) Agilysys and such Foreign Subsidiary that shall become a Foreign Borrower shall have provided to Agent such corporate governance and authorization documents and an opinion of counsel and any other items as may be deemed necessary or advisable by Agent, all of the foregoing to be in form and substance reasonably satisfactory to Agent.

     (c) Addition of Foreign Guarantor of Payment. At the request of Administrative Borrower, a Foreign Subsidiary of Agilysys that shall not then be a Foreign Guarantor of Payment may become a Foreign Guarantor of Payment hereunder, provided that all of the following requirements shall have been met to the satisfaction of Agent: (i) Administrative Borrower shall have provided to Agent a written request that such Foreign Subsidiary be designated as a Foreign Guarantor of Payment pursuant to the terms of this Agreement, which request shall specify the Requested Availability for such Foreign Subsidiary; (ii) Agent shall have approved the amount of the Requested Availability or otherwise agreed with Administrative Borrower as to the revised amount of availability, and, upon such approval or reaching such agreement, Agent is hereby authorized to record such amount on Schedule 4 hereto as the "Additional Foreign Guarantor Maximum Amount" with respect to such Foreign Subsidiary; (iii) such Foreign Subsidiary shall be a wholly-owned subsidiary of Agilysys; (iv) such Foreign Subsidiary shall have executed a Guaranty of Payment with respect to the obligations of one or more Foreign Borrowers as may be required by Agent (provided that there shall be no adverse tax consequences or adverse legal impact); and (v) such Foreign Subsidiary that shall become a Foreign Guarantor of Payment shall have provided to Agent such corporate governance and authorization documents and an opinion of counsel and any other items as may be deemed necessary or advisable by Agent, all of the foregoing to be in form and substance reasonably satisfactory to Agent.

     (d) Additional Credit Party Bound by Provisions. Upon satisfaction by Administrative Borrower and any such Domestic Subsidiary or Foreign Subsidiary of the requirements set forth in subsections (a), (b) and (c) above, as applicable, Agent shall promptly notify Administrative Borrower and the Lenders, whereupon such Domestic Subsidiary or Foreign Subsidiary shall be designated a "US Borrower", "Foreign Borrower" or "Foreign Guarantor of Payment", as applicable, pursuant to the terms and conditions of this Agreement, and such Domestic Subsidiary or Foreign Subsidiary shall become bound by all representations, warranties, covenants, provisions and conditions of this Agreement and each other Loan Document applicable to US Borrowers, Foreign Borrowers or Foreign Guarantors of Payment, as the case may be, as if such US Borrower, Foreign Borrower or Foreign Guarantor had been the original party making such representations, warranties and covenants.

     (e) Alternative Structures. Agent, the Lenders and Borrowers agree that, if the addition of a Foreign Borrower or Foreign Guarantor of Payment pursuant to subsections (b) and (c) above would result in a requirement by such Foreign Borrower or Foreign Guarantor of Payment to pay to any Lenders additional amounts pursuant to Section 3.2 hereof, then Agent, the Lenders and Borrowers agree to use reasonable efforts to designate a different lending office or otherwise propose an alternate structure that would avoid the need for, or reduce the amount of, such additional amounts so long as the same would not, in the judgment of Agent and the Lenders, be otherwise disadvantageous to Agent and the Lenders.

         ARTICLE III. ADDITIONAL PROVISIONS RELATING TO LIBOR FIXED RATE
                         LOANS; INCREASED CAPITAL; TAXES

     Section 3.1. Requirements of Law.

     (a) If, after the Closing Date (i) the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or (ii) the compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:

          (A) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit or any LIBOR Fixed Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Taxes and Excluded Taxes which are governed by Section 3.2 hereof);

          (B) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate or the Alternate Currency Rate; or

          (C) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining LIBOR Fixed Rate Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, US Borrowers (and any Foreign Borrower to which such Loan was made) shall pay to such Lender, promptly after receipt of a written request therefor, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that such additional amount does not constitute a penalty. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection (a), such Lender shall promptly notify Administrative Borrower (with a copy to Agent) of the event by reason of which it has become so entitled.

     (b) If any Lender shall have determined that, after the Closing Date, the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder, or under or in respect of any Letter of Credit, to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration the policies of such Lender or corporation with respect to capital adequacy), then from time to time, upon submission by such Lender to Administrative Borrower (with a copy to Agent) of a written request therefor (which shall include the method for calculating such amount and reasonable detail regarding such calculation), US Borrowers (and any Foreign Borrower to which such Loan was made) shall promptly pay or cause to be paid to such Lender such additional amount or amounts as will compensate such Lender for such reduction, provided that such additional amount does not constitute a penalty.

     (c) A certificate as to any additional amounts payable pursuant to this
Section 3.1 submitted by any Lender to Administrative Borrower, together with a reasonably detailed calculation and description of such amounts contemplated by this Section 3.1 (with a copy to Agent) shall be rebuttably presumptive evidence of the amounts so payable. In determining any such additional amounts, such Lender may use any method of averaging and attribution that it (in its good faith, reasonable credit judgment) shall deem applicable. The obligations of Borrowers pursuant to this Section 3.1 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     Section 3.2. Taxes.

     (a) All payments made by any Credit Party under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of any Taxes or Other Taxes. If any Taxes or Other Taxes are required to be deducted or withheld from any amounts payable to Agent or any Lender thereunder, the amounts so payable to Agent or such Lender shall be increased to the extent necessary to yield to Agent or such Lender (after deducting, withholding and payment of all Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Loan Documents.

     (b) In addition, the Credit Parties shall pay Taxes and Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) Whenever any Taxes or Other Taxes are required to be withheld and paid by a Credit Party, such Credit Party shall timely withhold and pay such taxes to the relevant Governmental Authorities. As promptly as possible thereafter, such Credit Party shall send to Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by such Credit Party showing payment thereof or other evidence of payment reasonably acceptable to Agent or such Lender. If such Credit Party shall fail to pay any Taxes or Other Taxes when due to the appropriate Governmental Authority fails to remit to Agent the required receipts or other required documentary evidence, US Borrowers and such Credit Party shall indemnify Agent and the appropriate Lenders on demand for any incremental taxes, interest or penalties that may become payable by Agent or such Lender as a result of any such failure.

     (d) If any Lender shall be so indemnified by a Credit Party, such Lender shall use reasonable efforts to obtain the benefits of any refund, deduction or credit for any taxes or other amounts with respect to the amount paid by such Credit Party and shall reimburse such Credit Party to the extent, but only to the extent, that such Lender shall receive a refund with respect to the amount paid by such Credit Party or an effective net reduction in taxes or other governmental charges (including any taxes imposed on or measured by the total net income of such Lender) of the United States or any state or subdivision or any other Governmental Authority thereof by virtue of any such deduction or credit, after first giving effect to all other deductions and credits otherwise available to such Lender. If, at the time any audit of such Lender's income tax return is completed, such Lender determines, based on such audit, that it shall not have been entitled to the full amount of any refund reimbursed to such Credit Party as aforesaid or that its net income taxes shall not have been reduced by a credit or deduction for the full amount reimbursed to such Credit Party as aforesaid, such Credit Party, upon request of such Lender, shall promptly pay to such Lender the amount so refunded to which such Lender shall not have been so entitled, or the amount by which the net income taxes of such Lender shall not have been so reduced, as the case may be.

     (e) Each Lender that is not (i) a citizen or resident of the United States of America, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or (iii) an estate or trust that is subject to federal income taxation regardless of the source of its income (any such Person, a "Non-U.S. Lender") shall deliver to Administrative Borrower and Agent two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement with respect to such interest and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by Credit Parties under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement or such other Loan Document. In addition, each Non-U.S. Lender shall deliver such forms or appropriate replacements promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify Administrative Borrower at any time it determines that such Lender is no longer in a position to provide any previously delivered certificate to Administrative Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this subsection (e), a Non-U.S. Lender shall not be required to deliver any form pursuant to this subsection (e) that such Non-U.S. Lender is not legally able to deliver.

     (f) The agreements in this Section 3.2 shall survive the termination of the Loan Documents and the payment of the Loans and all other amounts payable hereunder.

     Section 3.3. Funding Losses. US Borrowers (and the appropriate Foreign Borrower) agree to indemnify each Lender, promptly after receipt of a written request therefor, and to hold each Lender harmless from, any properly documented loss or expense that such Lender may sustain or incur as a consequence of (a) default by a Borrower in making a borrowing of, conversion into or continuation of LIBOR Fixed Rate Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by a Borrower in making any prepayment of or conversion from LIBOR Fixed Rate Loans after such Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of a LIBOR Fixed Rate Loan on a day that is not the last day of an Interest Period applicable thereto, (d) the making of a prepayment of a Swing Loan on a day that is not the Swing Loan Maturity Date applicable thereto, or (e) any conversion of a Eurodollar Loan to a Base Rate Loan on a day that is not the last day of an Interest Period applicable thereto. Such indemnification shall be in an amount equal to the excess, if any, of (i) the amount of interest (with no premium or penalty thereon) that would have accrued on the amounts so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) or the applicable Swing Loan Maturity Date in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender (with no premium or penalty thereon)) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the appropriate London interbank market, along with any administration fee charged by such Lender. A certificate as to any amounts payable pursuant to this Section 3.3 submitted to Administrative Borrower, together with a reasonably detailed calculation and description of such amounts (with a copy to Agent) by any Lender shall be rebuttably presumptive evidence of the amount so payable. The obligations of Borrowers pursuant to this Section 3.3 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     Section 3.4. Eurodollar Rate or Alternate Currency Rate Lending Unlawful; Inability to Determine Rate.

     (a) If any Lender shall determine (which determination shall, upon notice thereof to Administrative Borrower and Agent, be conclusive and binding on Borrowers) that, after the

Closing Date, (i) the introduction of or any change in or in the interpretation of any law makes it unlawful, or (ii) any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert (if permitted pursuant to this Agreement) any Loan into, a LIBOR Fixed Rate Loan, the obligations of such Lender to make, continue or convert any such LIBOR Fixed Rate Loan shall, upon such determination, be suspended until such Lender shall notify Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBOR Fixed Rate Loans payable to such Lender shall automatically convert (if conversion is permitted under this Agreement) into a Base Rate Loan, or be repaid (if no conversion is permitted) at the end of the then current Interest Periods with respect thereto or sooner, if required by law or such assertion.

     (b) If Agent or the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate or Alternate Currency Rate for any requested Interest Period with respect to a proposed LIBOR Fixed Rate Loan, or that the Eurodollar Rate or Alternate Currency Rate for any requested Interest Period with respect to a proposed LIBOR Fixed Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, Agent will promptly so notify Administrative Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain such LIBOR Fixed Rate Loan shall be suspended until Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, Administrative Borrower may revoke any pending request for a borrowing of, conversion to or continuation of such LIBOR Fixed Rate Loan or, failing that, will be deemed to have converted such request into a request for a borrowing of a Base Rate Loan in the amount specified therein.

     Section 3.5. Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of such Lender's Loans in any manner such Lender deems to be appropriate; it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurodollar Loan or Alternate Currency Loan during the applicable Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate or Alternate Currency Rate, as applicable, for such Interest Period.

                        ARTICLE IV. CONDITIONS PRECEDENT

     Section 4.1. Conditions to Each Credit Event. The obligation of the Lenders, the Fronting Lender and the Swing Line Lender to participate in any Credit Event shall be conditioned, in the case of each Credit Event, upon the following:

     (a) all conditions precedent as listed in Section 4.2 hereof required to be satisfied prior to the first Credit Event shall have been satisfied prior to or as of the first Credit Event;

     (b) Administrative Borrower shall have submitted a Notice of Loan (or with respect to a Letter of Credit, complied with the provisions of Section 2.2(b)(ii) hereof) and otherwise complied with Section 2.5 hereof;

     (c) no Default or Event of Default shall then exist or immediately after such Credit Event would exist; and

     (d) each of the representations and warranties contained in Article VI hereof shall be true in all material respects as if made on and as of the date of such Credit Event, except to the extent that any thereof expressly relate to an earlier date.

Each request by Borrowers (or Administrative Borrower) for a Credit Event shall be deemed to be a representation and warranty by Borrowers as of the date of such request as to the satisfaction of the conditions precedent specified in subsections (c) and (d) above.

     Section 4.2. Conditions to the First Credit Event. Agilysys shall cause the following conditions to be satisfied on or prior to the Closing Date. The obligation of the Lenders, the Fronting Lender and the Swing Line Lender to participate in the first Credit Event is subject to Agilysys satisfying each of the following conditions prior to or concurrently with such Credit Event:

     (a) Notes as Requested. US Borrowers shall have executed and delivered to
(i) each Lender requesting a US Borrower Revolving Credit Note such Lender's US Borrower Revolving Credit Note, and (ii) the Swing Line Lender the Swing Line Note, if requested by the Swing Line Lender.

     (b) Guaranties of Payment. Each Domestic Guarantor of Payment shall have executed and delivered to Agent a Guaranty of Payment (which Guaranty of Payment shall be subject to the provisions of Section 2.11 hereof), in form and substance satisfactory to Agent and the Lenders.

     (c) Officer's Certificate, Resolutions, Organizational Documents. Each Credit Party shall have delivered to Agent an officer's certificate (or comparable domestic or foreign documents) certifying the names of the officers of such Credit Party authorized to sign the Loan Documents, together with the true signatures of such officers and certified copies of (i) the resolutions of the board of directors (or comparable domestic or foreign documents) of such Credit Party evidencing approval of the execution and delivery of the Loan Documents and the execution of other Related Writings to which such Credit Party is a party, and (ii) the Organizational Documents of such Credit Party.

     (d) Good Standing and Full Force and Effect Certificates. Agilysys shall have delivered to Agent a good standing certificate or full force and effect certificate, as the case may be, for each Credit Party, issued on or about the Closing Date by the Secretary of State in the state or states where such Credit Party is incorporated or formed or qualified as a foreign entity.

     (e) Legal Opinion. Agilysys shall have delivered to Agent an opinion of counsel for each Credit Party, in form and substance satisfactory to Agent and the Lenders.

     (f) Agent Fee Letter, Closing Fee Letter and Other Fees. Agilysys shall have (i) executed and delivered to Agent the Agent Fee Letter and paid to Agent, for its sole account, the fees stated therein, (ii) executed and delivered to Agent the Closing Fee Letter and paid to Agent, for the benefit of the Lenders, the fees stated therein, and (iii) paid all legal fees and expenses of Agent in connection with the preparation and negotiation of the Loan Documents.

     (g) Lien Searches. With respect to the property owned or leased by each Borrower and each Domestic Guarantor of Payment, Agilysys shall have caused to be delivered to Agent (i) the results of Uniform Commercial Code lien searches, satisfactory to Agent and the Lenders, (ii) the results of federal and state tax lien and judicial lien searches, satisfactory to Agent and the Lenders, and
(iii) Uniform Commercial Code termination statements reflecting termination of all U.C.C. Financing Statements previously filed by any Person and not expressly permitted pursuant to Section 5.9 hereof.

     (h) Financial Reports. Agilysys shall have delivered to Agent (i) copies of Agilysys' Annual Report on Form 10-K filed with the SEC for the fiscal years ended March 31, 2003, March 31, 2004 and March 31, 2005, and (ii) copies of Agilysys' Quarterly Report on Form 10-Q filed with the SEC for the fiscal quarter ended June 30, 2005.

     (i) Pro-Forma Projections. Agilysys shall have delivered to Agent an annual pro-forma projection (which includes balance sheets of the Companies, statements of income (loss) and cash flow) of financial statements of Agilysys for the fiscal years ending March 31, 2006 through March 31, 2010, prepared consistently in accordance with Agilysys' past practices, and as set forth in that certain Confidential Information Memorandum presented to representatives of Agent and the Lenders in a meeting with representatives of Agilysys held on September 12, 2005.

     (j) Existing Credit Agreement. Agilysys shall have terminated the Credit Agreement, dated as of April 16, 2003, by and among Agilysys, the financial institutions named therein, and KeyBank National Association, as agent, as amended, which termination shall be deemed to have occurred upon payment in full of all of the Indebtedness outstanding thereunder and termination of the commitments established therein.

     (k) Closing Certificate. Agilysys shall have delivered to Agent and the Lenders an officer's certificate certifying that, as of the Closing Date, (i) all conditions precedent set forth in this Article IV have been satisfied, (ii) no Default or Event of Default exists nor immediately after the first Credit Event will exist, and (iii) each of the representations and warranties contained in Article VI hereof are true and correct as of the Closing Date.

     (l) No Material Adverse Change. No occurrence or development resulting in a Material Adverse Effect, in the good-faith, reasonable credit judgment of Agent, shall have occurred in the financial condition or operations of the Companies since March 31, 2005.

     (m) Miscellaneous. Borrowers shall have provided to Agent and the Lenders such other items and shall have satisfied such other conditions as may be reasonably required by Agent or the Lenders.

                              ARTICLE V. COVENANTS

     Section 5.1. Insurance. Each Company shall (a) maintain insurance to such extent and against such hazards and liabilities as is commonly maintained by Persons similarly situated; and (b) within ten days of any Lender's written request, furnish to such Lender such information about such Company's insurance as that Lender may from time to time reasonably request.

     Section 5.2. Money Obligations. Each Company shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate provisions have been established in accordance with GAAP) for which it may be or become liable or to which any or all of its properties may be or become subject; (b) in the case of each US Borrower, all of its material wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. Sections 206-207) or any comparable provisions; and (c) all of its other material obligations calling for the payment of money (except only those so long as and to the extent that nonpayment would not cause a Material Adverse Effect) before such payment becomes overdue.

     Section 5.3. Financial Statements and Information.

     (a) Quarterly Financials. Agilysys shall deliver to Agent and the Lenders, no later than ten days after the date on which any of the following items are required to be delivered to the SEC, balance sheets of the Companies as of the end of such period and statements of income (loss), stockholders' equity and cash flow for the quarter and fiscal year to date periods, all prepared on a Consolidated basis, in accordance with GAAP, and in form and detail reasonably satisfactory to Agent and the Lenders and certified by a Financial Officer; provided, however, that delivery pursuant to paragraph (f) below of copies of the Quarterly Report on Form 10-Q of Agilysys for such quarterly period filed with the SEC shall be deemed to satisfy the requirements of this subsection (a).

     (b) Annual Audit Report. Agilysys shall deliver to Agent and the Lenders, no later than ten days after the date on which any of the following items are required to be delivered to the SEC, an annual audit report of the Companies for that year prepared on a Consolidated and consolidating basis (provided that consolidating statements may be internally prepared and need not be certified by independent public accountants and shall not be required to be delivered until one hundred (100) days after the close of each fiscal year of Agilysys), in accordance with GAAP, and in form and detail reasonably satisfactory to Agent and the Lenders and certified by an unqualified opinion of an independent public accountant satisfactory to Agent, which report shall include balance sheets and statements of income (loss), stockholders' equity and cash-flow for that period; provided, however, that delivery pursuant to paragraph (f) below of copies of the

Annual Report on Form 10-K of the Companies for such period filed with the SEC shall be deemed to satisfy the requirements of this paragraph (b).

     (c) Compliance Certificate. Agilysys shall deliver to Agent and the Lenders, concurrently with the delivery of the financial statements set forth in subsections (a) and (b) above, a Compliance Certificate.

     (d) Management Report. Agilysys shall deliver to Agent and the Lenders, concurrently with the delivery of the quarterly and annual financial statements set forth in subsections (a) and (b) above, a copy of the summary report or summary letter prepared with respect to any management report, letter or similar writing furnished to the Companies by the accountants in respect of the Companies' systems, operations, financial condition or properties.

     (e) Budget Projections. Agilysys shall deliver to Agent and the Lenders, concurrently with the delivery of the annual financial statements set forth in subsection (b) above, annual budgets of the Companies for the then current fiscal year, to be in form reasonably acceptable to Agent.

     (f) Shareholder and SEC Documents. Agilysys shall notify Agent and the Lenders, as soon as is practicable, of the availability of all notices, reports, definitive proxy or other statements and other documents sent by Agilysys to its shareholders, to the holders of any of its debentures or bonds or the trustee of any indenture securing the same or pursuant to which they are issued, or sent by Agilysys (in final form) to any securities exchange or over the counter authority or system, or to the SEC or any similar federal agency having regulatory jurisdiction over the issuance of Agilysys' securities.

     (g) Financial Information of Companies. Agilysys shall deliver to Agent and the Lenders, within thirty (30) days of the written request of Agent or any Lender, such other information about the financial condition, properties and operations of any Company as Agent or such Lender may from time to time reasonably request, which information shall be submitted in form and detail reasonably satisfactory to Agent or such Lender and certified by a Financial Officer of the Company or Companies in question.

     Section 5.4. Financial Records. Each Company shall at all times maintain true and complete records and books of account, including, without limiting the generality of the foregoing, appropriate provisions for possible losses and liabilities, all in accordance with GAAP, and at all reasonable times (during normal business hours and upon notice to such Company) permit Agent or any Lender, or any representative of Agent or such Lender, to examine such Company's books and records and to make excerpts therefrom and transcripts thereof.

     Section 5.5. Franchises; Change in Business.

     (a) Each Company that is not an Excluded Subsidiary shall preserve and maintain at all times its existence, and its rights and franchises material to its business, except as otherwise permitted pursuant to Section 5.12 hereof.

     (b) No Company shall engage in any business if, as a result thereof, the general nature of the business of the Companies taken as a whole would be substantially changed from the general nature of the business the Companies are engaged in on the Closing Date.

     Section 5.6. ERISA Pension and Benefit Plan Compliance. No Company shall incur any material accumulated funding deficiency within the meaning of ERISA, or any material liability to the PBGC, established thereunder in connection with any ERISA Plan. Borrowers shall furnish to the Lenders (a) as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that any Reportable Event with respect to any ERISA Plan has occurred, a statement of a Financial Officer of such Company, setting forth details as to such Reportable Event and the action that such Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company, and (b) promptly after receipt thereof a copy of any notice such Company, or any member of the Controlled Group may receive from the PBGC or the Internal Revenue Service with respect to any ERISA Plan administered by such Company; provided, that this latter clause shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service or to letters or notices such as a favorable Determination Letter with respect to an ERISA Plan, which does not threaten a material liability to a Company. Borrowers shall promptly notify the Lenders of any material taxes assessed, proposed to be assessed or that Borrowers have reason to believe may be assessed against a Company by the Internal Revenue Service with respect to any ERISA Plan. As used in this Section 5.6, "material" means the measure of a matter of significance that shall be determined as being an amount equal to five percent (5%) of Consolidated Net Worth. As soon as practicable, and in any event within thirty (30) days, after any Company shall become aware that an ERISA Event shall have occurred, such Company shall provide Agent with notice of such ERISA Event with a certificate by a Financial Officer of such Company setting forth the details of the event and the action such Company or another Controlled Group member proposes to take with respect thereto. Borrowers shall, at the request of Agent or any Lender, deliver or cause to be delivered to Agent or such Lender, as the case may be, true and correct copies of any documents relating to the ERISA Plan of any Company.

     Section 5.7. Financial Covenants.

     (a) Leverage Ratio. Agilysys shall not suffer or permit at any time the Leverage Ratio to exceed 3.00 to 1.00.

     (b) Fixed Charge Coverage Ratio. Agilysys shall not suffer or permit at any time the Fixed Charge Coverage Ratio to be less than 1.20 to 1.00.

     (c) Liquidity Ratio. For any fiscal quarter of Agilysys in which the Leverage Ratio equals or exceeds 2.00 to 1.00, Agilysys shall not suffer or permit the Liquidity Ratio, for such fiscal quarter, to be less than 1.00 to 1.00.

     (d) Consolidated Net Worth. Agilysys shall not suffer or permit at any time the Consolidated Net Worth, for the most recently completed fiscal quarter of Agilysys, to be less than the current minimum amount required, which current minimum amount required shall be the Closing Date Required Net Worth Amount on the Closing Date through December 30, 2005, with such current minimum amount required to be positively increased by the Increase Amount on December 31, 2005, and by an additional Increase Amount on the last day of each succeeding fiscal year thereafter. As used herein, the term "Increase Amount" shall mean an amount equal to (i) fifty percent (50%) of positive Consolidated Net Earnings for the fiscal year then ended (with no deduction for losses), plus (ii) one hundred percent (100%) of the proceeds of any equity offering by the Companies, or any debt offering of the Companies, to the extent converted into equity.

     Section 5.8. Borrowing. No Company shall create, incur or have outstanding any Indebtedness of any kind; provided that this Section 5.8 shall not apply to the following:

     (a) the Loans, the Letters of Credit and any other Indebtedness under this Agreement;

     (b) any loans granted to or Capitalized Lease Obligations entered into by any Company for the purchase or lease of fixed assets (and refinancings of such loans or Capitalized Lease Obligations), which loans and Capitalized Lease Obligations shall only be secured by the fixed assets being purchased or leased, so long as the aggregate principal amount of all such loans and Capitalized Lease Obligations for all Companies shall not exceed Twenty-Five Million Dollars ($25,000,000) at any time outstanding;

     (c) the Indebtedness existing on the Closing Date, in addition to the other Indebtedness permitted to be incurred pursuant to this Section 5.8, as set forth in Schedule 5.8 hereto (and any extension, renewal or refinancing thereof so long as the principal amount thereof shall not be increased after the Closing
Date);

     (d) loans to a Company from a Company so long as each such Company is a Credit Party;

     (e) Indebtedness under any Hedge Agreement, so long as such Hedge Agreement shall have been entered into in the ordinary course of business and not for speculative purposes;

     (f) unsecured Indebtedness incurred or assumed in connection with an Acquisition permitted pursuant to Section 5.13 hereof, so long as the aggregate principal amount of all such Indebtedness incurred in connection with all such Acquisitions by all Companies does not exceed Twenty-Five Million Dollars ($25,000,000) at any time outstanding;

     (g) Indebtedness of a Foreign Subsidiary, up to an aggregate principal amount (not including any other Indebtedness permitted pursuant to subsection
(h) below) of up to Five Million Dollars ($5,000,000) at any time outstanding for such Foreign Subsidiary, provided however, that the aggregate amount of Indebtedness for all Foreign Subsidiaries (not including any other Indebtedness permitted pursuant to subsection (h) below) shall not exceed Ten Million Dollars ($10,000,000) at any time outstanding;

     (h) Permitted Foreign Subsidiary Loans and Investments;

     (i) unsecured obligations owing with respect to the Agreement for Inventory Financing or unsecured Indebtedness owing with respect to the Senior Unsecured Notes;

     (j) unsecured obligations owing with respect to any inventory financing agreement with respect to Agilysys CH Limited, a Hong Kong corporation (or any Subsidiary thereof), not to exceed Twenty Million Dollars ($20,000,000) at any time outstanding; and

     (k) other unsecured Indebtedness, in addition to the Indebtedness listed above, in an aggregate principal amount for all Companies not to exceed Ten Million Dollars ($10,000,000) at any time outstanding.

     Section 5.9. Liens. No Company shall create, assume or suffer to exist (upon the happening of a contingency or otherwise) any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this
Section 5.9 shall not apply to the following:

     (a) Liens for taxes, assessments or governmental charges or levies on such Company's property or assets if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith by appropriate and timely proceedings and for which adequate provisions have been established in accordance with GAAP;

     (b) other statutory Liens incidental to the conduct of its business or the ownership of its property and assets that (i) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (ii) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

     (c) Liens arising in the ordinary course of business out of pledges or deposits under workers' compensation laws, unemployment insurance, old age pensions, or social security, retirement benefits or similar legislation;

     (d) easements or other minor defects or irregularities in title of real property not interfering in any material respect with the use of such property in the business of any Company;

     (e) purchase money Liens on fixed assets securing the loans and Capitalized Lease Obligations pursuant to Section 5.8(b) hereof, provided that such Lien is limited to the purchase price and only attaches to the property being acquired;

     (f) the Liens existing on the Closing Date as set forth in Schedule 5.9 hereto and replacements, extensions, renewals, refundings or refinancings thereof, but only to the extent that the amount of debt secured thereby shall not be increased;

     (g) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to a Credit Party;

     (h) any Lien granted to Agent, for the benefit of the Lenders;

     (i) Liens arising out of deposits to secure the performance of bids, trade contracts (other than contracts for the payment of money), leases, licenses, franchises, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business in an aggregate amount, for all Companies, not in excess of Ten Million Dollars ($10,000,000);

     (j) Liens arising with respect to rights of lessees or sublessees under operating leases in assets leased by a Company under an operating lease; or

     (k) any Lien on fixed assets owned by a Company as a result of an Acquisition permitted pursuant to Section 5.13 hereof, so long as such Lien (i) is released within one hundred eighty (180) days of such Acquisition (unless Borrowers shall have obtained the prior written consent of Agent and the Required Lenders), and (ii) such Lien was not created at the time of or in contemplation of such Acquisition.

     Section 5.10. Regulations T, U and X. No Company shall take any action that would result in any non-compliance of the Loans or Letters of Credit with Regulations T, U or X, or any other applicable regulation, of the Board of Governors of the Federal Reserve System.

     Section 5.11. Investments, Loans and Guaranties. No Company shall (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership, (d) make or keep outstanding any advance or loan to any Person, or (e) be or become a Guarantor of any kind (other than a Guarantor of Payment under the Loan Documents); provided that this Section 5.11 shall not apply to the following:

          (i) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business;

          (ii) any investment made in accordance with the Borrower Investment Policy;

          (iii) the holding of each of the Subsidiaries listed on Schedule 6.1 hereto, and the creation, acquisition and holding of, and any investments in, any new Subsidiary after the Closing Date so long as such new Subsidiary shall have been created, acquired or held, and investments made, in accordance with the terms and conditions of this Agreement;

          (iv) loans to, investments by and guaranties of the Indebtedness of, a Company from or by a Company so long as each such Company is a Credit Party;

          (v) any guaranty of the Indebtedness permitted pursuant to Section 5.8(j) hereof;

          (vi) any Permitted Investment or Permitted Foreign Subsidiary Loans and Investments, so long as no Default or Event of Default shall then exist or would result therefrom;

          (vii) the holding of any stock or equity interest that has been acquired pursuant to an Acquisition permitted by Section 5.13 hereof; provided, however, that, to the extent the holding of such stock or equity interest constitutes an investment in a Foreign Subsidiary or Non-Credit Party Exposure, such holding shall be subject to the restrictions in subsection (vi) above;

          (viii) the creation and holding of a Subsidiary for the purpose of making an Acquisition permitted by Section 5.13 hereof, so long as such Subsidiary becomes a Guarantor of Payment promptly following such Acquisition if required by Section 5.20 hereof; or

          (ix) loans to and investments in Excluded Subsidiaries made by Credit Parties or Foreign Subsidiaries so long as the aggregate of all such loans and investments shall not exceed Ten Million Dollars ($10,000,000).

     Section 5.12. Merger and Sale of Assets. No Company shall merge, amalgamate or consolidate with any other Person, or sell, lease or transfer or otherwise dispose of any assets to any Person other than in the ordinary course of business, except that, if no Default or Event of Default shall then exist or immediately thereafter shall begin to exist:

     (a) a Domestic Subsidiary may merge with (i) a US Borrower (provided that such US Borrower shall be the continuing or surviving Person), or (ii) any one or more Domestic Guarantors of Payment;

     (b) a US Borrower may merge with Agilysys (provided that Agilysys shall be the continuing or surviving Person);

     (c) a Domestic Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to (i) a US Borrower or (ii) any Domestic Guarantor of Payment;

     (d) a Company may sell, lease, transfer or otherwise dispose of any of its assets to Agilysys;

     (e) a Company may sell, lease, transfer or otherwise dispose of any assets (including capital stock) (i) that are obsolete, or (ii) no longer useful in such Company's business, provided that a Borrower shall not, without the prior written consent of Agent and the Required Lenders, effect a Significant Asset Disposition;

     (f) a Domestic Subsidiary (other than a Credit Party) may merge with or sell, lease, transfer or otherwise dispose of any of its assets to any other Domestic Subsidiary;

     (g) a Foreign Subsidiary (that is a Credit Party) may merge or amalgamate with another Foreign Subsidiary (that is a Credit Party) or a US Borrower or Domestic Guarantor of Payment, provided that such US Borrower or Domestic Guarantor of Payment shall be the continuing or surviving Person;

     (h) a Foreign Subsidiary (other than a Credit Party) may merge or amalgamate with a Credit Party provided that a Credit Party shall be the continuing or surviving Person, or (ii) another Foreign Subsidiary;

     (i) a Foreign Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to any Credit Party;

     (j) any Foreign Subsidiary (other than a Credit Party) may sell, lease, transfer or otherwise dispose of any of its assets to any other Foreign Subsidiary;

     (k) any Company may sell, transfer or otherwise dispose of fixed assets in the ordinary course of business for the purpose of replacing such fixed assets, provided that any such fixed assets are replaced within one hundred eighty (180) days of such sale or other disposition with other fixed assets which have a fair market value not materially less than the fair market value of the fixed assets sold or otherwise disposed; and

     (l) Acquisitions may be effected in accordance with the provisions of
Section 5.13 hereof.

     Section 5.13. Acquisitions. No Company shall effect an Acquisition; provided, however, that a Company may effect an Acquisition so long as:

     (a) in the case of a merger, amalgamation or other combination including a Borrower, such Borrower shall be the surviving entity;

     (b) in the case of a merger, amalgamation or other combination including a Credit Party (other than a Borrower), a Credit Party shall be the surviving entity;

     (c) the business to be acquired shall be similar or complementary to the lines of business of the Companies;

     (d) the Companies shall be in full compliance with the Loan Documents both prior to and subsequent to the transaction;

     (e) no Default or Event of Default shall exist prior to or after giving effect to such Acquisition;

     (f) Agilysys shall have provided to Agent and the Lenders, at least twenty
(20) days prior to such Acquisition, historical financial statements of the target entity and a pro forma financial statement of the Companies, accompanied by a certificate of a Financial Officer showing pro forma compliance with Section 5.7 and 5.13(h) hereof, both before and after giving effect to the proposed Acquisition;

     (g) such Acquisition is not actively opposed by, and has been approved by, the board of directors (or similar governing body) of the selling Persons or the Persons whose equity interests are to be acquired; and

     (h) the aggregate amount of Consideration for each such Acquisition shall not exceed:

          (i) One Hundred Million Dollars ($100,000,000) if, at the time of such Acquisition, Agilysys has (A) (1) an S&P Rating of lower than BBB-, (2) a Moody's Rating of lower than Baa3, or (3) no Credit Rating; and (B) a Leverage Ratio, determined after giving pro forma effect to such Acquisition, equal to or greater than 2.00 to 1.00; and

          (ii) Two Hundred Million Dollars ($200,000,000) if, at the time of such Acquisition, Agilysys has (A) (1) an S&P Rating of lower than BBB-,
     (2) a Moody's Rating of lower than Baa3, or (3) no Credit Rating; and (B) a Leverage Ratio, determined after giving pro forma effect to such Acquisition, less than 2.00 to 1.00;

provided that any Acquisition or potential Acquisition that was disclosed in writing to Agent prior to the Closing Date shall not be subject to the limitations of this subsection (h) so long as Agent approved such Acquisition prior to the Closing Date.

     Section 5.14. Notice. Each Borrower shall cause a Financial Officer of such Borrower to promptly notify Agent and the Lenders, in writing, whenever a Default or Event of Default may occur hereunder or any representation or warranty made in Article VI hereof or elsewhere in this Agreement or in any Related Writing may for any reason cease in any material respect to be true and complete.

     Section 5.15. Restricted Payments. No Company shall make or commit itself to make any Restricted Payment, except that such Company may make Restricted Payments so long as the Companies shall be in full compliance with the Loan Documents both prior to and after giving effect to such Capital Distribution.

     Section 5.16. Environmental Compliance. Each Company shall comply in all material respects with any and all Environmental Laws including, without limitation, all Environmental Laws in jurisdictions in which such Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise. Borrowers shall furnish to the Lenders, promptly after receipt thereof, a copy of any notice such Company may receive from any Governmental Authority or private Person or otherwise that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company. No

Company shall allow the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which any Company holds any ownership interest or performs any of its operations, in violation of any Environmental Law. As used in this Section 5.16, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any Governmental Authority or private Person, or otherwise. US Borrowers (and any Foreign Borrower, as applicable) shall defend, indemnify and hold Agent and the Lenders harmless against all properly documented costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys' fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law. Such indemnification shall survive any termination of this Agreement.

     Section 5.17. Affiliate Transactions. No Company shall, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (other than a Company that is a Credit Party or a Foreign Subsidiary) on terms that shall be less favorable to such Company than those that might be obtained at the time in a transaction with a non-Affiliate; provided, however, that the foregoing shall not prohibit the payment of customary and reasonable directors' fees to directors who are not employees of a Company or an Affiliate.

     Section 5.18. Use of Proceeds. Borrowers' use of the proceeds of the Loans shall be solely for working capital and other general corporate purposes (including Acquisitions and capital expenditures) of the Companies and for the refinancing of existing Indebtedness.

     Section 5.19. Corporate Names. No Company shall change its corporate name or its state, province or other jurisdiction of organization, unless, in each case, Administrative Borrower shall have provided Agent and the Lenders with at least five days prior written notice thereof.

     Section 5.20. Subsidiary Guaranties and Pledge of Stock or Other Ownership Interest.

     (a) Subsidiary Guaranties. Each Domestic Subsidiary (that is not an Excluded Subsidiary) created, acquired or held subsequent to the Closing Date, shall promptly execute and deliver to Agent, for the benefit of the Lenders, a Guaranty of Payment of all of the Obligations (which Guaranty of Payment shall be subject to the provisions of Section 2.11 hereof), to be in form and substance acceptable to Agent, along with any corporate governance and authorization documents, and an opinion of counsel as may be deemed reasonably necessary or advisable by Agent.

     (b) Pledge of Stock or Other Ownership Interest. If, as of the last day of any fiscal quarter, the Obligor Asset Ratio or the Obligor EBITDA Ratio shall be less than 0.80 to 1.00, then Administrative Borrower shall provide prompt written notice to Agent and the Lenders and shall pledge, or cause a Domestic Subsidiary to pledge, within sixty (60) days of such notice, sixty-five percent (65%) of the outstanding shares or other ownership interests of first-tier Foreign Subsidiaries that would cause, with the addition of such Foreign Subsidiaries as Pledged Foreign Subsidiaries, the Obligor Asset Ratio and the Obligor EBITDA Ratio to be equal to or greater than 0.80 to 1.00. Any pledge by a Credit Party pursuant to this subsection (b) shall be evidenced by a pledge agreement, in form and substance reasonably satisfactory to Agent, executed by the appropriate Credit Party, with the requisite share certificates or other evidence of equity, if any, to be delivered to Agent, for the benefit of the Lenders.

     (c) Perfection or Registration of Interest in Foreign Shares. With respect to any foreign shares pledged to Agent, for the benefit of the Lenders, on or after the Closing Date, Agent shall at all times, in the discretion of the Required Lenders, have the right to perfect, at US Borrowers' cost, payable upon request therefor (including any reasonable and properly documented expenses relating to foreign counsel, or foreign notary, filing, registration or similar, fees, costs or expenses), its security interest in such shares in the respective foreign jurisdiction.

     Section 5.21. Restrictive Agreements. Except as set forth in this Agreement, until after the Guaranty Effectiveness Date, Borrowers shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) make, directly or indirectly, any Capital Distribution to any Borrower, (b) make, directly or indirectly, loans or advances or capital contributions to any Borrower or (c) transfer, directly or indirectly, any of the properties or assets of such Subsidiary to any Borrower; except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices, (iii) customary restrictions in security agreements or mortgages securing Indebtedness, or capital leases, of a Company to the extent such restrictions shall only restrict the transfer of the property subject to such security agreement, mortgage or lease, or (iv) customary restrictions in agreements executed by Foreign Subsidiaries in connection with foreign financing arrangements.

     Section 5.22. Other Covenants. In the event that any Company shall enter into, or shall have entered into, any Material Indebtedness Agreement, wherein the covenants and agreements contained therein shall be more restrictive than the covenants set forth herein, then the Companies shall be bound hereunder by such more restrictive covenants and agreements with the same force and effect as if such covenants and agreements were written herein.

     Section 5.23. Guaranty Under Material Indebtedness Agreement. Neither Agilysys nor any Domestic Subsidiary shall be or become a Guarantor of the Indebtedness incurred pursuant to any Material Indebtedness Agreement unless such Company shall also be a Guarantor of Payment under this Agreement prior to or concurrently therewith.

     Section 5.24. Pari Passu Ranking. The Obligations shall, and Agilysys shall take all necessary action to ensure that the Obligations shall, at all times, rank at least pari passu in right of payment with all other senior unsecured Indebtedness of Agilysys.

     Section 5.25. Amendment of Organizational Documents. No Company shall amend its Organizational Documents in any material respect without providing Agent and the Lenders with prior written notice thereof.

     Section 5.26. Other Indebtedness. Agilysys shall not suffer or permit any Company to make any amendment, supplement or modification to the Senior Notes Indenture or any agreements or instruments executed in connection therewith.

                   ARTICLE VI. REPRESENTATIONS AND WARRANTIES

     Section 6.1. Corporate Existence; Subsidiaries; Foreign Qualification. Each Company is duly organized, validly existing, and in good standing under the laws of its state or jurisdiction of incorporation or organization and is duly qualified and authorized to do business and is in good standing as a foreign entity in all of the states or jurisdictions where the character of its property or its business activities makes such qualification necessary, except where a failure to so qualify will not cause or result in a Material Adverse Effect.
Schedule 6.1 hereto sets forth, as of the Closing Date, each Subsidiary of a Borrower (and whether such Subsidiary is an Excluded Subsidiary), its state of formation, its relationship to each Borrower, including the percentage of each class of stock or membership interests owned by a Company, the location of its chief executive office and its principal place of business. Except as set forth on Schedule 6.1 hereto, on the date hereof, each Borrower owns all of the equity interests of each of its Subsidiaries.

     Section 6.2. Corporate Authority. Each Credit Party has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents. The Loan Documents to which each Credit Party is a party have been duly authorized and approved by such Credit Party's board of directors or other governing body, as applicable, and are the valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law). The execution, delivery and performance of the Loan Documents will not conflict with, result in a breach in any of the provisions of, constitute a default under, or result in the creation of a Lien (other than Liens permitted under Section 5.9 hereof) upon any assets or property of any Company under the provisions of, such Company's Organizational Documents or any material agreement.

     Section 6.3. Compliance with Laws and Contracts. Each Company:

     (a) holds all material permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from any Governmental Authority necessary for the conduct of its business and is in compliance with all applicable laws relating thereto on the Closing Date, except where the failure to so hold or so comply would not have or result in a Material Adverse Effect, after the Closing Date;

     (b) is in material compliance with all federal, state, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment practices on the Closing Date except where the failure to be in compliance would not have or result in a Material Adverse Effect, after the Closing Date;

     (c) is not in violation of or in default under any material agreement to which it is a party or by which its assets are subject or bound on the Closing Date, except with respect to any violation or default that would not have or result in a Material Adverse Effect, after the Closing Date;

     (d) shall ensure that no Person who owns a controlling interest in or otherwise controls a Company is or shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, or any other similar lists maintained by OFAC pursuant to any authorizing statute, executive order or regulation, or (ii) a Person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar executive orders;

     (e) comply with all applicable Bank Secrecy Act ("BSA") and anti-money laundering laws and regulations; and

     (f) is in compliance, in all material respects, with the Patriot Act.

     Section 6.4. Litigation and Administrative Proceedings. Except as disclosed on Schedule 6.4 hereto, there are (a) no lawsuits, actions, investigations, or other proceedings pending or threatened against any Company, or in respect of which any Company may have any liability, in any court or before any Governmental Authority, arbitration board or other tribunal, which Borrowers reasonably expect to have a Material Adverse Effect, (b) no orders, writs, injunctions, judgments, or decrees of any court or government agency or instrumentality to which any Company is a party or by which the property or assets of any Company are bound, which Borrowers reasonably expect to have a Material Adverse Effect, or (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company, or threats of work stoppage, strike, or pending demands for collective bargaining.

     Section 6.5. Title to Assets. Each Company has good title to and ownership of all property it purports to own, which property is free and clear of all Liens, except those permitted under Section 5.9 hereof.

     Section 6.6. Liens and Security Interests. On and after the Closing Date, except for Liens permitted pursuant to Section 5.9 hereof, (a) there is and will be no U.C.C. Financing Statement or similar notice of Lien outstanding covering any personal property of any Company; (b) there is no mortgage outstanding covering any real property of any Company; and (c) no real or personal property of any Company is subject to any security interest or Lien of any kind.

     Section 6.7. Tax Returns. All federal, state and local tax returns and other reports required by law to be filed in respect of the income, business, properties and employees of each Company have been filed and all taxes, assessments, fees and other governmental charges that are due and payable have been paid, except as otherwise permitted herein. The provision for taxes on the books of each Company is adequate for all years not closed by applicable statutes and for the current fiscal year.

     Section 6.8. Environmental Laws. Each Company is in substantial compliance with all Environmental Laws, including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. No material litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best knowledge of each Company, threatened, against any Company, any real property in which any Company holds or has held an interest or any past or present operation of any Company. No material release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred (other than those that are currently being cleaned up in accordance with Environmental Laws), on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section 6.8., "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any Governmental Authority or private Person, or otherwise.

     Section 6.9. Continued Business. There exists no actual, pending, or, to Agilysys' knowledge, any threatened termination, cancellation or limitation of, or any modification or change in the business relationship of any Company and any customer or supplier, or any group of customers or suppliers, which Agilysys reasonably expects to have a Material Adverse Effect, and there exists no present condition or state of facts or circumstances that would have a Material Adverse Effect.

     Section 6.10. Employee Benefits Plans. Schedule 6.10 hereto identifies each ERISA Plan as of the Closing Date. No ERISA Event has occurred or is expected to occur with respect to an ERISA Plan. Full payment has been made of all amounts that a Controlled Group member is required, under applicable law or under the governing documents, to have paid as a contribution to or a benefit under each ERISA Plan. The liability of each Controlled Group member with respect to each ERISA Plan qualified under Code Section 401(a) has been fully funded based upon reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements. No changes have occurred or are expected to occur that would cause a material increase in the cost of providing benefits under the ERISA Plan. With respect to each ERISA Plan that is intended to be qualified under Code Section 401(a), (a) the ERISA Plan and any associated trust operationally comply with the applicable requirements of Code Section 401(a) in all material respects or are subject to cure under a correction program approved by a Governmental Authority; (b) the ERISA Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the "remedial amendment period" available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely); (c) to the extent applicable, the ERISA Plan and any associated trust have received a favorable determination letter from the Internal Revenue Service stating that the ERISA Plan qualifies under Code Section 401(a), that the associated trust qualifies under Code
Section 501(a) and, if applicable, that any cash or deferred arrangement under the ERISA Plan qualifies under Code


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Section 401(k), unless the ERISA Plan was first adopted at a time for which the above-described "remedial amendment period" has not yet expired; (d) the ERISA Plan currently satisfies the requirements of Code Section 410(b), subject to any retroactive amendment that may be made within the above-described "remedial amendment period"; and (e) no contribution made to the ERISA Plan is subject to an excise tax under Code Section 4972. With respect to any Pension Plan qualified under Code Section 401(a), the "accumulated benefit obligation" of Controlled Group members with respect to the Pension Plan (as determined in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions") does not exceed the fair market value of Pension Plan assets.

     Section 6.11. Consents or Approvals. No consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person is required to be obtained or completed by any Company in connection with the execution, delivery or performance of any of the Loan Documents, that has not already been obtained or completed.

     Section 6.12. Solvency.

     (a) US Borrowers. Each US Borrower has received consideration that is the reasonable equivalent value of the obligations and liabilities that such US Borrower has incurred to Agent and the Lenders. No US Borrower is insolvent as defined in any applicable state, federal or relevant foreign statute, nor will such US Borrower be rendered insolvent by the execution and delivery of the Loan Documents to Agent and the Lenders. No US Borrower is engaged or about to engage in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to Agent and the Lenders incurred hereunder. No US Borrower intends to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

     (b) Foreign Borrowers. Each Foreign Borrower has received consideration that is the reasonable equivalent value of the obligations and liabilities that such Foreign Borrower has incurred to the Lenders. No Foreign Borrower is insolvent as defined in any applicable state, federal or relevant foreign statute, nor will such Foreign Borrower be rendered insolvent by the execution and delivery of the Loan Documents to Agent and the Lenders. No Foreign Borrower has liabilities, including contingent liabilities, greater than its assets. No Foreign Borrower intends to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

     Section 6.13. Financial Statements. Agilysys' Annual Report on Form 10-K filed with the SEC for the fiscal year ended March 31, 2005 and Agilysys' Quarterly Report on Form 10-Q filed with the SEC for the fiscal quarter ended June 30, 2005, are true and complete, have been prepared in accordance with GAAP, and fairly present the Consolidated financial condition of Agilysys as of the dates of such financial statements and the results of Agilysys' Consolidated operations for the periods then ending. Since the ending dates of the periods addressed in such reports, there has been no material adverse change in any Company's financial condition, properties or business or any change in any Company's accounting procedures.


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     Section 6.14. Regulations. No Company is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America). Neither the granting of any Loan (or any conversion thereof) or Letter of Credit nor the use of the proceeds of any Loan or Letter of Credit will violate, or be inconsistent with, the provisions of Regulation T, U or X or any other Regulation of such Board of Governors.

     Section 6.15. Material Agreements. Except as disclosed on Schedule 6.15 hereto, as of the Closing Date, no Company is a party to any (a) debt instrument (excluding the Loan Documents); (b) lease (capital, operating or otherwise), whether as lessee or lessor thereunder; or (c) collective bargaining agreement; that, as to subsections (a) through (c), above, if violated, breached, or terminated for any reason, would have or would be reasonably expected to have a Material Adverse Effect.

     Section 6.16. Intellectual Property. Each Company owns or has the right to use all of the material patents, patent applications, industrial designs, designs, trademarks, service marks, copyrights and licenses, and rights with respect to the foregoing, reasonably necessary for the conduct of its business without any known conflict with the rights of others.

     Section 6.17. Insurance. Each Company maintains with financially sound and reputable insurers insurance with coverage and limits as required by law and as is customary with Persons engaged in the same businesses as the Companies.

     Section 6.18. Accurate and Complete Statements. Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or in the Loan Documents not misleading. After due inquiry by Borrowers, there is no known fact that any Company has not disclosed to Agent and the Lenders that has or is likely to have a Material Adverse Effect.

     Section 6.19. Investment Company; Holding Company. Agilysys is not (a) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (b) subject to regulation under any foreign, federal, state or local statute or regulation limiting its ability to incur Indebtedness.

     Section 6.20. Defaults. No Default or Event of Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.

                         ARTICLE VII. EVENTS OF DEFAULT

     Each of the following shall constitute an Event of Default hereunder:

     Section 7.1. Payments. If (a) the interest on any Loan or any facility or other fee shall not be paid in full when due and payable or within five Business Days thereafter, or (b) the


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principal of any Loan or any obligation under any Letter of Credit shall not be paid in full when due and payable.

     Section 7.2. Special Covenants. If any Company shall fail or omit to perform and observe Section 5.7, 5.8, 5.9, 5.11, 5.12, 5.13, 5.15, 5.22 or 5.23
hereof.

     Section 7.3. Other Covenants. If any Company shall fail or omit to perform and observe any agreement or other provision (other than those referred to in Section 7.1 or 7.2 hereof) contained or referred to in this Agreement or any Related Writing that is on such Company's part to be complied with, and that Default shall not have been fully corrected within thirty (30) days after the earlier of (a) any Financial Officer of such Company becomes aware of the occurrence thereof, or (b) the giving of written notice thereof to Administrative Borrower by Agent or the Required Lenders that the specified Default is to be remedied.

     Section 7.4. Representations and Warranties. If any representation, warranty or statement made in or pursuant to this Agreement or any Related Writing or any other material information furnished by any Company to Agent or the Lenders, or any thereof, or any other holder of any Note, shall be false or erroneous in any material respect.

     Section 7.5. Cross Default.

     (a) If any Company shall default in the payment of any amount due and owing under any Material Indebtedness Agreement beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity.

     (b) If an "event of default", a "default" or an event with which the passage of time or the giving of notice, or both, would cause a default or event of default (other than defaults that have been cured within applicable grace periods or have otherwise been waived) shall occur under the Agreement for Inventory Financing or the Senior Notes Indenture.

     Section 7.6. ERISA Default. The occurrence of one or more ERISA Events that
(a) the Required Lenders reasonably determine could have a Material Adverse Effect, or (b) results in a Lien on any of the assets of any Company, in the aggregate for all such Liens for all Companies in excess of Two Million Dollars ($2,000,000)

     Section 7.7. Change in Control. If any Change in Control shall occur.

     Section 7.8. Money Judgment. A final judgment or order for the payment of money shall be rendered against any Company by a court of competent jurisdiction, that remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired, provided that the aggregate of all such judgments for all such Companies shall exceed Ten Million Dollars ($10,000,000).


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
     Section 7.9. Material Adverse Change. There shall have occurred any condition or event that Agent or the Required Lenders reasonably determine, in the exercise of their good faith reasonable credit judgment, has or is reasonably likely to have a Material Adverse Effect.

     Section 7.10. Validity of Loan Documents. (a) Any material provision, in the sole opinion of Agent, of any Loan Document shall at any time for any reason cease to be valid, binding and enforceable against any Credit Party; (b) the validity, binding effect or enforceability of any Loan Document against any Credit Party shall be contested by any Credit Party; (c) any Credit Party shall deny that it has any or further liability or obligation under any Loan Document; or (d) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to Agent and the Lenders the benefits purported to be created thereby.

     Section 7.11. Solvency. If any Company (other than an Excluded Subsidiary) shall (a) discontinue business, (b) generally not pay its debts as such debts become due, (c) make a general assignment for the benefit of creditors, (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets or of such Company, (e) be adjudicated a debtor or insolvent or have entered against it an order for relief under Title 11 of the United States Code, or under any other bankruptcy insolvency, liquidation, winding-up, corporate or similar statute or law, foreign, federal state or provincial, in any applicable jurisdiction, now or hereafter existing, as any of the foregoing may be amended from time to time, or other applicable statute for jurisdictions outside of the United States, as the case may be, (f) file a voluntary petition in bankruptcy, or file a proposal or notice of intention to file a proposal or have an involuntary proceeding filed against it and the same shall continue undismissed for a period of thirty (30) days from commencement of such proceeding or case, or file a petition or an answer or an application or a proposal seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state, or, if applicable, other jurisdiction) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state, or, if applicable, other jurisdiction) relating to relief of debtors, (g) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves a petition or an application or a proposal seeking its reorganization or appoints an interim receiver, a receiver and manager, an administrator, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets or of such Company, (h) have an administrative receiver appointed over the whole or substantially the whole of its assets, (i) have assets, the value of which is less than its liabilities (taking into account prospective and contingent liabilities), or (j) have a moratorium declared in respect of any of its Indebtedness, or any analogous procedure or step is taken in any jurisdiction.

                       ARTICLE VIII. REMEDIES UPON DEFAULT

     Notwithstanding any contrary provision or inference herein or elsewhere;


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     Section 8.1. Optional Defaults. If any Event of Default referred to in
Section 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9 or 7.10 hereof shall occur,
Agent may, with the consent of the Required Lenders, and shall, at the written request of the Required Lenders, give written notice to Administrative Borrower to:

     (a) terminate the Commitment, if not previously terminated, and, immediately upon such election, the obligations of the Lenders, and each thereof, to make any further Loan and the obligation of the Fronting Lender to issue any Letter of Credit immediately shall be terminated; and/or

     (b) accelerate the maturity of all of the Obligations (if the Obligations are not already due and payable), whereupon all of the Obligations shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by each Borrower.

     Section 8.2. Automatic Defaults. If any Event of Default referred to in
Section 7.11 hereof shall occur:

     (a) all of the Commitment shall automatically and immediately terminate, if not previously terminated, and no Lender thereafter shall be under any obligation to grant any further Loan, nor shall the Fronting Lender be obligated to issue any Letter of Credit; and

     (b) the principal of and interest then outstanding on all of the Loans, and all of the other Obligations, shall thereupon become and thereafter be immediately due and payable in full (if the Obligations are not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by each Borrower.

     Section 8.3. Letters of Credit. If the maturity of the Obligations shall be accelerated pursuant to Section 8.1 or 8.2 hereof, US Borrowers shall immediately deposit with Agent, as security for the obligations of US Borrowers and any Guarantor of Payment to reimburse Agent and the Lenders for any then outstanding Letters of Credit, cash equal to the sum of the aggregate undrawn balance of any then outstanding Letters of Credit. Agent and the Lenders are hereby authorized, at their option, to deduct any and all such amounts from any deposit balances then owing by any Lender (or any affiliate of such Lender, wherever located) to or for the credit or account of any US Borrower or Domestic Guarantor of Payment, as security for the obligations of US Borrowers and any Guarantor of Payment to reimburse Agent and the Lenders for any then outstanding Letters of Credit.

     Section 8.4. Offsets. If there shall occur or exist any Event of Default referred to in Section 7.11 hereof or if the maturity of the Obligations is accelerated pursuant to Section 8.1 or 8.2 hereof, each Lender shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all of the Obligations then owing by a Borrower or Guarantor of Payment to such Lender (including, without limitation, any participation purchased or to be purchased pursuant to Section 2.2(b), 2.2(c) or 8.5 hereof), whether or not the same shall then have matured, any and all deposit (general or special) balances and all other indebtedness then held or owing by such Lender (including, without limitation, by branches and agencies or


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
any affiliate of such Lender, wherever located) to or for the credit or account of such Borrower or Guarantor of Payment, all without notice to or demand upon such Borrower or any other Person, all such notices and demands being hereby expressly waived by each Borrower.

     Section 8.5. Equalization Provision. Each Lender agrees with the other Lenders that if it, at any time, shall obtain any Advantage over the other Lenders or any thereof in respect of the Obligations (except as to Swing Loans and Letters of Credit prior to Agent's giving of notice to participate and except under Article III hereof), it shall purchase from the other Lenders, for cash and at par, such additional participation in the Obligations as shall be necessary to nullify the Advantage. If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Lender receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Lender receiving the Advantage is required to pay interest on the Advantage to the Person recovering the Advantage from such Lender) ratably to the extent of the recovery. Each Lender further agrees with the other Lenders that if it at any time shall receive any payment for or on behalf of any Borrower on any indebtedness owing by any Borrower to that Lender pursuant to this Agreement (whether by voluntary payment, by realization upon security, by reason of offset of any deposit or other indebtedness, by counterclaim or cross-action, by the enforcement of any right under any Loan Document, or otherwise), it will apply such payment first to any and all Obligations owing by such Borrower to that Lender (including, without limitation, any participation purchased or to be purchased pursuant to this Section 8.5 or any other Section of this Agreement). Each Credit Party agrees that any Lender so purchasing a participation from the other Lenders or any thereof pursuant to this Section 8.5 may exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

     Section 8.6. Other Remedies. The remedies in this Article VIII are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which the Lenders may be entitled. Agent shall exercise the rights under this Article VIII and all other collection efforts on behalf of the Lenders and no Lender shall act independently with respect thereto, except as otherwise specifically set forth in this Agreement.

                              ARTICLE IX. THE AGENT

     The Lenders authorize LaSalle Bank National Association and LaSalle Bank National Association hereby agrees to act as agent for the Lenders in respect of this Agreement upon the terms and conditions set forth elsewhere in this Agreement, and upon the following terms and conditions:

     Section 9.1. Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers hereunder as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto, including, without limitation, to execute Additional Borrower Assumption Agreements on behalf of the Lenders. Neither Agent nor any of its affiliates, directors, officers, attorneys or employees shall (a) be liable for any action taken or omitted to be


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
taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction), or be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or due execution of this Agreement or any other Loan Documents, (b) be under any obligation to any Lender to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of Borrowers or any other Company, or the financial condition of Borrowers or any other Company, or (c) be liable to any of the Companies for consequential damages resulting from any breach of contract, tort or other wrong in connection with the negotiation, documentation, administration or collection of the Loans or Letters of Credit or any of the Loan Documents. Notwithstanding any provision to the contrary contained in this Agreement or in any other Loan Document, Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     Section 9.2. Note Holders. Agent may treat the payee of any Note as the holder thereof (or, if there is no Note, the holder of the interest as reflected on the books and records of Agent) until written notice of transfer shall have been filed with Agent, signed by such payee and in form satisfactory to Agent.

     Section 9.3. Consultation With Counsel. Agent may consult with legal counsel selected by Agent and shall not be liable for any action taken or suffered in good faith by Agent in accordance with the opinion of such counsel.

     Section 9.4. Documents. Agent shall not be under any duty to examine into or pass upon the validity, effectiveness, genuineness or value of any Loan Document or any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

     Section 9.5. Agent and Affiliates. LaSalle Bank National Association ("LaSalle") and its affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Companies and Affiliates as though LaSalle were not Agent hereunder and without notice to or consent of any Lender. Each Lender acknowledges that, pursuant to such activities, LaSalle or its affiliates may receive information regarding any Company or any Affiliate (including information that may be subject to confidentiality obligations in favor of such Company or such Affiliate) and acknowledge that Agent shall be under no obligation to provide such information to other Lenders. With respect to Loans and Letters of Credit (if any), LaSalle and its affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though LaSalle were not Agent, and the terms "Lender" and "Lenders" include LaSalle and its affiliates, to the extent applicable, in their individual capacities.

     Section 9.6. Knowledge of Default. It is expressly understood and agreed that Agent shall be entitled to assume that no Default or Event of Default has occurred, unless Agent has been notified by a Lender in writing that such Lender believes that a Default or Event of Default has occurred and is continuing and specifying the nature thereof or has been notified by a Borrower pursuant to
Section 5.14 hereof.

     Section 9.7. Action by Agent. Subject to the other terms and conditions hereof, so long as Agent shall be entitled, pursuant to Section 9.6 hereof, to assume that no Default or Event of Default shall have occurred and be continuing, Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights that may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement. Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable in the premises.

     Section 9.8. Release of Guarantor of Payment or Pledge of Stock. In the event of a merger, sale of assets or other transaction permitted pursuant to
Section 5.12 hereof and so long as there is no Default or Event of Default existing, Agent, at the request and expense of US Borrowers, is hereby authorized by the Lenders to release, in connection therewith, one or more Guarantors of Payment or pledge of stock, as appropriate, upon the written request of Administrative Borrower.

     Section 9.9. Notices, Default. In the event that Agent shall (a) have been notified by a Lender in writing that such Lender believes that a Default or Event of Default has occurred and is continuing, or (b) have actual knowledge of a Default or Event of Default due to the default in the payment of principal, interest and fees required to be paid to Agent for the account of the Lenders, Agent shall promptly notify the Lenders and shall take such action and assert such rights under this Agreement as the Required Lenders shall direct and Agent shall inform the other Lenders in writing of the action taken. Agent may take such action and assert such rights as it deems to be advisable, in its discretion, for the protection of the interests of the holders of the Obligations.

     Section 9.10. Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct, as determined by a court of competent jurisdiction.


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
     Section 9.11. Indemnification of Agent. The Lenders agree to indemnify Agent (to the extent not reimbursed by Borrowers) ratably, according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys' fees and expenses) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent in its capacity as agent in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted by Agent with respect to this Agreement or any Loan Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys' fees) or disbursements resulting from Agent's gross negligence or willful misconduct (as determined by a court of competent jurisdiction), or from any action taken or omitted by Agent in any capacity other than as agent under this Agreement or any other Loan Document. No action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.11. The undertaking in this Section 9.11 shall survive repayment of the Loans, cancellation of the Notes, if any, expiration or termination of the Letters of Credit, termination of the Commitment, any foreclosure under, or modification, release or discharge of, any or all of the Loan Documents, termination of this Agreement and the resignation or replacement of the agent.

     Section 9.12. Successor Agent. Agent may resign as agent hereunder by giving not fewer than thirty (30) days prior written notice to Administrative Borrower and the Lenders. If Agent shall resign under this Agreement, then either (a) the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders (with the consent of Administrative Borrower so long as an Event of Default has not occurred and which consent shall not be unreasonably withheld), or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following Agent's notice to the Lenders of its resignation, then Agent shall appoint a successor agent that shall serve as agent until such time as the Required Lenders appoint a successor agent. Upon its appointment, such successor agent shall succeed to the rights, powers and duties as agent, and the term "Agent" shall mean such successor effective upon its appointment, and the former agent's rights, powers and duties as agent shall be terminated without any other or further act or deed on the part of such former agent or any of the parties to this Agreement.

     Section 9.13. Fronting Lender. The Fronting Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by the Fronting Lender and the documents associated therewith. The Fronting Lender shall have all of the benefits and immunities (a) provided to Agent in Article IX hereof with respect to any acts taken or omissions suffered by the Fronting Lender in connection with the Letters of Credit and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Agent", as used in Article IX hereof, included the Fronting Lender with respect to such acts or omissions, and (b) as additionally provided in this Agreement with respect to the Fronting Lender.

     Section 9.14. Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, (a) Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise, to (i) file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Agent and their respective agents and counsel and all other amounts due the Lenders and Agent) allowed in such judicial proceedings, and (ii) collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and (b) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to the Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent. Nothing contained herein shall be deemed to authorize Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Agent to vote in respect of the claim of any Lender in any such proceeding.

     Section 9.15. Other Agents. As used in this Agreement, the term "Agent" shall only include Agent. None of the Syndication Agent, Co-Documentation Agents or Managing Agent shall have any rights, obligations or responsibilities hereunder in such capacity.

                            ARTICLE X. MISCELLANEOUS

     Section 10.1. Lenders' Independent Investigation. Each Lender, by its signature to this Agreement, acknowledges and agrees that Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of any Company or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between Agent and such Lender. Each Lender represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of the Companies in connection with the extension of credit hereunder, and agrees that Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by Agent to the Lenders hereunder), whether coming into its possession before the first Credit Event hereunder or at any time or times thereafter. Each Lender further represents that it has reviewed each of the Loan Documents.

     Section 10.2. No Waiver; Cumulative Remedies. No omission or course of dealing on the part of Agent, any Lender or the holder of any Note (or, if there is no Note, the holder of the interest as reflected on the books and records of Agent) in exercising any right, power or remedy hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any of the Loan Documents. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held by operation of law, by contract or otherwise.

     Section 10.3. Amendments, Waivers and Consents.

     (a) General Rule. No amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     (b) Exceptions to the General Rule. Anything herein to the contrary notwithstanding, no amendment, modification, waiver or consent shall (i) extend or increase the Commitment of any Lender without the written consent of such Lender, (ii) extend the date scheduled for payment of any principal (excluding mandatory prepayments) of or interest on the Loans or any fees payable hereunder without the written consent of each Lender directly affected thereby, (iii) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, without the consent of each Lender directly affected thereby (except for periodic adjustments of interest rates and fees resulting from a change in the Applicable Margin as provided for in this Agreement), (iv) except pursuant to Section 9.8 hereof, release any party from its obligations under any Guaranty of Payment or Pledge Agreement, or (v) change any percentage voting requirement, voting rights, or the Required Lenders definition in this Agreement, or amend this Section 10.3 or Section 8.5 hereof. Furthermore, anything herein to the contrary notwithstanding, (A) no provision of this Agreement affecting Agent in its capacity as such shall be amended, modified or waived without the consent of Agent; (B) no provision of this Agreement relating to the rights or duties of the Fronting Lender in its capacity as such shall be amended, modified or waived without the consent of the Fronting Lender; and (C) no provision of this Agreement relating to the rights or duties of the Swing Line Lender in its capacity as such shall be amended, modified or waived without the consent of the Swing Line Lender.

     (c) Generally. Notice of amendments or consents ratified by the Lenders hereunder shall be forwarded by Agent to all of the Lenders. Each Lender or other holder of a Note (or interest in any Loan) shall be bound by any amendment, waiver or consent obtained as authorized by this Section 10.3, regardless of its failure to agree thereto.

     Section 10.4. Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to a Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement, if to a Lender, mailed or delivered to it, addressed to the address of such Lender specified on the signature pages of this Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when hand-delivered, delivered by overnight courier or two Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt (if received during a Business Day, otherwise by telephonic confirmation of receipt the following Business
Day), except that notices from a

Borrower to Agent or the Lenders pursuant to any of the provisions hereof shall not be effective until received by Agent or the Lenders, as the case may be. For purposes of Article II hereof, Agent shall be entitled to rely on telephonic instructions from any person that Agent in good faith believes is an Authorized Officer of a Borrower, and Borrowers shall hold Agent and each Lender harmless from any loss, cost or expense resulting from any such reliance.

     Section 10.5. Costs, Expenses and Taxes. US Borrowers agree to pay on demand all reasonable and properly documented costs and expenses of Agent, including, but not limited to, (a) syndication, administration, travel and out-of-pocket expenses, including but not limited to attorneys' fees and expenses, of Agent in connection with the preparation, negotiation and closing of the Loan Documents and the administration of the Loan Documents, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, and (b) the reasonable and properly documented fees and out-of-pocket expenses of special counsel for Agent, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto. US Borrowers and any appropriate Foreign Borrower also agree to pay on demand all properly documented costs and expenses of Agent and the Lenders, including reasonable attorneys' fees and expenses, in connection with the restructuring or enforcement of the Obligations, this Agreement or any Related Writing. In addition, US Borrowers and any appropriate Foreign Borrower shall pay any and all properly documented stamp, transfer, documentary and other taxes, assessments, charges and fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and the other instruments and documents to be delivered hereunder, and agree to hold Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or failure to pay such taxes or fees, other than those liabilities resulting from the gross negligence or willful misconduct of Agent, or, with respect to amounts owing to a Lender, such Lender, in each case as determined by a court of competent jurisdiction. All obligations provided for in this Section
10.5 shall survive any termination of this Agreement.

     Section 10.6. Indemnification. Each US Borrower, and each Foreign Borrower to the extent relating to the Loans and other credit extensions to such Foreign Borrower, agrees to defend, indemnify and hold harmless Agent and the Lenders (and their respective affiliates, officers, directors, attorneys, agents and employees) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys' fees) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent or any Lender in connection with any investigative, administrative or judicial proceeding (whether or not such Lender or Agent shall be designated a party thereto) or any other claim by any Person relating to or arising out of any Loan Document or any actual or proposed use of proceeds of the Loans or any of the Obligations, or any activities of any Company or its Affiliates; provided that no Lender nor Agent shall have the right to be indemnified under this Section 10.6 for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations provided for in this Section 10.6 shall survive any termination of this Agreement.

     Section 10.7. Obligations Several; No Fiduciary Obligations. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by Agent or the Lenders pursuant hereto shall be deemed to constitute Agent or the

Lenders a partnership, association, joint venture or other entity. No default by any Lender hereunder shall excuse the other Lenders from any obligation under this Agreement; but no Lender shall have or acquire any additional obligation of any kind by reason of such default. The relationship between Borrowers and the Lenders with respect to the Loan Documents and the Related Writings is and shall be solely that of debtors and creditors, respectively, and neither Agent nor any Lender shall have any fiduciary obligation toward any Credit Party with respect to any such documents or the transactions contemplated thereby.

     Section 10.8. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts and by facsimile signature, each of which counterparts when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     Section 10.9. Binding Effect; Borrowers' Assignment. This Agreement shall become effective when it shall have been executed by each Borrower, Agent and each Lender and thereafter shall be binding upon and inure to the benefit of each Borrower, Agent and each of the Lenders and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of Agent and all of the Lenders.

     Section 10.10. Lender Assignments.

     (a) Assignments of Commitments. Each Lender shall have the right at any time or times to assign to an Eligible Transferee (other than to a Lender that shall not be in compliance with this Agreement), without recourse, all or a percentage of all of the following: (i) such Lender's Commitment, (ii) all Loans made by that Lender, (iii) such Lender's Notes, and (iv) such Lender's interest in any Letter of Credit or Swing Loan, and any participation purchased pursuant to Section 2.2(b), 2.2(c) or 8.5 hereof.

     (b) Prior Consent. No assignment may be consummated pursuant to this
Section 10.10 without the prior written consent of Administrative Borrower and Agent (other than an assignment by any Lender to any affiliate of such Lender which affiliate is an Eligible Transferee and either wholly-owned by a Lender or is wholly-owned by a Person that wholly owns, either directly or indirectly, such Lender, or to another Lender), which consent of Administrative Borrower and Agent shall not be unreasonably withheld (provided that a failure of Administrative Borrower to approve a distressed debt fund or vulture fund as an Eligible Transferee shall not be deemed to be unreasonable); provided, however, that (i) Administrative Borrower's consent shall not be required if, at the time of the proposed assignment, any Default or Event of Default shall then exist, and (ii) Administrative Borrower shall be deemed to have granted its consent unless Administrative Borrower has expressly objected to such assignment within three Business Days after notice thereof. Anything herein to the contrary notwithstanding, any Lender may at any time make a collateral assignment of all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, and no such assignment shall release such assigning Lender from its obligations hereunder.

     (c) Minimum Amount. Each such assignment shall be in a minimum amount of the lesser of Ten Million Dollars ($10,000,000) of the assignor's Commitment and interest herein or the entire amount of the assignor's Commitment and interest herein.

     (d) Assignment Fee. Unless the assignment shall be to an affiliate of the assignor or the assignment shall be due to merger of the assignor or for regulatory purposes, either the assignor or the assignee shall remit to Agent, for its own account, an administrative fee of Three Thousand Five Hundred Dollars ($3,500).

     (e) Assignment Agreement. Unless the assignment shall be due to merger of the assignor or a collateral assignment for regulatory purposes, the assignor shall (i) cause the assignee to execute and deliver to Administrative Borrower and Agent an Assignment Agreement, and (ii) execute and deliver, or cause the assignee to execute and deliver, as the case may be, to Agent such additional amendments, assurances and other writings as Agent may reasonably require.

     (f) Non-U.S. Assignee. If the assignment is to be made to an assignee that is organized under the laws of any jurisdiction other than the United States or any state thereof, the assignor Lender shall cause such assignee, at least five Business Days prior to the effective date of such assignment, (i) to represent to the assignor Lender (for the benefit of the assignor Lender, Agent and Borrowers) that under applicable law and treaties no taxes will be required to be withheld by Agent, Borrowers or the assignor with respect to any payments to be made to such assignee in respect of the Loans hereunder, (ii) to furnish to the assignor Lender (and, in the case of any assignee registered in the Register (as defined below), Agent and Borrowers) either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN, as applicable (wherein such assignee claims entitlement to complete exemption from U.S. federal withholding tax on all payments hereunder), and (iii) to agree (for the benefit of the assignor, Agent and Borrowers) to provide to the assignor Lender (and, in the case of any assignee registered in the Register, to Agent and Borrowers) a new Form W-8ECI or Form W-8BEN, as applicable, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     (g) Deliveries by Borrowers. Upon satisfaction of all applicable requirements specified in subsections (a) through (f) above, (i) Administrative Borrower shall execute and deliver to Agent, the assignor and the assignee, any consent or release (of all or a portion of the obligations of the assignor) required to be delivered by Administrative Borrower in connection with the Assignment Agreement, and (ii) the appropriate Borrower shall execute and deliver to the assignee, if requested, and the assignor, if applicable, an appropriate Note or Notes. After delivery of the new Note or Notes, the assignor's Note or Notes, if any, being replaced shall be returned to the appropriate Borrower marked "replaced".

     (h) Effect of Assignment. Upon satisfaction of all applicable requirements set forth in subsections (a) through (g) above, and any other condition contained in this Section 10.10, (i) the assignee shall become and thereafter be deemed to be a "Lender" for the purposes of this

Agreement, (ii) the assignor shall be released from its obligations hereunder to the extent that its interest has been assigned, (iii) in the event that the assignor's entire interest has been assigned, the assignor shall cease to be and thereafter shall no longer be deemed to be a "Lender" and (iv) the signature pages hereto and Schedule 1 hereto shall be automatically amended, without further action, to reflect the result of any such assignment.

     (i) Agent to Maintain Register. Agent shall maintain at the address for notices referred to in Section 10.4 hereof a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrowers, Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Administrative Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     Section 10.11. Sale of Participations. Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell participations to one or more Eligible Transferees (each a "Participant") in all or a portion of its rights or obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Commitment and the Loans and participations owing to it and the Note, if any, held by it); provided that:

     (a) any such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged;

     (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

     (c) the parties hereto shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

     (d) such Participant shall be bound by the provisions of Section 8.5 hereof, and the Lender selling such participation shall obtain from such Participant a written confirmation of its agreement to be so bound; and

     (e) no Participant (unless such Participant is itself a Lender) shall be entitled to require such Lender to take or refrain from taking action under this Agreement or under any other Loan Document, except that such Lender may agree with such Participant that such Lender will not, without such Participant's consent, take action of the type described as follows:

          (i) increase the portion of the participation amount of any Participant over the amount thereof then in effect, or extend the Commitment Period, without the written consent of each Participant affected thereby; or

          (ii) reduce the principal amount of or extend the time for any payment of principal of any Loan, or reduce the rate of interest or extend the time for payment of interest on any Loan, or reduce the facility fee, without the written consent of each Participant affected thereby.

Borrowers agree that any Lender that sells participations pursuant to this
Section 10.11 shall still be entitled to the benefits of Article III hereof, notwithstanding any such transfer; provided, however, that the obligations of Borrowers shall not increase as a result of such transfer and Borrowers shall have no obligation to any Participant.

     Section 10.12. Patriot Act Notice. Each Lender and Agent (for itself and not on behalf of any other party) hereby notifies the Credit Parties that, pursuant to the requirements of the Patriot Act, such Lender and Agent are required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of the Credit Parties and other information that will allow such Lender or Agent, as applicable, to identify the Credit Parties in accordance with the Patriot Act. Administrative Borrower shall provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by Agent or a Lender in order to assist Agent or such Lender in maintaining compliance with the Patriot Act.

     Section 10.13. Severability of Provisions; Captions; Attachments. Any provision of this Agreement that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each schedule or exhibit attached to this Agreement shall be incorporated herein and shall be deemed to be a part hereof.

     Section 10.14. Investment Purpose. Each of the Lenders represents and warrants to Borrowers that it is entering into this Agreement with the present intention of acquiring any Note issued pursuant hereto (or, if there is no Note, the interest as reflected on the books and records of Agent) for investment purposes only and not for the purpose of distribution or resale, it being understood, however, that each Lender shall at all times retain full control over the disposition of its assets.

     Section 10.15. Entire Agreement. This Agreement, any Note and any other Loan Document or other agreement, document or instrument attached hereto or executed on or as of the Closing Date integrate all of the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

     Section 10.16. Confidentiality. Agent and each Lender shall hold all Confidential Information in accordance with the customary procedures of Agent or such Lender for handling confidential information of this nature, and in accordance with safe and sound banking practices. Notwithstanding the foregoing, Agent or any Lender may in any event make disclosures of, and furnish copies of Confidential Information (a) to another agent under this Agreement or another Lender; (b) when reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Loans or Commitment or participation therein (provided that each such prospective transferee or participant shall agree to the confidentiality provisions as set forth in this Section 10.16); (c) to the parent corporation or other affiliates of Agent or such Lender, and to their respective auditors and attorneys; and (d) as required or requested by any Governmental Authority or representative thereof, or pursuant to legal process, provided, that, unless specifically prohibited by applicable law or court order, Agent or such Lender, as applicable, shall notify the chief financial officer of Administrative Borrower of any request by any Governmental Authority or representative thereof (other than any such request in connection with an examination of the financial condition of Agent or such Lender by such Governmental Authority), and of any other request pursuant to legal process, for disclosure of any such non-public information prior to disclosure of such Confidential Information. In no event shall Agent or any Lender be obligated or required to return any materials furnished by or on behalf of any Company. Borrowers hereby agree that the failure of Agent or any Lender to comply with the provisions of this Section
10.16 shall not relieve Borrowers of any of the obligations to Agent and the Lenders under this Agreement and the other Loan Documents.

     Section 10.17. Legal Representation of Parties. The Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

     Section 10.18. Currency.

     (a) Currency Equivalent Generally. For the purposes of making valuations or computations under this Agreement (but not for the purposes of the preparation of any financial statements delivered pursuant hereto), unless expressly provided otherwise, where a reference is made to a dollar amount the amount is to be considered as the amount in Dollars and, therefor, each other currency shall be converted into the Dollar Equivalent.

     (b) Judgment Currency. If Agent, on behalf of the Lenders, obtains a judgment or judgments against any Credit Party in an Alternate Currency, the obligations of such Credit Party in respect of any sum adjudged to be due to Agent or the Lenders hereunder or under the Notes (the "Judgment Amount") shall be discharged only to the extent that, on the Business Day following receipt by Agent of the Judgment Amount in an Alternate Currency, Agent, in accordance with normal banking procedures, purchases Dollars with the Judgment Amount in an Alternate Currency. If the amount of Dollars so purchased is less than the amount of Dollars that could have been purchased with the Judgment Amount on the date or dates the Judgment Amount (excluding the portion of the Judgment Amount that has accrued as a result of the failure of such Credit Party to pay the sum originally due hereunder or under the Notes when it was originally due and owing to Agent or the Lenders hereunder or under the Notes) was originally due and owing to Agent or the Lenders hereunder or under the Notes (the "Original Due Date") (the "Loss"), such Credit Party agrees as a separate obligation and notwithstanding any such judgment, to indemnify Agent or such Lender, as the case may be, against the Loss, and if the amount of Dollars so purchased exceeds the amount of Dollars that could have been purchased with the Judgment Amount on the Original Due Date, Agent or such Lender agrees to remit such excess to such Credit Party.

     Section 10.19. Governing Law; Submission to Jurisdiction.

     (a) Governing Law. This Agreement, each of the Notes and any Related Writing shall be governed by and construed in accordance with the laws of the State of Ohio and the respective rights and obligations of Borrowers, Agent and the Lenders shall be governed by Ohio law, without regard to principles of conflicts of laws.

     (b) Submission to Jurisdiction. Each Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, the Obligations or any Related Writing, and each Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Each Borrower, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Each Borrower agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  [Remainder of page left intentionally blank]

     Section 10.20. Jury Trial Waiver. TO THE EXTENT PERMITTED BY LAW, EACH BORROWER, AGENT AND EACH LENDER WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

     IN WITNESS WHEREOF, the parties have executed and delivered this Credit Agreement in Cleveland, Ohio as of the date first set forth above.

Address: 6065 Parkland Boulevard         AGILYSYS, INC.
         Cleveland, Ohio 44124
         Attn: Chief Financial Officer
                                         By: /s/ Martin F. Ellis
                                             -----------------------------------
                                             Martin F. Ellis
                                             Executive Vice President,
                                             Treasurer and Chief Financial
                                             Officer


Address: 1300 East Ninth Street,         LASALLE BANK NATIONAL ASSOCIATION,
         Suite 1000                      as Agent and as a Lender
         Cleveland, Ohio 44114
         Attn: Corporate Banking
                                         By: /s/ Brian H. Gallagher
                                             -----------------------------------
                                             Brian H. Gallagher
                                             Vice President


                                 Signature Page
                        1 of 10 of the Credit Agreement

Address: 1900 East Ninth Street          NATIONAL CITY BANK
         Loc 01-2083
         Cleveland, Ohio 44114
         Attn: Marguerite Burtzlaff      By: /s/ Marguerite Burtzlaff
                                             -----------------------------------
                                             Marguerite Burtzlaff
                                             Senior Vice President


                                 Signature Page
                        2 of 10 of the Credit Agreement

Address: 111 West Monroe Street          HARRIS N.A.
         Chicago, Illinois 60603
         Attn: Michael Leong
                                         By: /s/ Thad D. Rasche
                                             -----------------------------------
                                             Thad D. Rasche
                                             Vice President


                                 Signature Page
                        3 of 10 of the Credit Agreement

Address: 71 S. Wacker                    CHARTER ONE BANK, N.A.
         Suite 2900
         Chicago, Illinois 60606
         Attn: Mary Ann Clemm            By: /s/ Michael Dolson
                                             -----------------------------------
                                             Michael Dolson
                                             Vice President


                                 Signature Page
                        4 of 10 of the Credit Agreement

Address: U.S. Bank Tower                 U.S. BANK NATIONAL ASSOCIATION
         425 Walnut Street, 8th Floor
         ML CN-OH-W8
         Cincinnati, Ohio 45202          By: /s/ Michael P. Dickman
         Attn: Michael P. Dickman            -----------------------------------
                                             Michael P. Dickman
                                             Vice President


                                 Signature Page
                        5 of 10 of the Credit Agreement

Address: 277 Park Avenue                 JPMORGAN CHASE BANK, N.A.
         16th Floor
         New York, New York 10172
         Attn: Anthony Galea             By: /s/ Anthony Galea
                                             -----------------------------------
                                             Anthony Galea
                                             Associate


                                 Signature Page
                        6 of 10 of the Credit Agreement

Address: 1375 E. 9th Street              PNC BANK, NATIONAL ASSOCIATION
         #2430
         Cleveland, Ohio 44114
         Attn: Joseph G. Moran           By: /s/ Joseph G. Moran
                                             -----------------------------------
                                             Joseph G. Moran
                                             Managing Director


                                 Signature Page
                        7 of 10 of the Credit Agreement

Address: 600 Superior Ave. East          FIFTH THIRD BANK
         Cleveland, Ohio 44114
         Attn: Roy C. Lanctot
                                         By: /s/ Roy C. Lanctot
                                             -----------------------------------
                                             Roy C. Lanctot
                                             Vice President


                                 Signature Page
                        8 of 10 of the Credit Agreement

Address: 106 South Main Street           FIRSTMERIT BANK, N.A.
         Akron, Ohio 44308
         Attn: Ken Johnson
         TOW 24-Commercial Banking       By: /s/ Kenneth L. Johnson
                                             -----------------------------------
                                             Kenneth L. Johnson
                                             Vice President


                                 Signature Page
                        9 of 10 of the Credit Agreement

Address: One HSBC Center                 HSBC BANK USA, NATIONAL ASSOCIATION
         Lobby Office
         Buffalo, New York 14203
         Attn: Michael Green             By: /s/ Michael J. Green
                                             -----------------------------------
                                             Michael J. Green
                                             Vice President, Commercial Banking


                                 Signature Page
                        10 of 10 of the Credit Agreement

                                   SCHEDULE 1

                                                        REVOLVING
                                                         CREDIT
                                        COMMITMENT     COMMITMENT
              LENDERS                   PERCENTAGE       AMOUNT      MAXIMUM AMOUNT
              -------                 -------------   ------------   --------------
LaSalle Bank National Association      15.000000000%  $ 30,000,000    $ 30,000,000
National City Bank                     12.500000000%  $ 25,000,000    $ 25,000,000
Harris N.A.                            12.500000000%  $ 25,000,000    $ 25,000,000
Charter One Bank, N.A.                 12.500000000%  $ 25,000,000    $ 25,000,000
U.S. Bank National Association         10.000000000%  $ 20,000,000    $ 20,000,000
JPMorgan Chase Bank, N.A.              10.000000000%  $ 20,000,000    $ 20,000,000
PNC Bank, National Association          7.500000000%  $ 15,000,000    $ 15,000,000
Fifth Third Bank                        7.500000000%  $ 15,000,000    $ 15,000,000
FirstMerit Bank, N.A.                   6.250000000%  $ 12,500,000    $ 12,500,000
HSBC Bank USA, National Association     6.250000000%  $ 12,500,000    $ 12,500,000
                                      -------------   ------------    ------------
Total Commitment Amount               100.000000000%  $200,000,000    $200,000,000
                                      =============   ============    ============

                                   SCHEDULE 2

                                    BORROWERS

US Borrowers

Agilysys, Inc., an Ohio corporation

Foreign Borrowers

None as of the Closing Date.

                                   SCHEDULE 3

                              GUARANTORS OF PAYMENT

Domestic Guarantors of Payment

Agilysys S.C., Inc., a South Carolina corporation
Agilysys NV, LLC, a Delaware limited liability company
The CTS Corporations, an Arizona corporation

Foreign Guarantors of Payment

None as of the Closing Date.

                                   SCHEDULE 4

                   ADDITIONAL FOREIGN BORROWER MAXIMUM AMOUNT

None as of the Closing Date.

                                   SCHEDULE 5

                               PLEDGED SECURITIES

None as of the Closing Date.

                                    EXHIBIT A
                                     FORM OF
                        US BORROWER REVOLVING CREDIT NOTE

$___________                                                     Cleveland, Ohio
                                                               __________, 200__

     FOR VALUE RECEIVED, the undersigned, AGILYSYS, INC., an Ohio corporation, and [____________________] (collectively, "US Borrowers" and, individually, each a "US Borrower"), promises to pay, [jointly and severally,] on the last day of the Commitment Period, as defined in the Credit Agreement (as hereinafter defined), to the order of _______________ ("Lender") at the main office of LASALLE BANK NATIONAL ASSOCIATION, as Agent, as hereinafter defined, 1300 East Ninth Street, Suite 1000, Cleveland, Ohio 44114 the principal sum of

________________________________________________________________________ DOLLARS

or the aggregate unpaid principal amount of all Revolving Loans, as defined in the Credit Agreement made by Lender to US Borrowers pursuant to Section 2.2(a) of the Credit Agreement, whichever is less, in lawful money of the United States of America; provided that Revolving Loans that are Alternate Currency Loans, as defined in the Credit Agreement, shall be payable in the applicable Alternate Currency, as defined in the Credit Agreement, at the place or places designated in the Credit Agreement. US Borrowers also agree to pay any additional amount that is required to be paid pursuant to Section 10.18 of the Credit Agreement.

     As used herein, "Credit Agreement" means the Credit Agreement dated as of October 18, 2005, among US Borrowers, the Foreign Borrowers, as defined therein, the Lenders, as defined therein, LaSalle Bank National Association, as lead arranger, book runner and administrative agent for the Lenders ("Agent"), National City Bank, as syndication agent, Harris N.A. and Charter One Bank, N.A., as co-documentation agents, and U.S. Bank National Association, as managing agent, as the same may from time to time be amended, restated or otherwise modified. Each capitalized term used herein that is defined in the Credit Agreement and not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

     US Borrowers also promise to pay interest on the unpaid principal amount of each Revolving Loan from time to time outstanding, from the date of such Revolving Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.3(a) of the Credit Agreement. Such interest shall be payable on each date provided for in such Section 2.3(a); provided, however, that interest on any principal portion that is not paid when due shall be payable on demand.

     The portions of the principal sum hereof from time to time representing Base Rate Loans and LIBOR Fixed Rate Loans, and payments of principal of any thereof, shall be shown on the records of Lender by such method as Lender may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligations of US Borrowers under this Note.

     If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

     This Note is one of the US Borrower Revolving Credit Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

     Except as expressly provided in the Credit Agreement, US Borrowers expressly waive presentment, demand, protest and notice of any kind. This Note shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to conflicts of laws provisions.

     JURY TRIAL WAIVER. EACH US BORROWER, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

                                        AGILYSYS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        [_____________________]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT B
                                     FORM OF
                     FOREIGN BORROWER REVOLVING CREDIT NOTE

$___________                                                   __________, 200__

     FOR VALUE RECEIVED, the undersigned, [____________________] ("Foreign Borrower"), promises to pay, on the last day of the Commitment Period, as defined in the Credit Agreement (as hereinafter defined), to the order of _______________ ("Lender") at the main office of LASALLE BANK NATIONAL ASSOCIATION, as Agent, as hereinafter defined, 1300 East Ninth Street, Suite 1000, Cleveland, Ohio 44114 the principal sum of

________________________________________________________________________ DOLLARS

or the aggregate unpaid principal amount of all Revolving Loans, as defined in the Credit Agreement made by Lender to Foreign Borrower pursuant to Section 2.2(a) of the Credit Agreement, whichever is less, in lawful money of the United States of America; provided that Revolving Loans that are Alternate Currency Loans, as defined in the Credit Agreement, shall be payable in the applicable Alternate Currency, as defined in the Credit Agreement, at the place or places designated in the Credit Agreement. Foreign Borrower also agrees to pay any additional amount that is required to be paid pursuant to Section 10.18 of the Credit Agreement.

     As used herein, "Credit Agreement" means the Credit Agreement dated as of October 18, 2005, among US Borrowers, the Foreign Borrowers, as defined therein, the Lenders, as defined therein, LaSalle Bank National Association, as lead arranger, book runner and administrative agent for the Lenders ("Agent"), National City Bank, as syndication agent, Harris N.A. and Charter One Bank, N.A., as co-documentation agents, and U.S. Bank National Association, as managing agent, as the same may from time to time be amended, restated or otherwise modified. Each capitalized term used herein that is defined in the Credit Agreement and not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

     Foreign Borrower also promises to pay interest on the unpaid principal amount of each Revolving Loan from time to time outstanding, from the date of such Revolving Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.3(a) of the Credit Agreement. Such interest shall be payable on each date provided for in such Section 2.3(a); provided, however, that interest on any principal portion that is not paid when due shall be payable on demand.

     The portions of the principal sum hereof from time to time representing Base Rate Loans and LIBOR Fixed Rate Loans, and payments of principal of any thereof, shall be shown on the records of Lender by such method as Lender may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligations of Foreign Borrower under this Note.

     If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

     This Note is one of the Foreign Borrower Revolving Credit Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

     Except as expressly provided in the Credit Agreement, Foreign Borrower expressly waives presentment, demand, protest and notice of any kind. This Note shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to conflicts of laws provisions.

     JURY TRIAL WAIVER. FOREIGN BORROWER, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

                                        [_____________________]

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT C
                                     FORM OF
                                 SWING LINE NOTE

$20,000,000                                                      Cleveland, Ohio
                                                                October 18, 2005

     FOR VALUE RECEIVED, the undersigned, AGILYSYS, INC., an Ohio corporation and [____________________] (collectively, "US Borrowers" and, individually, each a "US Borrower"), promises to pay, [jointly and severally,] to the order of LASALLE BANK NATIONAL ASSOCIATION ("Swing Line Lender") at the main office of LASALLE BANK NATIONAL ASSOCIATION, as Agent, as hereinafter defined, 1300 East Ninth Street, Suite 1000, Cleveland, Ohio 44114 the principal sum of

TWENTY MILLION AND 00/100 ______________________________________________ DOLLARS

or the aggregate unpaid principal amount of all Swing Loans, as defined in the Credit Agreement (as hereinafter defined) made by Swing Line Lender to US Borrowers pursuant to Section 2.2(c) of the Credit Agreement, whichever is less, in lawful money of the United States of America on the earlier of the last day of the Commitment Period, as defined in the Credit Agreement, or, with respect to each Swing Loan, the Swing Loan Maturity Date applicable thereto;

     As used herein, "Credit Agreement" means the Credit Agreement dated as of October 18, 2005, among US Borrowers, Foreign Borrowers, as defined therein, the Lenders, as defined therein, LaSalle Bank National Association, as lead arranger, book runner and administrative agent for the Lenders ("Agent"), National City Bank, as syndication agent, Harris N.A. and Charter One Bank, N.A., as co-documentation agents, and U.S. Bank National Association, as managing agent, as the same may from time to time be amended, restated or otherwise modified. Each capitalized term used herein that is defined in the Credit Agreement and not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

     US Borrowers also promise to pay interest on the unpaid principal amount of each Swing Loan from time to time outstanding, from the date of such Swing Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.3(b) of the Credit Agreement. Such interest shall be payable on each date provided for in such
Section 2.3(b); provided, however, that interest on any principal portion that is not paid when due shall be payable on demand.

     The principal sum hereof from time to time and the payments of principal and interest thereon, shall be shown on the records of Swing Line Lender by such method as Swing Line Lender may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligations of US Borrowers under this Note.

     If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

     This Note is the Swing Line Note referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

     Except as expressly provided in the Credit Agreement, US Borrowers expressly waive presentment, demand, protest and notice of any kind. This Note shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to conflicts of laws provisions.

     JURY TRIAL WAIVER. EACH US BORROWER, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS NOTE OR ANY OTHER NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

                                        AGILYSYS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        [_____________________]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT D
                                     FORM OF
                                 NOTICE OF LOAN

                                            [Date]_______________________, 200__

LaSalle Bank National Association, as Agent
1300 East Ninth Street, Suite 1000
Cleveland, Ohio 44114
Attention: Corporate Banking

Ladies and Gentlemen:

The undersigned, AGILYSYS, INC. ("Administrative Borrower"), refers to that certain Credit Agreement, dated as of October 18, 2005 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among Borrowers, the Lenders, LaSalle Bank National Association, as Agent, National City Bank, as syndication agent, Harris N.A. and Charter One Bank, N.A., as co-documentation agents, and U.S. Bank National Association, as managing agent, and hereby gives you notice, pursuant to Section 2.5 of the Credit Agreement that Borrowers hereby request a Loan under the Credit Agreement, and in connection therewith sets forth below the information relating to the Loan (the "Proposed Loan") as required by Section 2.5 of the Credit Agreement:

Administrative Borrower is requesting the Proposed Loan on behalf of
________________.

     (a)  The Business Day of the Proposed Loan is __________, 20__.

     (b)  The amount of the Proposed Loan is $ _______________.

     (c)  The Proposed Loan is to be a:
          Base Rate Loan ___, Alternate Currency Loan ___, Eurodollar Loan ___, Swing Loan___. (Check one.)

     (d) If the Proposed Loan is an Alternate Currency Loan or a Eurodollar Loan, the Interest Period requested is: one month ___, two months ___, three months ___, six months ___. (Check one.)

     (e) If the Proposed Loan is an Alternate Currency Loan, the Alternate Currency requested is __________________________.

The undersigned hereby certifies on behalf of Borrowers that the following statements are true on the date hereof, and will be true on the date of the Proposed Loan:

          (i) the representations and warranties contained in each Loan Document are correct, before and after giving effect to the Proposed Loan and the application of the proceeds therefrom, as though made on and as of such date;

          (ii) no event has occurred and is continuing, or would result from such Proposed Loan, or the application of proceeds therefrom, that constitutes a Default or Event of Default; and

          (iii) the conditions set forth in Section 2.5 and Article IV of the Credit Agreement have been satisfied.

                                        Very truly yours,

                                        AGILYSYS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT E
                                     FORM OF
                             COMPLIANCE CERTIFICATE

                                   For Fiscal Quarter ended ____________________

THE UNDERSIGNED HEREBY CERTIFIES THAT:

     (1) I am the duly elected President or Chief Financial Officer of AGILYSYS, INC., an Ohio corporation;

     (2) I am familiar with the terms of that certain Credit Agreement, dated as of October 18, 2005, among Borrowers, as defined therein, the lenders named on
Schedule 1 thereto (together with their respective successors and assigns, collectively, the "Lenders"), as defined in the Credit Agreement, LaSalle Bank National Association, as Agent, National City Bank, as syndication agent, Harris N.A. and Charter One Bank, N.A., as co-documentation agents, and U.S. Bank National Association, as managing agent (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement", the terms defined therein being used herein as therein defined), and the terms of the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Borrowers and their Subsidiaries during the accounting period covered by the attached financial statements;

     (3) The review described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event that constitutes or constituted a Default or Event of Default, at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate;

     (4) The representations and warranties made by the Credit Parties contained in each Loan Document are true and correct as though made on and as of the date hereof; and

     (5) Set forth on Attachment I hereto are calculations of the financial covenants set forth in Sections 5.7 and 5.20(b) of the Credit Agreement, which calculations show compliance with the terms thereof.

     IN WITNESS WHEREOF, I have signed this certificate the ___ day of _________, 20___.

                                        AGILYSYS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT F
                                     FORM OF
                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

     This Assignment and Acceptance Agreement (this "Assignment Agreement") between ______________________ (the "Assignor") and ______________________ (the
"Assignee") is dated as of ________, 20_. The parties hereto agree as follows:

     1. Preliminary Statement. Assignor is a party to a Credit Agreement, dated as of October 18, 2005 (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement"), among AGILYSYS, INC., an Ohio corporation ("Agilysys"), each other US Borrower, as defined therein, each Foreign Borrower, as defined therein (each such Foreign Borrower, together with Agilysys and each other US Borrower, collectively, "Borrowers" and, individually, each a "Borrower"), the lenders named on Schedule 1 thereto (together with their respective successors and assigns, collectively, the "Lenders" and, individually, each a "Lender"), LASALLE BANK NATIONAL ASSOCIATION, as lead arranger, book runner and administrative agent for the Lenders ("Agent"), NATIONAL CITY BANK, as syndication agent, HARRIS N.A. and CHARTER ONE BANK, N.A., as co-documentation agents, and U.S. BANK NATIONAL ASSOCIATION, as managing agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     2. Assignment and Assumption. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor's rights and obligations under the Credit Agreement, effective as of the Assignment Effective Date (as hereinafter defined), equal to the percentage interest specified on Annex 1 hereto (hereinafter, the "Assigned Percentage") of Assignor's right, title and interest in and to (a) the Commitment, (b) any Loan made by Assignor that is outstanding on the Assignment Effective Date, (c) Assignor's interest in any Letter of Credit outstanding on the Assignment Effective Date, (d) any Note delivered to Assignor pursuant to the Credit Agreement, and (e) the Credit Agreement and the other Related Writings. After giving effect to such sale and assignment and on and after the Assignment Effective Date, Assignee shall be deemed to have a "Commitment Percentage" under the Credit Agreement equal to the Commitment Percentage set forth in subpart II.A on Annex 1 hereto and an Assigned Amount as set forth on subpart I.B of Annex 1 hereto (hereinafter, the "Assigned Amount").

     3. Assignment Effective Date. The Assignment Effective Date (the "Assignment Effective Date") shall be __________ __, ____ (or such other date agreed to by Agent). On or prior to the Assignment Effective Date, Assignor shall satisfy the following conditions:

     (a) receipt by Agent of this Assignment Agreement, including Annex 1 hereto, properly executed by Assignor and Assignee and accepted and consented to by Agent and, if necessary pursuant to the provisions of Section 10.10(b) of the Credit Agreement, by Administrative Borrower;

     (b) receipt by Agent from Assignor of a fee of Three Thousand Five Hundred Dollars ($3,500), if required by Section 10.10(d) of the Credit Agreement;

     (c) receipt by Agent from Assignee of an administrative questionnaire, or other similar document, which shall include (i) the address for notices under the Credit Agreement, (ii) the address of its Lending Office, (iii) wire transfer instructions for delivery of funds by Agent, (iv) and such other information as Agent shall request; and

     (d) receipt by Agent from Assignor or Assignee of any other information required pursuant to Section 10.10 of the Credit Agreement or otherwise necessary to complete the transaction contemplated hereby.

     4. Payment Obligations. In consideration for the sale and assignment of Loans hereunder, Assignee shall pay to Assignor, on the Assignment Effective Date, the amount agreed to by Assignee and Assignor. Any interest, fees and other payments accrued prior to the Assignment Effective Date with respect to the Assigned Amount shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Assignment Effective Date with respect to the Assigned Amount shall be for the account of Assignee. Each of Assignor and Assignee agrees that it will hold in trust for the other party any interest, fees or other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and to pay the other party any such amounts which it may receive promptly upon receipt thereof.

     5. Credit Determination; Limitations on Assignor's Liability. Assignee represents and warrants to Assignor, Borrowers, Agent and the Lenders (a) that it is capable of making and has made and shall continue to make its own credit determinations and analysis based upon such information as Assignee deemed sufficient to enter into the transaction contemplated hereby and not based on any statements or representations by Assignor, (b) Assignee confirms that it meets the requirements to be an assignee as set forth in Section 10.10 of the Credit Agreement; (c) Assignee confirms that it is able to fund the Loans and the Letters of Credit as required by the Credit Agreement; (d) Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the Related Writings are required to be performed by it as a Lender thereunder; and (e) Assignee represents that it has reviewed each of the Loan Documents. It is understood and agreed that the assignment and assumption hereunder are made without recourse to Assignor and that Assignor makes no representation or warranty of any kind to Assignee and shall not be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of the Credit Agreement or any Related Writings, (ii) any representation, warranty or statement made in or in connection with the Credit Agreement or any of the Related Writings, (iii) the financial condition or creditworthiness of any Borrower or Guarantor of Payment, (iv) the performance of or compliance with any of the terms or provisions of the Credit Agreement or any of the Related Writings, (v) the inspection of any of the property, books or records of Borrowers, or (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or Letters of Credit. Neither Assignor nor any of its officers, directors, employees, agents or attorneys shall be liable for any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans, the Letters of

Credit, the Credit Agreement or the Related Writings, except for its or their own bad faith or willful misconduct. Assignee appoints Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Agent by the terms thereof.

     6. Indemnity. Assignee agrees to indemnify and hold Assignor harmless against any and all losses, cost and expenses (including, without limitation, attorneys' fees) and liabilities incurred by Assignor in connection with or arising in any manner from Assignee's performance or non-performance of obligations assumed under this Assignment Agreement.

     7. Subsequent Assignments. After the Assignment Effective Date, Assignee shall have the right pursuant to Section 10.10 of the Credit Agreement to assign the rights which are assigned to Assignee hereunder, provided that (a) any such subsequent assignment does not violate any of the terms and conditions of the Credit Agreement, any of the Related Writings, or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Credit Agreement or any of the Related Writings has been obtained, (b) the assignee under such assignment from Assignee shall agree to assume all of Assignee's obligations hereunder in a manner satisfactory to Assignor and (c) Assignee is not thereby released from any of its obligations to Assignor hereunder.

     8. Reductions of Aggregate Amount of Commitments. If any reduction in the Total Commitment Amount occurs between the date of this Assignment Agreement and the Assignment Effective Date, the percentage of the Total Commitment Amount assigned to Assignee shall remain the percentage specified in Section 1 hereof and the dollar amount of the Commitment of Assignee shall be recalculated based on the reduced Total Commitment Amount.

     9. Acceptance of Agent; Notice by Assignor. This Assignment Agreement is conditioned upon the acceptance and consent of Agent and, if necessary pursuant to Section 10.10 of the Credit Agreement, upon the acceptance and consent of Administrative Borrower; provided, that the execution of this Assignment Agreement by Agent and, if necessary, by Administrative Borrower is evidence of such acceptance and consent.

     10. Entire Agreement. This Assignment Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

     11. Governing Law. This Assignment Agreement shall be governed by the laws of the State of Ohio, without regard to conflicts of laws.

     12. Notices. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth under each party's name on the signature pages hereof.

                  [Remainder of page intentionally left blank.]

     13. JURY TRIAL WAIVER. EACH OF THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG AGENT, ANY OF THE LENDERS, AND BORROWERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS INSTRUMENT OR ANY NOTE OR OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED HERETO.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                        ASSIGNOR:

Address:
         ----------------------------   ----------------------------------------

         ----------------------------
Attn:                                   By:
      -------------------------------       ------------------------------------
Phone:                                  Name:
       ------------------------------         ----------------------------------
Fax:                                    Title:
     --------------------------------          ---------------------------------

                                        ASSIGNEE:

Address:
         ----------------------------   ----------------------------------------

         ----------------------------
Attn:                                   By:
      -------------------------------       ------------------------------------
Phone:                                  Name:
       ------------------------------         ----------------------------------
Fax:                                    Title:
     --------------------------------          ---------------------------------

Accepted and Consented to this __ day   Accepted and Consented to this ___ day
of  _______, 20__:                      of _______, 20__:

LASALLE BANK NATIONAL ASSOCIATION,      AGILYSYS, INC.
   as Agent


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

                                     ANNEX 1
                                       TO
                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

     On and after the Assignment Effective Date, after giving effect to all other assignments being made by Assignor on the Assignment Effective Date, the Commitment of Assignee, and, if this is less than an assignment of all of Assignor's interest, Assignor, shall be as follows:

I.   INTEREST OF ASSIGNOR BEING ASSIGNED TO ASSIGNEE

     A.   Assigned Percentage __________%

     B.   Assigned Amount $__________

II.  ASSIGNEE'S COMMITMENT (as of the Assignment Effective Date)

     A.   Assignee's Commitment Percentage
          under the Credit Agreement                                 __________%

     B.   Assignee's Commitment Amount under
          the Credit Agreement                                      $__________

III. ASSIGNOR'S COMMITMENT (as of the Assignment Effective Date)

     A.   Assignor's Commitment Percentage
          under the Credit Agreement                                 __________%

     B.   Assignor's Commitment Amount
          under the Credit Agreement                                $__________

                                    EXHIBIT G
                                     FORM OF
                    ADDITIONAL BORROWER ASSUMPTION AGREEMENT

     This ADDITIONAL BORROWER ASSUMPTION AGREEMENT ("Agreement") is made effective as of ____________, 20__, by and among ________________, a _________
(the "Obligor"), AGILYSYS, INC., an Ohio corporation ("Agilysys"), each other US Borrower and each Foreign Borrower, as each term is defined in the Credit Agreement referred to below (each such Foreign Borrower, together with Agilysys and each other US Borrower shall be referred to herein, collectively, as "Borrowers" and, individually, each a "Borrower"), LASALLE BANK NATIONAL ASSOCIATION, as the administrative agent for the Lenders ("Agent"), on behalf of and for the benefit of each of the banks named therein (collectively, the "Lenders" and, individually, each a "Lender"), NATIONAL CITY BANK, as syndication agent, HARRIS N.A. and CHARTER ONE BANK, N.A., as co-documentation agents, and U.S. BANK NATIONAL ASSOCIATION, as managing agent:

     WHEREAS, Borrowers, Agent, and the Lenders are parties to the Credit Agreement, dated as of October 18, 2005 (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement", each capitalized term not defined herein being used herein as therein defined) wherein Agent and the Lenders have agreed to make Loans to Borrowers, and the Fronting Lender has agreed to issue Letters of Credit on behalf of the Lenders, all upon certain terms and conditions;

     WHEREAS, pursuant to Section 2.13 of the Credit Agreement, Agilysys has requested that, effective on _____________, 20___ (the "Borrower Assumption Effective Date"), the Obligor shall be designated as a "[US][Foreign] Borrower" under the Credit Agreement; and

     WHEREAS, Agent and the Lenders are willing to permit the Obligor to become a "[US][Foreign] Borrower" under the Credit Agreement and the Lenders are willing to make Loans to the Obligor pursuant to the Commitment, upon certain terms and conditions as set forth in the Credit Agreement, one of which is that the Obligor shall assume all of the [Obligations][Foreign Borrower Obligations, as hereinafter defined], and this Agreement is being executed and delivered in consideration of each financial accommodation, if any, granted to the Obligor by Agent and the Lenders and for other valuable considerations;

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligor hereby agrees as follows:

     1. Assumption. On and after the Borrower Assumption Effective Date, the Obligor irrevocably and unconditionally assumes and shall be liable for all of the [Obligations][obligations of a Foreign Borrower under the Credit Agreement, the Notes (if any) and the Related Writings (the "Foreign Borrower Obligations")] as fully as if such Obligor had been an original party to the Credit Agreement, including, but not limited to (a) all Loans and Letters of Credit made to or for the benefit of the Obligor; (b) all other indebtedness now owing or hereafter incurred by the Obligor to Agent and the Lenders pursuant to the Credit Agreement and any Notes executed in connection therewith; and (c) each renewal, extension, consolidation or refinancing of any of the foregoing, in whole or in part.

     2. Obligor Party to the Credit Agreement. On and after the Borrower Assumption Effective Date, the Obligor shall (a) be designated a "[US][Foreign] Borrower" pursuant to the terms and conditions of the Credit Agreement, and (b) become bound by all representations, warranties, covenants, provisions and conditions of the Credit Agreement and each other Loan Document applicable to the [US][Foreign] Borrowers as if the Obligor had been the original party making such representations, warranties and covenants.

     3. Representations and Warranties of the Obligor. The Obligor represents and warrants to Agent and each Lender that:

          (a) the Obligor is an entity duly organized or formed, validly existing and in good standing or in full force and effect under the laws of its jurisdiction of organization or formation, as the case may be, and is duly qualified or authorized to do business in each jurisdiction in which the Obligor is doing business, to the extent the failure to be so authorized would have an adverse material impact on the Obligor;

          (b) the Obligor has full power, authority and legal right to execute and deliver this Agreement, and to perform and observe the provisions hereof and of the Credit Agreement and any Notes executed by the Obligor, and the officers acting on behalf of the Obligor have been duly authorized to execute and deliver this Agreement;

          (c) this Agreement, the Credit Agreement and any Notes executed by the Obligor are each valid and binding upon the Obligor and enforceable against the Obligor in accordance with their respective terms; and

          (d) each of the representations and warranties set forth in Article VI of the Credit Agreement applicable to a [US][Foreign] Borrower are true and complete in all material respects with respect to the Obligor as a [US][Foreign] Borrower under the Credit Agreement, except to the extent that any thereof expressly relate to an earlier date.

     4. Representations and Warranties of Borrowers and the Obligor. The Borrowers and the Obligor represent and warrant to Agent and each Lender that:

          (a) no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Agreement or by the performance or observance of any provision hereof; and

          (b) neither the execution and delivery of this Agreement, nor the performance and observance of the provisions hereof, by the Obligor will conflict with, or constitute a violation or default under, any provision of any applicable law or of any material contract (including, without limitation, the Obligor's organizational, constituting or governing documents) or of any other material writing binding upon the Obligor in any manner.

     5. Obligations of Borrowers and Each Guarantor Not Affected. Anything herein to the contrary notwithstanding, Borrowers and each Guarantor of Payment shall remain bound by the terms and conditions of all of the Loan Documents to which such Borrower or Guarantor of Payment is a party regardless of the assumption of the [Obligations][Foreign Borrower Obligations] by the Obligor hereunder or the enforceability thereof or of any Notes.

     6. Conditions Precedent. Concurrently with the execution of this Agreement, Borrowers and the Obligor, as appropriate, shall:

          (a) satisfy each of the conditions set forth in Section 2.13 of the Credit Agreement;

          (b) pay all legal fees and expenses of Agent incurred in connection with this Agreement;

          (c) cause each Guarantor of Payment to consent and agree to and acknowledge the terms of this Agreement; and

          (d) provide such other items as may be reasonably required by Agent or the Lenders in connection with this Agreement.

     7. Binding Nature of Agreement. All provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. This Agreement is a Related Writing as defined in the Credit Agreement. This Agreement shall bind and benefit Borrowers, the Obligor and Agent and the Lenders and their respective successors and assigns.

     8. Counterparts. This Agreement may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     9. Ohio Law to Govern. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

                  [Remainder of page intentionally left blank.]

     10. JURY TRIAL WAIVER. EACH OF THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG AGENT, THE LENDERS, OBLIGOR AND BORROWERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG EACH OF THEM IN CONNECTION WITH THIS INSTRUMENT OR ANY NOTE OR OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED HERETO.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.

                                        OBLIGOR:

                                        [__________________________]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        AGILYSYS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        [OTHER BORROWERS]

                                        AGENT:


                                        LASALLE BANK NATIONAL ASSOCIATION,
                                           as Agent on behalf of and for the
                                           benefit of the Lenders


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                            GUARANTOR ACKNOWLEDGMENT

     Each of the undersigned consents and agrees to and acknowledges the terms of the foregoing Additional Borrower Assumption Agreement. Each of the undersigned specifically agrees to the waivers set forth in such agreement, including, but not limited to, the jury trial waiver. Each of the undersigned further agrees that the obligations of each of the undersigned pursuant to the Guaranty of Payment and any other Loan Document to which any of the undersigned is a party shall remain in full force and effect and be unaffected hereby.

                                        [__________________________]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        [INCLUDE ALL GUARANTORS]

                                    EXHIBIT H

                        MASTER LETTER OF CREDIT AGREEMENT


                                      E-20